UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to § 240.14A-12

ITC^DeltaCom, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ITC^DELTACOM, INC.

1791 O.G. Skinner Drive

West Point, Georgia 31833

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 18, 2003

Dear fellow stockholder:

On behalf of the board of directors of ITC^DeltaCom, Inc., it is my pleasure to invite you to the Company’s 2003 annual meeting of stockholders. The annual meeting will be held on Thursday, December 18, 2003, at 11:00 a.m., local time, at the New Horizon Community Theater, 411 West 8th Street, West Point, Georgia. The annual meeting has been called for the following purposes:

1.	to consider and vote upon a proposal to elect seven directors of ITC^DeltaCom;

2.	to consider and vote upon a proposal to approve an amended form of ITC^DeltaCom’s restated certificate of incorporation;

3.	to consider and vote upon a proposal to approve the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan; and

4.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on November 3, 2003 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend this meeting.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. To vote, you should complete, sign, date and promptly return the proxy in the self-addressed envelope that we have included for your convenience. Alternatively, you may submit your proxy through the Internet or by telephone as indicated on the enclosed proxy card. No postage is required if the proxy is mailed in the United States. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend.

By Order of the Board of Directors,

Larry F. Williams
Chairman and Chief Executive Officer

Dated: November 21, 2003

ITC^DELTACOM, INC.

1791 O.G. Skinner Drive

West Point, Georgia 31833

Annual Meeting of Stockholders

December 18, 2003

PROXY STATEMENT

GENERAL INFORMATION

ITC^DeltaCom, Inc. (the “Company”) is furnishing this proxy statement in connection with the solicitation of proxies by the board of directors of the Company for use at the annual meeting of the Company’s stockholders to be held on Thursday, December 18, 2003, at 11:00 a.m., local time, at the New Horizon Community Theater, 411 West 8th Street, West Point, Georgia.

The annual meeting has been called for stockholders to consider and vote upon the following proposals:

Election of Directors Proposal (Proposal 1). Proposal 1 is to elect seven directors of the Company.

Restated Charter Proposal (Proposal 2). Proposal 2 is to approve an amended form of the Company’s restated certificate of incorporation.

Stock Incentive Plan Proposal (Proposal 3). Proposal 3 is to approve the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan.

This proxy statement and the enclosed proxy card are first being mailed to the Company’s stockholders on or about November 21, 2003.

Proxy Solicitation

The Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone, facsimile, e-mail and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also expects to make arrangements with brokerage firms, banks, custodians, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such materials.

A list of stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company’s offices at 1791 O.G. Skinner Drive, West Point, Georgia 31833, and at the time and place of the meeting during the whole time of the meeting.

Voting and Revocability of Proxies

A proxy card for use at the annual meeting and a return postage-paid envelope are enclosed. The Company has provided separate proxy cards for holders of the Company’s common stock, 8% Series A convertible redeemable preferred stock (the “Series A preferred stock”) and 8% Series B convertible redeemable preferred stock (the “Series B preferred stock”), respectively. Stockholders also may vote their shares through the Internet or by telephone by following the instructions provided on the enclosed proxy card.

Shares of common stock, Series A preferred stock and Series B preferred stock that are represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting according to the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted FOR approval of each of the proposals listed on the proxy card. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. The board of directors is not aware of any other matters that are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, including a proposal to adjourn or postpone the annual meeting to permit the Company to solicit additional proxies in favor of any proposal, the persons named in the accompanying proxy will vote on such matter in their own discretion.

A vote through the Internet or by telephone may be revoked by executing a later-dated proxy card, by subsequently voting through the Internet or by telephone, or by attending the annual meeting and voting in person. A stockholder executing a proxy card also may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to the Company’s Secretary, by subsequently filing another proxy bearing a later date or by attending the annual meeting and voting in person. Attending the annual meeting will not automatically revoke a stockholder’s prior Internet or telephone vote or the stockholder’s proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to ITC^DeltaCom, Inc., 1791 O.G. Skinner Drive, West Point, Georgia 31833, Attention: Secretary.

Voting Procedure

All holders of record of the Company’s common stock, Series A preferred stock and Series B preferred stock at the close of business on November 3, 2003 will be eligible to vote at the annual meeting.

Each holder of common stock is entitled to one vote at the annual meeting for each share held by such stockholder as of the record date. As of November 3, 2003, there were 51,827,620 shares of common stock outstanding, which represented a total of 51,827,620 votes entitled to vote at the annual meeting.

Under the Company’s restated certificate of incorporation, holders of the Series A preferred stock and the Series B preferred stock are currently entitled to vote on an “as-converted” basis together with the holders of the common stock as a single class on all matters presented for a vote to the holders of the common stock, other than the election of directors. Accordingly, the holders of the Series A preferred stock and the Series B preferred stock are entitled to vote on such an as-converted basis at the annual meeting on the restated charter proposal and the stock incentive plan proposal, but are not entitled to vote on the election of directors proposal. Holders of the Series A preferred stock and the Series B preferred stock are entitled to cast a number of votes equal to the number of shares of common stock into which each such series of preferred stock was convertible as of the record date for the annual meeting. In accordance with the restated certificate of incorporation, each holder of any of the 322,828 shares of Series A preferred stock outstanding as of the record date is entitled to cast 17.6304 votes at the annual meeting for each such share held by the stockholder as of the record date, and each holder of any of the 350,000 shares of Series B preferred stock outstanding as of the record date is entitled to cast 33.5452 votes at the annual meeting for each such share held by the stockholder as of the record date. As of November 3, 2003, holders of the Series A preferred stock and the Series B preferred are entitled to cast a total of approximately 5,691,587 votes and 11,740,820 votes, respectively, at the annual meeting.

The holders of outstanding shares of common stock, Series A preferred stock and Series B preferred stock representing a majority of the total votes entitled to vote at the annual meeting, present in person or by proxy, will constitute a quorum at the annual meeting. Votes cast in person or by proxy at the annual meeting will be tabulated by the inspector of election appointed for the annual meeting, who will determine whether a quorum is present. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals when they have not received instructions from the customer. Under these rules, brokers may not vote shares of their customers on other matters without instructions from their customers. A broker non-vote occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.

Stockholder Approval of the Proposals

Election of Directors Proposal (Proposal 1). Assuming a quorum is present at the annual meeting, approval of the seven nominees to the board of directors requires a plurality of the votes cast at the annual meeting by the holders of the common stock. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Restated Charter Proposal (Proposal 2). Assuming a quorum is present at the annual meeting, approval of the restated charter proposal requires the affirmative vote of the holders of shares of common stock, Series A preferred stock and Series B preferred stock, voting together as a single class, that represent a majority of the votes of all such shares outstanding as of the record date and entitled to vote on the proposal. Votes may be cast for, against or as abstentions with respect to the proposal. Abstentions and broker non-votes with respect to the restated charter proposal will have the same effect as a vote against the proposal.

Stock Incentive Plan Proposal (Proposal 3). Assuming a quorum is present at the annual meeting, approval of the stock incentive plan proposal requires the affirmative vote of holders of a majority of the total votes represented by the shares of common stock, Series A preferred stock and Series B preferred stock, voting together as a single class, present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Votes may be cast for, against or as abstentions with respect to the proposal. Abstentions with respect to the stock incentive plan proposal will have the same effect as a vote against the proposal. Broker non-votes will not affect whether the stock incentive plan proposal is approved.

As of November 3, 2003, a group of stockholders of the Company affiliated with Welsh, Carson, Anderson & Stowe, who are referred to collectively in this proxy statement as the “Welsh, Carson, Anderson & Stowe Group,” owned of record (1) a majority of the outstanding shares of common stock and (2) shares of common stock and Series B preferred stock which collectively represented a majority of the votes of all shares of capital stock outstanding as of the record date and entitled to vote on Proposals 2 and 3. See “Security Ownership” for information about the capital stock owned by the Welsh, Carson, Anderson & Stowe Group. The members of the Welsh, Carson, Anderson & Stowe Group and certain former affiliates and former and current employees of Welsh, Carson, Anderson & Stowe, who are referred to collectively in this proxy statement as the “WCAS securityholders,” are obligated under the Governance Agreement described elsewhere in this proxy statement to vote all of their shares of common stock in favor of each of the nominees for election. In addition, directors of the Company who were designated for appointment to the board of directors by certain members of the Welsh, Carson, Anderson & Stowe Group have advised the board of directors that such stockholders intend to vote all of their shares of common stock and Series B preferred stock to approve Proposals 2 and 3. Accordingly, if such votes are cast as so indicated, the election of each of the nominees for director and the approval of Proposals 2 and 3 is assured.

The board of directors unanimously recommends that the stockholders vote FOR each of the foregoing proposals to be presented at the annual meeting.

Annual Report to Stockholders

A copy of the Company’s annual report to stockholders for the 2002 fiscal year accompanies this proxy statement. The Company is required to file an annual report on Form 10-K for the 2002 fiscal year with the Securities and Exchange Commission. Stockholders may obtain, free of charge, a copy of the 2002 Form 10-K, without exhibits, by writing to ITC^DeltaCom, Inc., 1791 O.G. Skinner Drive, West Point, Georgia 31833, Attention: Secretary. The annual report on Form 10-K is also available through the Company’s web site at http://www.itcdeltacom.com. The annual report to stockholders and the Form 10-K are not proxy soliciting materials.

Important Notice Regarding Delivery of Stockholder Documents

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report to stockholders and proxy statement for each company in which you hold shares through that broker or bank. The practice of sending only one copy of an annual report to stockholders and proxy statement is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of the Company’s annual report to stockholders and this proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New Jersey 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective following its receipt. In any event, if you did not receive an individual copy of the Company’s annual report to stockholders or this proxy statement, the Company will send a copy to you upon request if you (1) send a written request to ITC^DeltaCom, Inc., 1791 O.G. Skinner Drive, West Point, Georgia 31833, Attention: Secretary, or (2) telephone your request to the Company at (706) 385-8000. If you are receiving multiple copies of the Company’s annual report to stockholders and proxy statement, you can request householding by contacting the Company’s corporate secretary in the same manner. The Company encourages you to participate in this program. It will reduce the volume of duplicate information received at your household, as well as reduce the Company’s operating expenses.

SECURITY OWNERSHIP

As of November 3, 2003, 51,827,620 shares of common stock, 322,828 shares of the Series A preferred stock and 350,000 shares of the Series B preferred stock were outstanding.

The following tables present information regarding beneficial ownership of the Company’s voting securities as of November 3, 2003. This information has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right.

Shares of the Series A preferred stock and Series B preferred stock are convertible at any time at the holder’s option into shares of the common stock according to a formula specified in the applicable certificate of designation. The following tables do not include the additional shares of common stock that would be issuable by the Company upon conversion of the preferred stock on November 3, 2003 as a result of dividends that accrue on the Series A preferred stock after September 30, 2003, which is the date through which the Company has paid all accrued dividends on the Series A preferred stock, or as a result of dividends that accrue on the Series B preferred stock from and after October 6, 2003, which is the date on which all outstanding shares of Series B preferred stock were issued. The information presented below assumes that any fractional shares of common stock otherwise issuable upon conversion of either series of the preferred stock or upon exercise of the Company’s outstanding warrants will be rounded up to the nearest whole share of common stock. Preferred stock amounts set forth below and elsewhere in this proxy statement have been rounded to the nearest whole number.

Principal Stockholders

The following tables present, as of November 3, 2003, information based upon the Company’s records and filings with the SEC regarding each person, other than a director, director nominee or executive officer of the Company, known to the Company to be the beneficial owner of more than 5% of the common stock, the Series A preferred stock and the Series B preferred stock:

Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Magnolia Holding Company 3300 20th Avenue Valley, Alabama 36854	3,518,450	6.8

SCANA Corporation 1426 Main Street Columbia, North Carolina 29201	4,037,505	7.4

Welsh, Carson, Anderson & Stowe Group 320 Park Avenue, Suite 2500 New York, New York 10022	43,228,982	65.3

Series A Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
James Smith Lanier, II. c/o J. Smith Lanier & Co. P.O. Box 70 300 West Tenth Street West Point, GA 31833	23,395	7.2

SCANA Corporation 1426 Main Street Columbia, North Carolina 29201	160,421	49.7

Series B Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Welsh, Carson, Anderson & Stowe Group 320 Park Avenue, Suite 2500 New York, New York 10022	347,870	99.4

The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the Company believes that the beneficial owners of the securities listed below have sole voting and investment power with respect to the shares shown.

The information concerning Magnolia Holding Company is based upon the Company’s records and a statement on Schedule 13G filed with the SEC on May 19, 2003.

The information concerning SCANA Corporation is based upon the Company’s records and a statement on Schedule 13D filed with the SEC on November 8, 2002. The securities shown as beneficially owned by SCANA Corporation include 566,010 shares of common stock held of record by SCANA Communications Holdings, Inc. and a total of 2,807,359 shares of common stock issuable upon conversion of 160,421 shares of Series A preferred stock and upon exercise of warrants held of record by SCANA Communications Holdings. SCANA Corporation reports that it shares voting and investment power with respect to all of the foregoing securities with SCANA Communications, Inc. and SCANA Communications Holdings.

The information concerning the Welsh, Carson, Anderson & Stowe Group is based upon the Company’s records and a statement on Schedule 13D filed with the SEC on November 1, 2002 and statements on Schedule 13D/A filed with the SEC on November 8, 2002, December 18, 2002, December 26, 2002, July 3, 2003 and October 14, 2003. The entities and individuals referred to below constitute the Welsh, Carson, Anderson & Stowe Group. The members of the Welsh, Carson, Anderson & Stowe Group, together with certain former affiliates and former and current employees of Welsh, Carson, Anderson & Stowe, constitute the WCAS securityholders that are parties to the Governance Agreement described elsewhere in this proxy statement. The Welsh, Carson, Anderson & Stowe Group reports that Welsh, Carson, Anderson & Stowe VIII, L.P. shares voting and investment power with respect to all of the shares shown with the following remaining members of the Welsh, Carson, Anderson & Stowe Group: WCAS VIII Associates, L.L.C., WCAS Capital Partners III, L.P., WCAS Information Partners, L.P., Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Thomas E. McInerney, Robert A. Minicucci, Anthony J. de Nicola, Paul B. Queally, Jonathan M. Rather, D. Scott Mackesy, John D. Clark, James R. Matthews and Sanjay Swani.

The shares of common stock shown as beneficially owned by the Welsh, Carson, Anderson & Stowe Group include the following: 25,848,113 shares of common stock held of record by Welsh, Carson, Anderson & Stowe VIII, L.P. and 11,407,912 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of warrants held of record by Welsh, Carson, Anderson & Stowe VIII, L.P.; 1,951,715 shares of common stock held of record by WCAS Capital Partners III, L.P. and 2,438,250 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of warrants held of record by WCAS Capital Partners III, L.P.; 21 shares of common stock held of record by WCAS Information Partners, L.P.; 236,214 shares of common stock held of record by each of Patrick J. Welsh, Russell L. Carson and Bruce K. Anderson, and 104,347 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of warrants held of record by each of Messrs. Welsh, Carson and Anderson; 390,394 shares of common stock held of record by Thomas E. McInerney and 106,347 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of warrants held of record by Mr. McInerney; 82,385 shares of common stock held of record by Robert A. Minicucci and 36,935 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of warrants held of record by Mr. Minicucci; 28,799 shares of common stock held of record by Anthony J. de Nicola and 12,374 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of warrants held of record by Mr. de Nicola; 16,650 shares of common stock held of record by Paul B. Queally and 7,519 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of warrants held of record by Mr. Queally; 5,550 shares of common stock held of record by Jonathan M. Rather and 2,396 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of warrants held of record by Mr. Rather; 3,291 shares of common stock held of record by D. Scott Mackesy and 1,729 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of warrants held of record by Mr. Mackesy; 2,418 shares of common stock held of record by James R. Matthews and 729 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of warrants held of record by Mr. Matthews; and 8,710 shares of common stock held of record by Sanjay Swani and 3,791 shares of common stock issuable upon conversion of Series B preferred stock and upon exercise of warrants held of record by Mr. Swani.

The shares of Series B preferred stock shown as beneficially owned by the Welsh, Carson, Anderson & Stowe Group include the following: 285,710 shares of Series B preferred stock held of record by Welsh, Carson, Anderson & Stowe VIII, L.P.; 50,000 shares of Series B preferred stock held of record by WCAS Capital Partners III, L.P.; 2,620 shares of Series B preferred stock held of record by each of Messrs. Welsh, Carson and Anderson; 2,680 shares of Series B preferred stock held of record by Mr. McInerney; 930 shares of Series B preferred stock held of record by Mr. Minicucci; 300 shares of Series B preferred stock held of record by Mr. de Nicola; 190 shares of Series B preferred stock held of record by Mr. Queally; 60 shares of Series B preferred stock held of record by Mr. Rather; 40 shares of Series B preferred stock held of record by Mr. Mackesy; 10 shares of Series B preferred stock held of record by Mr. Matthews; and 90 shares of Series B preferred stock held of record by Mr. Swani. The foregoing individuals are the managing members of WCAS VIII Associates, L.L.C., the sole general partner of Welsh, Carson, Anderson & Stowe VIII, L.P. In addition, Messrs. Welsh, Carson, Anderson, McInerney, Minicucci, de Nicola, Queally and Rather are the managing members of WCAS CP III Associates, L.L.C., the sole general partner of WCAS Capital Partners III, L.P., and Messrs. Anderson and McInerney are the general partners of WCAS INFO Partners, the sole general partner of WCAS Information Partners, L.P.

The shares of Series A preferred stock shown as beneficially owned by J. Smith Lanier, II include 2,139 shares of Series A preferred stock held of record by or for the account of J. Smith Lanier & Co., Inc. and 4,412 shares of Series A preferred stock held of record by Mr. Lanier’s spouse, for which he shares voting and investment power. Mr. Lanier is the Chairman and a principal stockholder of J. Smith Lanier & Co.

Security Ownership of Directors, Director Nominees and Executive Officers

The following tables present, as of November 3, 2003, information regarding the beneficial ownership of the common stock, the Series A preferred stock and the Series B preferred stock by the following persons:

•	each director;

•	each nominee to the board of directors;

•	the Company’s Chief Executive Officer and the other four executive officers named in the summary compensation table under “Executive Compensation” below; and

•	all directors and executive officers of the Company as a group.

Common Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
John Almeida, Jr.	4,768	*
Donald W. Burton	1,517,809	2.9
John J. DeLucca	3,333	*
Anthony J. de Nicola	43,228,982	65.3
Campbell B. Lanier, III	920,261	1.7
R. Gerald McCarley	1,000	*
Thomas E. McInerney	43,228,982	65.3
Steven D. Moses	65,317	*
J. Thomas Mullis	71,709	*
Douglas A. Shumate	124,504	*
Sanjay Swani	43,228,982	65.3
Robert C. Taylor, Jr.	3,333	*
William B. Timmerman	20	*
Andrew M. Walker	191,871	*
Larry F. Williams	740,859	1.4
All directors and executive officers as a group (19 persons)	47,025,807	68.7

Series A Preferred Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
John Almeida, Jr.	—	—
Donald W. Burton	21,389	6.6
John J. DeLucca	—	—
Anthony J. de Nicola	—	—
Campbell B. Lanier, III	38,517	11.9
R. Gerald McCarley	—	—
Thomas E. McInerney	—	—
Steven D. Moses	—	—
J. Thomas Mullis	—	—
Douglas A. Shumate	2,139	*
Sanjay Swani	—	—
Robert C. Taylor, Jr..	—	—
William B. Timmerman	—	—
Andrew M. Walker	—	—
Larry F. Williams	—	—
All directors and executive officers as a group (19 persons)	62,045	19.2

Series B Preferred Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
John Almeida, Jr.	30	*
Donald W. Burton	—	—
John J. DeLucca	—	—
Anthony J. de Nicola	347,870	99.4
Campbell B. Lanier, III	—	—
R. Gerald McCarley	—	—
Thomas E. McInerney	347,870	99.4
Steven D. Moses	—	—
J. Thomas Mullis	—	—
Douglas A. Shumate	—	—
Sanjay Swani	347,870	99.4
Robert C. Taylor, Jr.	—	—
William B. Timmerman	—	—
Andrew M. Walker	—	—
Larry F. Williams	—	—
All directors and executive officers as a group (19 persons)	347,900	99.4

*	Less than one percent.

The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the Company believes that the beneficial owners of the securities listed below have sole voting and investment power with respect to the shares shown.

The shares of common stock shown as beneficially owned by John Almeida, Jr. include 2,000 shares of common stock issuable upon the conversion of Series B preferred stock held of record by Mr. Almeida and 396 shares of common stock issuable upon the exercise of warrants held of record by Mr. Almeida. Mr. Almeida is a principal of Welsh, Carson, Anderson & Stowe and a WCAS securityholder.

The shares of common stock shown as beneficially owned by Donald W. Burton consist of the following: 93,573 shares of common stock issuable upon conversion of Series A preferred stock held of record by The Burton Partnership, Limited Partnership and 280,735 shares of common stock issuable upon conversion of Series A preferred stock held of record by The Burton Partnership (QP), Limited Partnership; 16,896 shares of common stock issuable upon exercise of warrants held of record by The Burton Partnership, Limited Partnership and 50,687 shares of common stock issuable upon exercise of warrants held of record by The Burton Partnership (QP), Limited Partnership; 268,020 shares of common stock held of record by The Burton Partnership, Limited Partnership; 804,558 shares of common stock held of record by The Burton Partnership (QP), Limited Partnership; and 3,333 shares of common stock that Mr. Burton has the right to purchase within 60 days of November 3, 2003 pursuant to the exercise of stock options. The shares of Series A preferred stock shown as beneficially owned by Mr. Burton consist of the following: 5,347 shares of Series A preferred stock held of record by The Burton Partnership, Limited Partnership and 16,042 shares of Series A preferred stock held of record by The Burton Partnership (QP), Limited Partnership. Mr. Burton is the general partner of The Burton Partnership, Limited Partnership and The Burton Partnership (QP), Limited Partnership.

The shares of common stock shown as beneficially owned by John J. DeLucca consist of 3,333 shares of common stock that Mr. DeLucca has the right to purchase within 60 days of November 3, 2003 pursuant to the exercise of stock options.

The information concerning Anthony J. de Nicola is based upon the Company’s records and a statement on Schedule 13D filed by the Welsh, Carson, Anderson & Stowe Group with the SEC on November 1, 2002 and statements on Schedule 13D/A filed with the SEC on November 8, 2002, December 18, 2002, December 26, 2002, July 3, 2003 and October 14, 2003. Mr. de Nicola reports that he shares voting and investment power with respect to all of the shares of common stock and Series B preferred stock shown with Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS VIII Associates, L.L.C., WCAS Capital Partners III, L.P., WCAS Information Partners, L.P., Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Thomas E. McInerney, Robert A. Minicucci, Paul B. Queally, Jonathan M. Rather, D. Scott Mackesy, John D. Clark, James R. Matthews and Sanjay Swani. Mr. de Nicola is a managing member of WCAS VIII Associates, L.L.C., the sole general partner of Welsh, Carson, Anderson & Stowe VIII, L.P., and a managing member of WCAS CP III Associates, L.L.C., the sole general partner of WCAS Capital Partners III, L.P. For additional information concerning the nature of Mr. de Nicola’s beneficial ownership of the common stock and Series B preferred stock, see the information above with respect to the security ownership of the Welsh, Carson, Anderson & Stowe Group.

The shares of common stock shown as beneficially owned by Campbell B. Lanier, III include the following: 1,765 shares of common stock held of record by Brown Investment Partners, L.P., of which Mr. Lanier serves as general partner; a total of 11,696 shares of common stock issuable upon conversion of Series A preferred stock and upon exercise of warrants held of record by Brown Investment Partners, L.P.; 664,134 shares of common stock issuable upon conversion of Series A preferred stock held of record by Mr. Lanier; 119,908 shares of common stock issuable upon exercise of warrants held of record by Mr. Lanier; and 3,333 shares of common stock that Mr. Lanier has the right to purchase within 60 days of November 3, 2003 pursuant to the exercise of stock options. The shares of Series A preferred stock shown as beneficially owned by Mr. Lanier include 566 shares of Series A preferred stock held of record by Brown Investment Partners, L.P.

The information concerning Thomas E. McInerney is based upon the Company’s records and a statement on Schedule 13D filed by the Welsh, Carson, Anderson & Stowe Group with the SEC on November 1, 2002 and statements on Schedule 13D/A filed with the SEC on November 8, 2002, December 18, 2002, December 26, 2002, July 3, 2003 and October 14, 2003. Mr. McInerney reports that he shares voting and investment power with respect to all of the shares of common stock and Series B preferred stock shown with Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS VIII Associates, L.L.C., WCAS Capital Partners III, L.P., WCAS Information Partners, L.P., Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Anthony J. de Nicola, Robert A. Minicucci, Paul B. Queally, Jonathan M. Rather, D. Scott Mackesy, John D. Clark, James R. Matthews and Sanjay Swani. Mr. McInerney is a managing member of WCAS VIII Associates, L.L.C., the sole general partner of Welsh, Carson, Anderson & Stowe VIII, L.P., and a managing member of WCAS CP III Associates, L.L.C., the sole general partner of WCAS Capital Partners III, L.P. Mr. McInerney also is a general partner of WCAS INFO Partners, the sole general partner of WCAS Information Partners, L.P. For additional information concerning the nature of Mr. McInerney’s beneficial ownership of common stock and Series B preferred stock, see the information above with respect to the security ownership of the Welsh, Carson, Anderson & Stowe Group.

The shares of common stock shown as beneficially owned by Steven D. Moses include 30,000 shares that Mr. Moses has the right to purchase within 60 days after November 3, 2003 pursuant to the exercise of stock options and 33,334 shares of common stock subject to restricted stock units that have vested or will vest within 60 days after November 3, 2003. The shares of common stock shown as beneficially owned by Mr. Moses for which he shares voting and investment power include 2 shares held of record by Mr. Moses’ wife, 18 shares held of record by Mr. Moses’ minor son and 1,909 shares credited to Mr. Moses’ participant account in the Company’s 401(k) retirement savings plan, which are voted by the plan’s trustees.

The shares of common stock shown as beneficially owned by J. Thomas Mullis include 30,000 shares that Mr. Mullis has the right to purchase within 60 days after November 3, 2003 pursuant to the exercise of stock options and 33,334 shares of common stock subject to restricted stock units that have vested or will vest within

60 days after November 3, 2003. The shares of common stock shown as beneficially owned by Mr. Mullis for which he shares voting and investment power include 8,311 shares credited to Mr. Mullis’s participant account in the Company’s 401(k) retirement savings plan, which are voted by the plan’s trustees.

The shares of common stock shown as beneficially owned by Douglas A. Shumate include the following: 37,432 shares of common stock issuable upon conversion of Series A preferred stock held of record by Mr. Shumate and 6,759 shares of common stock issuable upon exercise of warrants held of record by Mr. Shumate; 33,334 shares of common stock that Mr. Shumate has the right to purchase within 60 days after November 3, 2003 pursuant to the exercise of stock options; 40,000 shares of common stock subject to restricted stock units that have vested or will vest within 60 days after November 3, 2003; 14 shares of common stock owned of record by Mr. Shumate’s spouse, for which Mr. Shumate shares voting and investment power; and 156 shares of common stock credited to Mr. Shumate’s participant account in the Company 401(k) retirement savings plan, which are voted by the plan’s trustees.

The information concerning Sanjay Swani is based upon the Company’s records and a statement on Schedule 13D filed by the Welsh, Carson, Anderson & Stowe Group with the SEC on November 1, 2002 and statements on Schedule 13D/A filed with the SEC on November 8, 2002, December 18, 2002, December 26, 2002, July 3, 2003 and October 14, 2003. Mr. Swani reports that he shares voting and investment power with respect to all of the shares of common stock and Series B preferred stock shown with Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS VIII Associates, L.L.C., WCAS Capital Partners III, L.P., WCAS Information Partners, L.P., Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Thomas E. McInerney, Robert A. Minicucci, Paul B. Queally, Jonathan M. Rather, D. Scott Mackesy, John D. Clark, James R. Matthews and Anthony J. de Nicola. Mr. Swani is a managing member of WCAS VIII Associates, L.L.C., the sole general partner of Welsh, Carson, Anderson & Stowe VIII, L.P., and a managing member of WCAS CP III Associates, L.L.C., the sole general partner of WCAS Capital Partners III, L.P. For additional information concerning the nature of Mr. Swani’s beneficial ownership of the common stock and Series B preferred stock, see the information above with respect to the security ownership of the Welsh, Carson, Anderson & Stowe Group.

The shares of common stock shown as beneficially owned by Robert C. Taylor, Jr. consist of 3,333 shares of common stock that Mr. Taylor has the right to purchase within 60 days of November 3, 2003 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by William B. Timmerman do not include 3,333 shares of common stock issuable within 60 days of November 3, 2003 upon exercise of stock options held by Mr. Timmerman. Pursuant to an option benefit transfer agreement, dated as of November 20, 2002, between Mr. Timmerman and SCANA Communications Holdings, Inc., Mr. Timmerman has agreed to exercise such options only at the request of SCANA Communications Holdings and to transfer all shares of common stock issued upon exercise of such options to SCANA Communications Holdings as soon as practicable after he receives such shares of common stock.

The shares of common stock shown as beneficially owned by Andrew M. Walker include the following: 133,334 shares of common stock subject to restricted stock units that have vested or will vest within 60 days after November 3, 2003; 50,000 shares of common stock that Mr. Walker has the right to purchase within 60 days after November 3, 2003 pursuant to the exercise of stock options; 7,427 shares of common stock credited to Mr. Walker’s participant account in the Company’s 401(k) retirement savings plan, which are voted by the plan’s trustees; and one share held of record by Mr. Walker’s wife, for which Mr. Walker shares voting and investment power.

The shares of common stock shown as beneficially owned by Larry F. Williams include the following: 271,999 shares held of record by Mr. Williams’ wife, for which Mr. Williams shares voting and investment power; 366,666 shares of common stock subject to restricted stock units that have vested or will vest within 60 days after November 3, 2003; and 100,000 shares of common stock that Mr. Williams has the right to purchase within 60 days after November 3, 2003 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by all directors and executive officers as a group include the following: a total of 666,668 shares of common stock subject to restricted stock units that have vested or will vest within 60 days after November 3, 2003; a total of 339,999 shares of common stock that all directors and executive officers as a group have the right to purchase within 60 days after November 3, 2003 pursuant to the exercise of stock options; a total of 19,712 shares of common stock credited to the participant accounts of the executive officers in the Company’s 401(k) retirement savings plan, which are voted by the plan’s trustees; a total of 1,085,789 shares of common stock that all directors and executive officers as a group have the right to acquire within 60 days after November 3, 2003 pursuant to the conversion of Series A preferred stock; a total of 11,597,665 shares of common stock that all directors and executive officers as a group have the right to acquire within 60 days after November 3, 2003 pursuant to the conversion of Series B preferred stock; and 2,931,793 shares of common stock that all directors and executive officers have the right to purchase within 60 days after November 3, 2003 pursuant to the exercise of warrants.

ELECTION OF DIRECTORS

(Proposal 1)

Nominees for Election as Directors

The Company’s board of directors has nominated Larry F. Williams, John Almeida, Jr., Donald W. Burton, John J. DeLucca, R. Gerald McCarley, Thomas E. McInerney and Robert C. Taylor, Jr. for election to the board of directors to serve until their respective successors are elected and qualified. Each of the seven nominees currently serves on the board of directors.

Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting by the holders of the common stock. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy for the election of each of the nominees. If any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the board of directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

The board of directors unanimously recommends that the stockholders of the Company vote FOR the election of each of the nominees to serve as directors.

Arrangements Relating to the Board of Directors

The nomination of John Almeida, Jr. and Thomas E. McInerney for election as directors at the annual meeting was effected in accordance with agreements entered into by the Company in connection with its acquisition by merger of BTI Telecom Corp. (“BTI”) on October 6, 2003. For information about this acquisition and related transactions, see “Transactions With Related Parties–Transactions With the Welsh, Carson, Anderson & Stowe Group” below. The Company consummated its acquisition of BTI and related transactions pursuant to a merger agreement dated as of July 2, 2003, as amended (the “BTI merger agreement”), among the Company, a wholly-owned subsidiary of the Company, BTI and Welsh, Carson, Anderson & Stowe VIII, L.P. (“WCAS VIII”), WCAS Capital Partners III, L.P. (“WCAS Capital Partners”), WCAS Information Partners, L.P., the other members of the Welsh, Carson, Anderson & Stowe Group and certain former affiliates and former and current employees of Welsh, Carson, Anderson & Stowe, a private equity firm (collectively, the “WCAS securityholders”). Effective as of October 6, 2003, in accordance with the BTI merger agreement, the Company entered into an agreement (the “Governance Agreement”) with the WCAS securityholders, Campbell B. Lanier, III, who is a stockholder and director of the Company, and Larry F. Williams, who is a stockholder and Chairman and Chief Executive Officer of the Company. The Governance Agreement contains provisions concerning the governance of the Company after the merger and the acquisition and disposition of the Company’s securities held by the WCAS securityholders, Mr. Lanier and Mr. Williams.

Size and Composition of Board of Directors. The Governance Agreement provides that, during the 15-month period from October 6, 2003 through January 6, 2005, which is referred to below as the “initial governance period,” the Company’s board of directors will consist of 11 directors, as follows:

•	up to two directors, who are referred to below as the “WCAS designees,” designated for appointment or for nomination for election to the board of directors by WCAS VIII and WCAS Capital Partners;

•	up to two directors, who are referred to below as the “Series A designees,” designated for appointment to the board of directors by the holders of the Series A preferred stock or elected to the board of directors by the holders of the Series A preferred stock, voting as a separate class, in accordance with the certificate of designation of the Series A preferred stock;

•	up to two directors, who are referred to below as the “Series B designees,” designated for appointment to the board of directors by the holders of the Series B preferred stock or elected to the board of directors by the holders of the Series B preferred stock, voting as a separate class, in accordance with the certificate of designation of the Series B preferred stock;

•	the Company’s chief executive officer, who is currently Mr. Williams; and

•	the additional directors required to constitute an 11-member board of directors, who will be designated for appointment or for nomination for election to the board of directors by the remaining directors, other than Mr. Williams, who are serving as directors on the merger closing date (or by their replacements nominated in accordance with the Governance Agreement).

As of the date of this proxy statement, all of the outstanding Series B preferred stock was held by the WCAS securityholders.

As of the merger effective time on October 6, 2003, as contemplated by the Governance Agreement, the number of directors constituting the Company’s board of directors was increased from seven directors to 11 directors and the following four new directors were appointed to the board of directors by the incumbent seven directors:

•	Mr. Almeida and Mr. McInerney, who were designated for appointment to the board of directors by WCAS VIII and WCAS Capital Partners and who currently serve as the WCAS designees; and

•	Anthony J. de Nicola and Sanjay Swani, who were designated for appointment to the board of directors by the WCAS securityholders as the holders of the Series B preferred stock and who currently serve as the Series B designees.

The Governance Agreement provides that, at any time after the initial governance period, the WCAS securityholders may require the Company to increase the size of the board of directors, provided that at such time the WCAS securityholders and their affiliates beneficially own voting securities of the Company representing a majority of the Company’s outstanding “primary voting power.” The Governance Agreement defines “primary voting power” on any date to mean the total number of votes that may be cast on such date by all holders of the Company’s voting securities generally, other than in connection with the election of directors, but excluding any votes that may be cast upon the acquisition by stockholders of voting securities as a result of the conversion, exchange or exercise of any voting security equivalents, which include warrants, options and other rights, beneficially owned by such stockholders on such date. As of the date of this proxy statement, primary voting power means the total number of votes that may be cast by all holders of the common stock, the Series A preferred stock and the Series B preferred stock. Between the expiration of the initial governance period and October 6, 2006, which is the third anniversary of the merger closing date, the number of authorized directors may not exceed 15. Beginning on October 6, 2006, there will be no limitation in the Governance Agreement on the size of the board of directors, which may be determined by resolution of the board of directors or by vote of the stockholders.

Following the initial governance period, in accordance with the Governance Agreement, the board of directors will consist of the following directors:

•	up to two WCAS designees, so long as the WCAS securityholders and their affiliates beneficially own voting securities of the Company representing a majority of the outstanding primary voting power;

•	up to two Series A designees, as determined in accordance with the certificate of designation of the Series A preferred stock;

•	up to two Series B designees, as determined in accordance with the certificate of designation of the Series B preferred stock;

•	a minimum of three directors who qualify as “independent directors” as defined in the Governance Agreement; and

•	the additional directors required to constitute a board of directors having the number of directors authorized on the applicable date.

The Governance Agreement defines an “independent director” as a director who is (1) not an affiliate or an associate of any WCAS securityholder and (2) not an officer or employee of the Company or any subsidiary of the Company. For purposes of the Governance Agreement, the terms “affiliate” and “associate” generally have the meanings set forth in SEC rules, except that portfolio companies of the WCAS securityholders and their affiliates are excluded from the affiliate definition. In addition, if the Company’s securities are listed or traded on any national securities exchange or the NASDAQ Stock Market, such a director must qualify as an “independent director” within the meaning of the rules and regulations of such national securities exchange or the NASDAQ Stock Market. If the Company’s securities are not so listed or traded, such a director may not have any relationship with the Company which, in the opinion of the board of directors and a determination of the committee of independent directors described below, at the time of such director’s nomination, appointment or election, would interfere with such director’s exercise of independent judgment in carrying out the director’s responsibilities as a director.

In addition to the foregoing independence requirements, a director will not qualify as an independent director for purposes of the Governance Agreement if the director has had, during the periods indicated, any disqualifying relationship with the Company of a type which is enumerated in the Governance Agreement. Such disqualifying relationships include the following:

•	employment with the Company or any parent or subsidiary of the Company at any time since the merger effective time;

•	subject to specified exceptions, receipt of any annual payments in excess of $60,000 from the Company or any parent or subsidiary of the Company during 2003 or during any year in any subsequent three-year period (or portion thereof) preceding the independence determination date;

•	employment of any family member of the director as an executive officer of the Company or any parent or subsidiary of the Company at any time since the merger effective time;

•	participation by such director as a partner in, or a controlling stockholder or executive officer of, any organization to which the Company made, or from which the Company received, payments (other than payments arising solely from investments in the Company’s securities) in fiscal 2003 or in any year in any subsequent three-year period (or portion thereof) preceding the independence determination date that exceed the greater of 5% of the recipient’s consolidated gross revenues for that year or $200,000;

•	employment of such director as an executive officer of any entity where any of the Company’s executive officers serve on such entity’s compensation committee at any time since the merger effective time; and

•	service by such director as a partner or employee of the Company’s independent auditor and participation by such director in the audit of the Company’s financial statements at any time since the merger effective time.

Composition of Board Committees. The Governance Agreement provides that at least one director designated by the WCAS securityholders will serve on all committees of the board of directors, other than the audit committee and the committee of independent directors established in accordance with the Governance Agreement. The remaining members of each committee, except the committee of independent directors to the limited extent described below, are required to qualify as independent directors as defined in the Governance Agreement.

The board of directors formed as of the merger effective time and will maintain a committee of independent directors. This committee is composed exclusively of independent directors, as defined in the Governance Agreement, except that any Series A designee who would qualify as an independent director but for the existence of a disqualifying relationship as described above nevertheless will serve on the committee unless the committee determines, in good faith, after considering the advice of outside legal counsel, that such Series A designee’s ability to exercise independent judgment has been materially compromised because of a change of circumstances relating to such disqualifying relationship that occurred after the date of the Governance Agreement. In addition, no director serving on the committee of independent directors may participate in the determination of any matter by the committee if, in the committee’s judgment, such director has an interest in such matter that would interfere with the director’s exercise of independent judgment. The committee is authorized to retain its own legal, financial and other advisors without seeking approval of such retention by the board of directors.

Vacancies in Board of Directors. The Governance Agreement provides that, during the initial governance period, vacancies created by the death, disability, retirement, resignation or removal of any director, other than a Series A designee, a Series B designee or a WCAS designee, will be filled by a determination of the committee of independent directors, except that if the director being replaced is the Company’s chief executive officer, the replacement will be the successor chief executive officer. During this period, unless they are directed to do so by a determination of the committee of independent directors, the WCAS securityholders will not take any action resulting in the removal without “cause” of any director not designated or employed by the WCAS securityholders or their affiliates, elected by the holders of the Series B preferred stock or appointed to the board of directors pursuant to the certificate of designation of the Series B preferred stock. For this purpose, the Governance Agreement defines “cause” as the willful and continuous failure of a director substantially to perform such director’s duties to the Company or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Company. See “Committees of the Board” below for additional information about the duties and responsibilities of the committee of independent directors.

For so long as the WCAS securityholders and their affiliates beneficially own voting securities of the Company representing a majority of the outstanding primary voting power:

•	one or more of the WCAS securityholders or the WCAS designees, acting as a new directors committee formed in accordance with the Company’s bylaws, will have the right to designate a director to fill any vacancy created by the death, disability, retirement, resignation or removal of any WCAS designee or by an increase in the size of the board of directors implemented pursuant to the direction of the WCAS securityholders; and

•	neither the Company nor Mr. Lanier or Mr. Williams will take any action resulting in the removal of any WCAS designee without “cause,” as defined above.

Agreement to Vote. The Company, the WCAS securityholders, Mr. Lanier and Mr. Williams have agreed to vote or act by written consent, and to take all other necessary or desirable actions, to implement the foregoing provisions of the Governance Agreement relating to the board of directors and committees of the board of directors, and to use their reasonable efforts to cause their affiliates to do so. Consistent with this undertaking, the WCAS securityholders, Mr. Lanier and Mr. Williams are obligated under the Governance Agreement to vote their shares of common stock of the Company at the annual meeting in favor of each of the nominees for election.

Information About Director Nominees and Continuing Directors

The following presents information concerning each of the directors nominated for election at the annual meeting and each of the directors continuing in office.

Nominees for Election

Name	Age	Director Since
John Almeida, Jr.	33	2003
Donald W. Burton	59	1997
John J. DeLucca	60	2002
R. Gerald McCarley	64	2003
Thomas E. McInerney	62	2003
Robert C. Taylor	44	2002
Larry F. Williams	61	2001

John Almeida, Jr., joined Welsh, Carson, Anderson & Stowe, a private equity firm, in 1999 and currently is a Principal with that firm. Prior to joining Welsh, Carson, Anderson & Stowe, Mr. Almeida worked at Lehman Brothers in the investment banking department from 1997 to 1999 and at the private equity firm Westbury Capital Partners from 1995 to 1997. Mr. Almeida served as a director of BTI from 2001 to 2003. He currently serves as a director of Dex Media, Inc., a provider of directory, Internet and direct marketing solutions to local and national advertisers.

Donald W. Burton has served as the Managing General Partner of South Atlantic Venture Funds, a venture capital partnership, since 1983 and as the General Partner of The Burton Partnerships, which invest in public and private businesses, since 1979. Since 1981, he has served as President of South Atlantic Capital Corporation. Mr. Burton also serves as a trustee of the Merrill Lynch Cluster A group of mutual funds and as a director of various private companies.

John J. DeLucca has served as Executive Vice President and Chief Financial Officer of REL Consultancy Group, a provider of financial consulting services to businesses, since May 2003. Mr. DeLucca previously served as Executive Vice President, Finance and Administration, and Chief Financial Officer of Coty Inc., a manufacturer and marketer of personal fragrances, from 1999 to February 2002 and as Senior Vice President and Treasurer of RJR Nabisco Inc., an international consumer products company, from 1993 to 1998. Mr. DeLucca also has served, among other positions, as Managing Director and Chief Financial Officer of Hascoe Associates, President and Chief Financial Officer of the Lexington Group, and Senior Vice President-Finance and Managing Director of The Trump Group. Mr. DeLucca currently serves as a director of Enzo Biochem, Inc.

R. Gerald McCarley served on the Company’s board of directors from January 2002 to October 2002. He was reappointed as a director in January 2003. Mr. McCarley is a retired partner of the accounting firm of Deloitte & Touche LLP. He retired from that firm in June 1999 after having served as an accounting and audit partner since 1980. Mr. McCarley joined a predecessor of Deloitte & Touche in 1967 and served in various positions before he was appointed a partner in 1980.

Thomas E. McInerney has been a general partner of Welsh, Carson, Anderson & Stowe since 1986 and is a managing member or general partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and other associated investment partnerships. Previously, Mr. McInerney co-founded and served as President and Chief Executive Officer of Dama Telecommunications Corp., a communications services company. Prior to co-founding Dama Telecommunications, Mr. McInerney worked in the financial services area at Automatic Data Processing, Inc. and was previously with the American Stock Exchange. Mr. McInerney served as a director of BTI from 2001 to 2003 and is currently a director of The BISYS Group, Centennial Communications Corporation, Savvis Communications Corporation and various private companies.

Robert C. Taylor, Jr. has served as the Chairman and a director of Focal Communications Corporation, a national communications provider of local phone and data services, since its founding in 1996. Mr. Taylor also served as the Chief Executive Officer of Focal Communications from 1996 until May 2002 and is that company’s co-founder. Mr. Taylor is a Senior Advisor to Chanin Capital Partners, an investment banking firm, and is also a member of the Board of Directors of the Information Technology Association of America. Mr. Taylor previously served as Chairman and as Executive Vice Chairman of the Association for Local Telecommunications Services, an organization representing facilities-based competitive local exchange carriers, and as a member of the Network Reliability and Interoperability Council. Mr. Taylor also previously served as a director of iPlan Networks, a competitive local exchange carrier based in Argentina, and Madison River Communications, a rural telephone company. Mr. Taylor has held positions with MFS Communications Company, Inc., most recently as Vice President of Global Accounts. Prior to joining MFS Communications in 1994, Mr. Taylor was one of the original senior executives at McLeodUSA Incorporated. Mr. Taylor has also held management positions with MCI Communications Corporation and Ameritech Corp.

Larry F. Williams has served as the Company’s Chairman and Chief Executive Officer since July 2001. From September 2000 to January 2002, Mr. Williams acted as a consultant to telecommunications companies. From December 1994 to September 2000, Mr. Williams served as Chief Executive Officer of AAPT Ltd., a publicly traded telecommunications carrier in Australia. From January 1992 to December 1994, he served as Chief Financial Officer and Chief Operating Officer of AAPT Ltd. and as a Vice President of MCI Communications Corporation. Mr. Williams was Executive Vice President, Vice President and Chief Financial Officer of Telecom*USA (SouthernNet) from October 1987 to August 1990, when that company was acquired by MCI Communications Corporation. From August 1990 to January 1992, Mr. Williams served as Vice President of Finance and Administration of MCI Communications, Southern division. From November 1980 to October 1987, Mr. Williams served as Vice President, Treasurer and Chief Financial Officer of John H. Harland Co.

Continuing Directors

Each of the continuing directors is a Series A or a Series B designee. The Series A designees are Campbell B. Lanier, III and William B. Timmerman, and the Series B designees are Anthony J. de Nicola and Sanjay Swani. The Series A and Series B designees are not nominated for election at the annual meeting, but will continue to serve as directors until their successors are elected by the holders of the Series A preferred stock and the holders of the Series B preferred stock, respectively, or until they are otherwise replaced under the terms of the Series A preferred stock or the terms of the Series B preferred stock.

Name	Age	Director Since
Campbell B. Lanier, III	53	1997
Anthony J. de Nicola	39	2003
Sanjay Swani	37	2003
William B. Timmerman	57	1997

Campbell B. Lanier, III has served on the Company’s board of directors since 1997 and as Vice Chairman since July 2001. Mr. Lanier also served as the Company’s Chairman from March 1997 through July 2001. Mr. Lanier served as Chairman of the Board and Chief Executive Officer of ITC Holding Company, Inc. or its predecessor company from its inception in 1985 through its sale in May 2003. Mr. Lanier serves as a Managing Director of South Atlantic Private Equity Fund IV, Limited Partnership and as a director of various private companies.

Anthony J. de Nicola has been a general partner of Welsh, Carson, Anderson & Stowe since 1994 and is a managing member or general partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and other associated investment partnerships. Previously, he worked for William Blair & Company for four years in the merchant banking area and for Goldman Sachs & Co, a global financial services firm, in the mergers and acquisitions department. Mr. de Nicola is a director of Centennial Communications Corp., Alliance Data Systems Corporation and various private companies.

Sanjay Swani joined Welsh, Carson, Anderson & Stowe in 1999 and has been a general partner of that firm since 2001. Mr. Swani is a managing member or general partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and other associated investment partnerships. From 1998 to 1999, Mr. Swani was a principal at Fox Paine & Company, a San Francisco-based buyout firm. From 1994 to 1999, he served with Morgan Stanley & Co., a global financial services firm, in the mergers and acquisitions and debt capital markets areas. Mr. Swani served as a director of BTI from 2001 to 2003 and is currently a director of various private companies.

William B. Timmerman has served as Chairman, Chief Executive Officer and President of SCANA Corporation, a diversified utility company, since March 1997. Mr. Timmerman also serves as a director of Liberty Corporation, a broadcasting company, and served as a director of ITC Holding Company or its predecessor company from 1996 through May 2003.

Committees of the Board

The board of directors held 20 meetings during the Company’s 2002 fiscal year, which ended on December 31, 2002. During fiscal 2002, each director attended at least 75% of the aggregate of the total number of meetings of the board of directors held during the period he served as a director and the total number of meetings held by each committee of the board of directors on which he served during the period for which he served.

The board of directors does not have a nominating committee. Except as described in this proxy statement with respect to the nomination, appointment or election of the WCAS designees, the Series A designees or the Series B designees, the full board of directors nominates candidates for membership on the board of directors.

The board of directors currently has a standing audit committee, compensation committee, committee of independent directors and new directors committee.

Audit Committee. The audit committee, which held three meetings during the 2002 fiscal year, currently consists of Messrs. DeLucca, McCarley and Taylor. Messrs. DeLucca and Taylor were appointed to the audit committee in October 2002. Mr. McCarley was appointed to the audit committee in January 2003 to replace John R. Myers, who served on the audit committee from October 2002 until his resignation from the board of directors in January 2003. Each current member of the audit committee is an “independent director” as that term is defined in Rule 4200(a)(14) of the rules and regulations of the National Association of Securities Dealers, Inc. The audit committee is responsible, among its other duties and responsibilities, for engaging, overseeing, evaluating and replacing the Company’s independent auditors, pre-approving all audit and non-audit services by the independent auditors, reviewing the scope of the audit plan and the results of each audit with management and the independent auditors, reviewing the internal audit function, reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to the Company’s code of conduct and other policies and procedures regarding adherence with legal requirements. The audit committee’s duties and responsibilities are set forth in its charter, which is attached to this proxy statement as Appendix A. The charter was last amended by the board of directors in March 2003.

In addition to their duties and responsibilities set forth in the committee charter, the audit committee has specified approval rights under the Governance Agreement. The Governance Agreement provides that, except as contemplated by the BTI merger agreement, the certificate of designation of the Series B preferred stock, the agreement governing the warrants issued to the WCAS securityholders (the “Series B warrant agreement”) or the Company’s certificate of incorporation or bylaws, any transactions between the Company or any subsidiary of the Company and the WCAS securityholders or any of their affiliates that are not subject to approval by the committee of independent directors generally must be approved by the audit committee, unless the WCAS securityholders and their affiliates have no interest in any such transaction other than as beneficial owners of the Company’s common stock and are treated in the same manner as all other holders of the common stock.

Compensation Committee. The compensation committee, which held six meetings during the 2002 fiscal year, currently consists of Messrs. Burton, McCarley, Taylor and Swani. Messrs. Burton and Taylor were appointed to the compensation committee in October 2002. Mr. McCarley was appointed to the compenation committee in January 2003 to replace John R. Myers, who served on the compensation committee from October 2002 until his resignation from the board of directors in January 2003. Mr. Swani was appointed to the compensation committee in October 2003 pursuant to the Governance Agreement. The compensation committee is responsible for establishing the compensation and benefits of the executive officers of the Company, monitoring compensation arrangements for management employees for consistency with corporate objectives and stockholders’ interests, and administering the Company’s stock incentive plan.

Committee of Independent Directors. As of the effective time of the Company’s merger with BTI on October 6, 2003, in accordance with the Governance Agreement, the board of directors formed a committee of independent directors consisting of all of the directors except the WCAS designees, the Series B designees and Larry F. Williams. This committee consists of Messrs. Burton, DeLucca, Lanier, McCarley, Taylor and Timmerman. See “Arrangements Relating to the Board of Directors” above for information about the director independence standards set forth in the Governance Agreement for service on the committee.

The duties and responsibilities of the committee of independent directors are defined in the Governance Agreement. As described above under “Arrangements Relating to the Board of Directors,” the committee has the responsibility during the initial governance period to fill directorships vacated by any director, other than a WCAS designee, a Series A designee or a Series B designee. The Governance Agreement also provides that the following transactions must be approved by a determination of the committee:

•	any “squeeze-out transaction” (as defined in the Governance Agreement), merger or other business combination between the Company and any affiliate of the WCAS securityholders;

•	except as contemplated by the BTI merger agreement, the certificate of designation of the Series B preferred stock or the Series B warrant agreement, issuances of shares of capital stock by the Company or any subsidiary of the Company to the WCAS securityholders or any of their affiliates;

•	sales of assets by the Company or any subsidiary of the Company to the WCAS securityholders or any of their affiliates;

•	any action by the WCAS securityholders or their affiliates during the initial governance period to amend the Company’s bylaws;

•	any action by the WCAS securityholders or their affiliates during or after the initial governance period to amend the Company’s certificate of incorporation or bylaws during the term of the Governance Agreement in a manner that would modify the rights of the parties under the Governance Agreement;

•	any enforcement or modification, amendment or waiver of any provision of the Governance Agreement, the BTI merger agreement, the Series B warrant agreement or the Company’s registration rights agreement with the WCAS securityholders; and

•	any acquisition by the WCAS securityholders or their affiliates of voting securities of the Company in excess of limits specified in the Governance Agreement.

In connection with any specific determination of any matter to be made by the committee of independent directors, a director serving on the committee will not be deemed to be an independent director for purposes of participating in such determination, and will not be entitled to participate in such determination, if, in the judgment of the committee (other than such director), such director has an interest in such matter that would interfere with such director’s exercise of independent judgment in carrying out his responsibilities as a director.

New Directors Committee. As of the effective time of the Company’s merger with BTI on October 6, 2003, in accordance with the Company’s bylaws as amended and restated as of that time, the board of directors formed a new directors committee. This committee consists of Messrs. Almeida and McInerney, who currently serve on the board of directors as the WCAS designees. For so long as the WCAS securityholders and their affiliates beneficially own voting securities of the Company representing a majority of the outstanding primary voting power, the new directors committee will have the exclusive right to designate a director for appointment to fill any vacancy created by the death, resignation, disqualification, removal or other cause of any WCAS designee or by an increase in the size of the board of directors implemented pursuant to the direction of the WCAS securityholders.

Director Compensation

Fees. Directors who are not employees of the Company receive fees of $30,000 annually plus fees of $1,000 for each board meeting attended in person, $500 for each board meeting attended by conference telephone and $500 for each committee meeting attended, whether in person or by conference telephone. All such fees are paid in cash. Directors who are also employees of the Company receive no fees for their service on the board of directors. All directors are entitled to reimbursement for their reasonable out-of-pocket travel expenditures.

Stock Option Grants. The Company has granted options to purchase 10,000 shares of common stock to each non-employee director under the Company’s stock incentive plan in connection with the initial election or appointment of such director to the board of directors. The option exercise price for these options is equal to 100% of the fair market value of the shares of common stock on the grant date. The options will become exercisable with respect to one third of the shares subject to the options on each of the first three anniversaries of the grant date and, if unexercised, will expire ten years after the grant date. At October 31, 2003, options to purchase 100,000 shares of common stock were held by non-employee directors under the stock incentive plan.

Executive Compensation

The following table sets forth the compensation paid to the Chief Executive Officer of the Company and to each of the Company’s four other most highly compensated executive officers for fiscal 2002, who are referred to collectively in this proxy statement as the “named executive officers”:

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation		Long Term Compensation		All Other Compensation ($)(5)
Awards
		Salary ($)	Bonus ($)	Restricted Stock Unit Awards ($)(3)	Securities Underlying Options (#)(4)
Larry F. Williams(1) Chairman and Chief Executive Officer	2002 2001 2000	250,000 100,000 —	225,000 110,274 —	1,430,000 — —	411,379 1,000,000 —	45,807 7,543 —

Andrew M. Walker(2) President and Chief Operating Officer	2002 2001 2000	230,000 230,000 212,601	136,000 94,010 136,510	520,000 — —	307,218 148,472 6,652	38,062 43,751 20,245

Douglas A. Shumate Senior Vice President-Chief Financial Officer	2002 2001 2000	196,000 184,923 152,688	87,660 53,862 59,422	156,000 — —	197,074 64,236 3,562	25,838 21,714 19,310

Steven D. Moses Senior Vice President-Network Services	2002 2001 2000	164,560 163,157 149,574	46,077 36,401 51,392	130,000 — —	167,634 64,236 3,252	20,678 21,653 13,589

J. Thomas Mullis Senior Vice President-Legal and Regulatory	2002 2001 2000	169,703 168,256 159,601	48,083 31,282 44,165	130,000 — —	167,634 56,336 3,180	31,137 30,096 12,452

(1)	Mr. Williams was appointed Chairman and Chief Executive Officer on July 24, 2001.
(2)	Mr. Walker served as President and Chief Executive Officer until July 24, 2001. Upon Mr. Walker’s resignation as Chief Executive Officer, he was appointed to the additional position of Chief Operating Officer. Since October 2003, Mr. Walker has served as President, Business Services.
(3)

Represents the dollar value of restricted stock unit awards made in 2002. The dollar value is calculated by multiplying the closing market price of the common stock on the date of grant by the number of shares subject to the restricted stock units awarded. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the common stock subject to the restricted stock units. Subject to the executive’s continued employment by the Company, the restricted stock unit awards vest with respect to one third of the shares subject to such awards on the date of grant of the award and on each of the second and third anniversaries of the date of grant. The restricted stock unit awards will fully vest upon the termination of an executive’s employment by the Company as a result of the executive’s death or disability.

Any unvested portion of a restricted stock unit award will be forfeited upon the termination of an executive’s employment by the Company for any other reason. Holders of restricted stock units will be entitled to receive, upon any payment by the Company of a cash dividend on the outstanding common stock, a cash payment for each restricted stock unit held as of the record date for the dividend equal to the per-share dividend paid on the common stock. As of December 31, 2002, the total holdings of restricted stock units of the named executive officers (with one unit deemed equivalent to the value of one share of common stock) and the market value of such holdings based on the closing price of the common stock on the OTC Bulletin Board on December 31, 2002 were as follows: Mr. Williams: 550,000 units ($1,281,500); Mr. Walker: 200,000 units ($466,000); Mr. Shumate: 60,000 units ($139,800); Mr. Moses: 50,000 units ($116,500); and Mr. Mullis: 50,000 units ($116,500).

(4)	Represents, for 2001 and 2000, options to purchase the Company’s old common stock granted under the ITC^DeltaCom, Inc. 1997 Stock Option Plan. Represents, for 2002, options granted under the 1997 Stock Option Plan and options to purchase the common stock granted after October 29, 2002 under the ITC^DeltaCom, Inc. Stock Incentive Plan. Under the Company’s plan of reorganization, all unexercised options under the 1997 Stock Option Plan were canceled as of October 29, 2002, the effective date of the plan. Holders did not receive any distribution in exchange for their canceled options.
(5)	The amounts shown in the “All Other Compensation” column consist of the following: (a) for Mr. Williams $3,516 in fiscal 2002 and $982 in fiscal 2001 in life insurance premiums; $6,806 in fiscal 2002 in matching contributions to the Company’s 401(k) retirement savings plan, referred to below as the “401(k) Plan”; relocation assistance amounts in 2002 of $19,231; a travel allowance of $11,454 in fiscal 2002 and $4,641 in fiscal 2001; and an automobile allowance of $4,800 in fiscal 2002 and $1,920 in fiscal 2001; (b) for Mr. Walker, $3,629 in fiscal 2002, $4,404 in fiscal 2001 and $2,529 in fiscal 2000 in term life insurance premiums; $22,300 in fiscal 2002 and in fiscal 2001 in split dollar life insurance premiums; $7,333 in fiscal 2002, $7,000 in fiscal 2001 and $6,800 in fiscal 2000 in matching contributions to the 401(k) Plan; a travel allowance of $247 in fiscal 2001 and $6,116 in fiscal 2000; an automobile allowance of $4,800 in fiscal 2002, $4,800 in fiscal 2001 and $4,800 in fiscal 2000; and an executive benefit for estate planning assistance of $5,000 in fiscal 2001; (c) for Mr. Shumate, $482 in fiscal 2002, $432 in fiscal 2001 and $348 in fiscal 2000 in term life insurance premiums; $2,785 in fiscal 2002 and in fiscal 2001 in split dollar life insurance premiums; $7,333 in fiscal 2002, $7,000 in fiscal 2001 and $6,800 in fiscal 2000 in matching contributions to the 401(k) Plan; a travel allowance of $10,438 in fiscal 2002, $5,507 in fiscal 2001 and $3,552 in fiscal 2000; an automobile allowance of $4,800 in fiscal 2002, $4,800 in fiscal 2001 and $4,800 in fiscal 2000; and an executive benefit for estate planning assistance of $1,190 in fiscal 2001 and $3,810 in fiscal 2000; (d) for Mr. Moses, $1,048 in fiscal 2002, $1,038 in fiscal 2001 and $905 in fiscal 2000 in term life insurance premiums; $12,600 in fiscal 2002 and in fiscal 2001 in split dollar life insurance premiums; $6,000 in fiscal 2002, $5,250 in fiscal 2001 and $5,250 in fiscal 2000 in matching contributions to the 401(k) Plan; a travel allowance of $2,497 in fiscal 2001 and $2,291 in fiscal 2000; the value of the personal use of a company vehicle, as calculated under regulations of the Internal Revenue Service, of $1,030 in fiscal 2002, $268 in fiscal 2001 and $143 in fiscal 2000; and an executive benefit for estate planning assistance of $5,000 in fiscal 2000; (e) for Mr. Mullis, $1,977 in fiscal 2002, $1,796 in fiscal 2001 and $1,652 in fiscal 2000 in term life insurance premiums; $17,500 in fiscal 2002 and in fiscal 2001 in split dollar life insurance premiums; $6,860 in fiscal 2002, $6,000 in fiscal 2001 and $6,000 in fiscal 2000 in matching contributions to the 401(k) Plan; and an automobile allowance of $4,800 in fiscal 2002, $4,800 in fiscal 2001 and $4,800 in fiscal 2000.

Stock Option Grants in Fiscal 2002

The following table sets forth information concerning all stock options granted during fiscal 2002 to the named executive officers. Under the Company’s plan of reorganization, all options outstanding as of October 29, 2002, which was the effective date of the plan, were canceled as of that date.

Option Grants in Last Fiscal Year

Name	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (6)
	Number of Shares Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/Share)	Expiration Date		5% ($)	10% ($)
Larry F. Williams	186,379 50,000 50,000 50,000 75,000	(1) (2) (2) (2) (3)	3.46 0.93 0.93 0.93 1.39	0.51 5.28 6.08 6.86 2.60	1/29/12 11/20/12 11/20/12 11/20/12 11/20/12	(4) (5) (5) (5) (5)	— 430,028 495,184 558,711 317,634	— 684,748 788,498 889,654 505,780

Andrew M. Walker	194,718 25,000 25,000 25,000 37,500	(1) (2) (2) (2) (3)	3.61 0.46 0.46 0.46 0.70	0.51 5.28 6.08 6.86 2.60	1/29/12 11/20/12 11/20/12 11/20/12 11/20/12	(4) (5) (5) (5) (5)	— 215,014 247,592 279,355 158,817	— 342,374 394,249 444,827 252,890

Douglas A. Shumate	122,074 16,667 16,667 16,666 25,000	(1) (2) (2) (2) (3)	2.26 0.31 0.31 0.31 0.46	0.51 5.28 6.08 6.86 2.60	1/29/12 11/20/12 11/20/12 11/20/12 11/20/12	(4) (5) (5) (5) (5)	— 143,346 165,065 186,230 105,87	— 228,254 262,838 296,539 168,593

Steven D. Moses	100,134 15,000 15,000 15,000 22,500	(1) (2) (2) (2) (3)	1.86 0.28 0.28 0.28 0.42	0.51 5.28 6.08 6.86 2.60	1/29/12 11/20/12 11/20/12 11/20/12 11/20/12	(4) (5) (5) (5) (5)	— 129,008 148,555 167,613 95,290	— 205,424 236,549 266,896 151,734

J. Thomas Mullis	100,134 15,000 15,000 15,000 22,500	(1) (2) (2) (2) (3)	1.86 0.28 0.28 0.28 0.42	0.51 5.28 6.08 6.86 2.60	1/29/12 11/20/12 11/20/12 11/20/12 11/20/12	(4) (5) (5) (5) (5)	— 129,008 148,555 167,613 95,290	— 205,424 236,549 266,896 151,734

(1)	These options were granted under the ITC^DeltaCom, Inc. 1997 Stock Option Plan and were exercisable for shares of the Company’s old common stock. These options generally would have become exercisable with respect to 50% of the shares subject to such options on the second anniversary of the date of grant and with respect to 25% of the shares subject to such options on each of the third and fourth anniversaries of the date of grant. Under the Company’s plan of reorganization, all options outstanding as of October 29, 2002, which was the effective date of the plan, were canceled as of that date. Holders did not receive any distribution in exchange for their canceled options.
(2)	These options were granted under the ITC^DeltaCom, Inc. Stock Incentive Plan and are exercisable for shares of the common stock. These options became exercisable with respect to one-third of the shares subject to such options on the date of grant and will become exercisable with respect to an additional one-third of the shares subject to such options on each of the first and second anniversaries of the date of grant.
(3)	These options were granted under the ITC^DeltaCom, Inc. Stock Incentive Plan and are exercisable for shares of the common stock. These options become exercisable with respect to 50% of the shares subject to such options on the second anniversary of the date of grant and will become exercisable with respect to 25% of the shares subject to such options on each of the third and fourth anniversaries of the date of grant.
(4)	The term of each of these options generally could not have exceeded ten years. Under the Company’s plan of reorganization, all options outstanding as of October 29, 2002, which was the effective date of the plan, were canceled as of that date.

(5)	The term of each of these options generally may not exceed ten years.
(6)	The potential realizable value is calculated in accordance with the rules and regulations of the SEC based on the fair market value on the date of grant, which was equal to the exercise price of the option, and assumes that the shares appreciate in value from the option grant date compounded annually until the end of the option term at the rate specified, 5% or 10%, and that the option is exercised and sold on the last day of the option term for the appreciated share price. Under the Company’s plan of reorganization, all options outstanding under the ITC^DeltaCom, Inc. 1997 Stock Option Plan as of October 29, 2002, which was the effective date of the plan, were canceled as of that date.

Stock Option Exercises in Fiscal 2002

The following table sets forth information concerning all stock options exercised during fiscal 2002 and unexercised stock options held at the end of that fiscal year by the named executive officers:

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year- End (#)		Value of Unexercised In-the- Money Options at Fiscal Year-End ($)
			Exerciseable	Unexerciseable	Exerciseable	Unexerciseable
Larry F. Williams	—	—	50,000	175,000	—	—
Andrew M. Walker	—	—	25,000	87,500	—	—
Douglas A. Shumate	—	—	16,667	58,333	—	—
Steven D. Moses	—	—	15,000	52,500	—	—
J. Thomas Mullis	—	—	15,000	52,500	—	—

Equity Compensation Plan Information

The table below provides information relating to the Company’s equity compensation plans as of December 31, 2002. As of that date, the Company’s sole equity compensation plan was the ITC^DeltaCom, Inc. Stock Incentive Plan, which was adopted as of October 29, 2002 in connection with the Company’s plan of reorganization.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	0		0		0
Equity compensation plans not approved by security holders	3,060,000	(1)	$4.8658	(2)	440,000	(3)
Total	3,060,000	(1)	$4.8658	(2)	440,000	(3)

(1)	Represents common stock issuable upon exercise of options outstanding as of December 31, 2002 under the ITC^DeltaCom, Inc. Stock Incentive Plan. Excludes restricted stock units representing 1,000,000 shares of common stock outstanding as of December 31, 2002 under the Stock Incentive Plan.
(2)	Excludes the average per-share dollar value of restricted stock units outstanding as of December 31, 2002.
(3)	Represents shares of common stock remaining available for issuance pursuant to awards under the Stock Incentive Plan as of December 31, 2002.

Employment and Retention Agreements

Agreements With Executive Officers. The Company has entered into employment and retention agreements as of October 29, 2002, which was the effective date of the Company’s plan of reorganization, with the following executive officers pursuant to which each such executive officer was employed by the Company in the capacity identified below:

Name	Position
Larry F. Williams	Chairman and Chief Executive Officer
Andrew M. Walker	President and Chief Operating Officer
Douglas A. Shumate	Senior Vice President-Chief Financial Officer
Steven D. Moses	Senior Vice President-Network Services
J. Thomas Mullis	Senior Vice President-Legal and Regulatory, and General Counsel
Roger F. Woodward	Senior Vice President-Sales
Thomas P. Schroeder	Senior Vice President-Large Account Sales

Effective as of October 6, 2003, the closing date of the Company’s merger with BTI, Mr. Walker was appointed to the position of President, Business Services.

Each of the foregoing agreements has an initial three-year term, which will be automatically extended for one year on each anniversary date unless either the Company or the executive officer provides notice of non-renewal, or unless employment terminates because the executive officer dies or becomes disabled, is terminated by the Company, or resigns. Under the agreements, each executive officer is entitled to receive a base salary not less than his base salary immediately before June 25, 2002, which was the date on which the Company filed for protection from creditors under Chapter 11 of the United States bankruptcy code. Each agreement further provides that, in addition to the executive officer’s annual base salary, the executive officer may earn an annual bonus in cash and stock-based incentives in an amount not less than his maximum bonus opportunity for 2002 in effect immediately before June 25, 2002.

Each agreement provides for the payment of severance benefits to the executive officer if the Company terminates the executive officer’s employment without cause or the executive officer resigns for good reason. For this purpose, “good reason” includes a material reduction in the executive officer’s position, authority, duties or responsibilities, specified relocations of the executive officer’s place of employment, a reduction in the executive officer’s compensation, and notification to the executive officer that his employment will be terminated otherwise than as permitted by the agreement. Upon such a termination, the executive officer will be entitled to receive the following:

(1)	a lump-sum payment equal to the executive officer’s annual base salary through the date of termination plus a pro rata bonus for the year of termination and any previously deferred compensation and accrued vacation pay;

(2)	a lump-sum payment equal to:

•	in the case of Mr. Williams, three times the sum of his annual base salary as in effect at the date of termination plus his highest specified target bonus opportunity, excluding the value of stock-based incentives;

•	in the case of Mr. Walker, (a) two times the sum of his annual base salary as in effect at the date of termination plus his highest specified target bonus opportunity, excluding the value of stock-based incentives, if the termination date occurs while Mr. Williams is serving as either the Company’s Chief Executive Officer or the Company’s Chairman, or (b) three times such sum, if the termination date occurs after Mr. Williams has ceased service as both the Company’s Chief Executive Officer and the Company’s Chairman; or

•	in the case of each executive officer other than Messrs. Williams and Walker, (a) the sum of the executive officer’s annual base salary as in effect at the date of termination plus the executive’s highest specified target bonus opportunity, excluding the value of stock-based incentives, if the termination date occurs while Mr. Williams is serving as either the Company’s Chief Executive Officer or the Company’s Chairman, or (b) two times such sum, if the termination date occurs after Mr. Williams has ceased service as both the Company’s Chief Executive Officer and the Company’s Chairman; and

(3)	continued medical, prescription, dental and life insurance benefits until at least age 65, in the case of Messrs. Williams and Walker, and for a minimum of three years, in the case of each other executive officer.

In addition, upon such termination, all stock options, awards of restricted stock and restricted stock units, and other equity-based awards granted to the executive shall vest and become exercisable, and all restrictions and conditions applicable to such awards shall be deemed to have lapsed or been fully satisfied.

If an executive is terminated with cause or the executive resigns without good reason, the executive will be entitled to receive only compensation accrued through the date of termination and any compensation previously deferred by the executive.

Agreement With John W. Braukman, III. Effective as of October 6, 2003, John W. Braukman, III, who was previously BTI’s Chief Operating Officer and Chief Financial Officer, was appointed to the position of Chief Operating Officer of the Company. In connection with his appointment, the Company entered into an employment and retention agreement with Mr. Braukman in October 2003 that is substantially similar to the agreements between the Company and the executive officers, other than Messrs. Williams and Walker, described above.

Mr. Braukman served as BTI’s Chief Financial Officer from January 2002 until October 2003, and as BTI’s Chief Operating Officer since July 2002. Previously, from March 2000 to December 2001, Mr. Braukman served as Executive Vice President and Chief Financial Officer of Rhythms NetConnections, Inc., a broadband provider. Prior to his service with Rhythms NetConnections, which filed for reorganization under Chapter 11 of the United States bankruptcy code in August 2001, Mr. Braukman served as a senior finance officer at a variety of General Electric businesses, including as Senior Vice President and Chief Financial Officer of G.E. Capital Information Technology Solutions from August 1998 to March 2000. Mr. Braukman also served as Chief Financial Officer of General Electric’s Italy operation, Nuovo Pignone, a worldwide-diversified business, and of General Electric’s Transportation Systems business.

Compensation Committee Interlocks and Insider Participation

James H. Black, Jr., Donald W. Burton, William T. Parr, William H. Scott, III, O. Gene Gabbard, John R. Myers and Robert C. Taylor, Jr. served as members of the compensation committee of the board of directors during some or all of fiscal 2002. Mr. Gabbard resigned as a member of the board of directors and the compensation committee in February 2002. Messrs Black, Parr and Scott ceased to serve as members of the board of directors and the compensation committee, and Messrs. Burton, Myers and Taylor were appointed to the compensation committee, upon consummation of the Company’s plan of reorganization on October 29, 2002. Mr. Myers resigned as a member of the board of directors and the compensation committee in January 2003. Before his appointment to the board of directors in July 2000, Mr. Black served as a Senior Vice President of the Company from July 1999 through July 2000.

For a description of transactions between the Company and entities with which members of the compensation committee in 2002 are affiliated or associated, see “Transactions With Related Parties” below.

Report of the Compensation Committee on Executive Compensation

The compensation committee of the ITC^DeltaCom, Inc. board of directors, which is composed exclusively of non-employee directors, presents this report regarding its executive compensation policy and compensation program in effect for the 2002 fiscal year for the Company’s chief executive officer and the Company’s other executive officers. This report, as well as the performance graph set forth below, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

Compensation Policies for Executive Officers

Compensation Policies. The compensation policies of the Company are designed to attract, motivate and retain experienced and qualified executives, increase the overall performance of the Company, increase stockholder value and increase the performance of individual executives.

The compensation committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses based on the Company’s overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, the Company’s policy is to grant stock options to executives upon their commencement of employment with the Company and annually thereafter in order to strengthen the alliance of interest between the executives and the Company’s stockholders and to give executives the opportunity to reach top compensation levels of the competitive market based on the Company’s performance, as reflected in the market price of the common stock. In establishing executive compensation reported for fiscal 2002, the compensation committee also considered the Company’s progress in implementing a strategic and operational restructuring it initiated in the third quarter of fiscal 2001, which included its consummation on October 29, 2002 of its plan of reorganization under Chapter 11 of the United States bankruptcy code.

The following describes the three principal elements of compensation generally available to executives under the compensation committee’s compensation policies, with specific reference to compensation reported for fiscal 2002.

Base Salaries. Base salaries of executive officers are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the executive, and the competitive marketplace for executive talent. This evaluation includes a comparison of the Company’s executive base salaries to base salaries for comparable positions at peer public companies in the Company’s geographic region. Base salaries for executive officers are reviewed annually by the compensation committee based upon, among other things, individual performance and responsibilities.

Annual salary adjustments for executive officers are recommended by the chief executive officer after evaluating the previous year’s performance of each executive officer and considering any new responsibilities of such officer. The compensation committee performs the same review of the performance of the chief executive officer. Individual performance ratings take into account such factors as the achievement of specific goals that are defined by reference to the Company’s strategic plan and the attainment of specific individual objectives. The factors affecting base salary levels are not assigned specific weights, but are subject to adjustment by the compensation committee.

Annual Cash Bonuses. The Company pays annual cash bonuses to its executive officers based on both corporate and individual performance, as measured by reference to factors which reflect objective performance criteria over which management generally has the ability to exert some degree of control. These corporate performance factors include revenue and earnings targets established in the Company’s annual budget as well as various operational objectives of the Company. Bonuses for fiscal 2002, which were paid in fiscal 2003, were based upon the achievement of these financial and operational factors, including progress in implementing the Company’s restructuring plan.

Long-Term Incentive Compensation. A third component of an executive officer’s compensation consists of awards under the Company’s stock incentive plan and, prior to its termination in October 2002 in connection with the Company’s plan of reorganization, the Company’s 1997 stock option plan, pursuant to which the Company grants executive officers and other key employees options to purchase shares of common stock and other equity-based awards. All of the options outstanding on October 29, 2002 were canceled under the Company’s plan of reorganization.

The compensation committee historically has granted stock options to the Company’s executive officers in order to align their interests with the interests of the stockholders. Stock options are considered by the compensation committee to be an effective long-term incentive because an executive’s gains are linked to increases in the value of the common stock, which in turn provides stockholder gains. The compensation committee generally grants options to new executive officers and other key employees upon their commencement of employment with the Company and on an annual basis thereafter. Except for options granted in accordance with the Company’s plan of reorganization, the options generally have been granted at an exercise price which is equal to the closing market price of the common stock at the grant date and with vesting over a period of two to four years following the grant date. Options granted in accordance with the plan of reorganization have exercise prices of $5.28 per share for one-third of the shares subject to such options, $6.08 per share for one-third of the shares subject to the options and $6.86 per share for one-third of the shares subject to the options. These stock options were vested as to one-third of the shares subject to the award as of the grant date and will vest as to an additional one-third of the shares subject to the award on each of the first and second anniversaries of the grant date. The maximum term for all option grants is ten years. The full benefit of the options is realized upon an increase in the stock price in future periods, thus providing an incentive to create value for the Company’s stockholders through appreciation of the stock price. The Company’s management believes that stock options have been helpful in attracting and retaining skilled executive personnel.

Stock option grants made to executive officers in fiscal 2002 reflect significant individual contributions relating to the Company’s operations and implementation of the Company’s objectives. In fiscal 2002, after consummation of the Company’s plan of reorganization, the Company granted stock options to purchase an aggregate of 547,500 shares of common stock to the Company’s five most highly compensated executive officers, including the chief executive officer. In fiscal 2002, also in accordance with the Company’s plan of reorganization, the compensation committee granted its five most highly compensated executive officers stock units for a total of 910,000 shares of common stock. These stock units vested as to one-third of the shares subject to the award as of the grant date and will vest as to an additional one-third of the shares subject to the award on each of the first and second anniversaries of the grant date.

Chief Executive Officer Compensation

The executive compensation policy described above is applied in setting the compensation of Larry F. Williams, the Company’s chief executive officer. The chief executive officer generally participates in the same executive compensation plans and arrangements available to the other executive officers. Accordingly, the compensation of the chief executive officer also consists of annual base salary, annual cash bonus and long-term incentive compensation. The compensation committee’s general approach in establishing the chief executive officer’s compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon the long-term performance of the Company, as reflected in part in the market price of the common stock.

Mr. Williams’s compensation for fiscal 2002 included $250,000 in base salary and a $225,000 cash bonus. Mr. Williams’s salary and bonus payments for 2002 were based upon, among other factors, the 2001 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies. Mr. Williams also was granted options to purchase 186,379 shares of common stock in 2002 under the 1997 stock option plan (all of which were canceled under the plan of reorganization) and options to purchase 225,000 shares of common stock under the current stock incentive plan, of which options for 150,000 shares were granted on terms prescribed in the plan of reorganization and described above. The compensation committee also awarded Mr. Williams stock units for a total of 550,000 of the 1,000,000 shares of common stock authorized for such awards under the plan of reorganization. The compensation committee believed that these grants were justified in light of Mr. Williams’s expertise and qualifications, the current circumstances affecting the Company and its industry, and the successful consummation of the Company’s plan of reorganization.

Compensation Deductibility Policy

Under Section 162(m) of the Internal Revenue Code and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of the Company’s five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. The compensation committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company’s executive officers.

Respectfully submitted,

Compensation Committee

Donald W. Burton
R. Gerald McCarley
Robert C. Taylor, Jr.

Stockholder Return Performance Graph

On October 29, 2002 in connection with the completion of the Company’s plan of reorganization, all of the outstanding shares of the Company’s old common stock were canceled and the Company issued approximately 44,750,000 shares of its new common stock. Each holder of shares of the old common stock was entitled to receive such holder’s ratable proportion of a total of 355,500 shares of the new common stock pursuant to the plan of reorganization. The graph and table set forth below show the cumulative total stockholder return on the Company’s new common stock compared to the Standard & Poor’s 500 Stock Index and the NASDAQ Telecommunications Index, which is composed of stocks of publicly traded companies which are principally in the telecommunications business, for the periods between October 29, 2002, which was the initial issue date of the new common stock, and December 31, 2002, the last trading day in fiscal 2002. The graph assumes $100 was invested on October 29, 2002 in (1) the Company’s new common stock, (2) the Standard & Poor’s 500 Stock Index and (3) the Nasdaq Telecommunications Index. Total stockholder return is measured by dividing total dividends, assuming dividend reinvestment, plus share price change for a period, by the share price at the beginning of the measurement period.

Indexed Returns

Company/Index	Base Period October 29, 2002	Year Ended December 31, 2002
ITC^DeltaCom, Inc.	100	104.48
S&P 500 Stock Index	100	99.74
NASDAQ Telecom Index	100	105.31

Transactions With Related Parties

The Company has adopted a policy requiring that any material transactions between the Company and persons or entities affiliated with officers, directors or principal stockholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arm’s-length transactions with independent third parties.

The following is a summary of certain transactions during fiscal 2002 and during the period from January 1, 2003 through September 30, 2003 among the Company and its directors, executive officers, beneficial owners of more than 5% of the common stock, the Series A preferred stock or the Series B preferred stock, and certain entities with which the foregoing persons are affiliated or associated.

Transactions With ITC Holding Company, Inc. and Affiliates

The Company entered into the transactions with ITC Holding Company, Inc., its subsidiaries and its affiliates described below. ITC Holding Company was the Company’s sole stockholder before the Company completed its initial public offering of common stock in October 1997. Three of the Company’s current directors, Campbell B. Lanier, III, Donald W. Burton and William B. Timmerman, served as directors of ITC Holding Company until May 2003. In addition, the following four directors of ITC Holding Company during 2002 and from January 2003 through May 2003 served as directors of the Company at various periods between January 1, 2002 and the consummation of the Company’s plan of reorganization on October 29, 2002: Robert A. Dolson, O. Gene Gabbard, William T. Parr and William H. Scott, III. Mr. Lanier also served as Chairman and Chief Executive Officer of ITC Holding Company or its predecessor company from its inception in 1985 through May 2003, and Mr. Scott served as President of ITC Holding Company or its predecessor company from 1991 through May 2003. ITC Holding Company was the beneficial owner of more than 5% of the Company’s old common stock, Series B-1 preferred stock and Series B-2 preferred stock. On October 29, 2002, in exchange for the cancellation of these securities and senior notes under the Company’s plan of reorganization, ITC Holding Company was issued over 5% of the Company’s new common stock. Because ITC Holding Company sold this common stock, and ceased to be an affiliate of the Company, in connection with its acquisition by another company in May 2003, the following includes information on transactions between the Company and ITC Holding Company and its affiliates only through June 30, 2003.

Redemption of ITC Holding Company Securities. Under a purchase agreement dated as of August 22, 2002, as amended, among the Company, the investors in the Company’s October 29, 2002 private offering of Series A preferred stock (other than SCANA Corporation) and ITC Holding Company, ITC Holding Company agreed to purchase from some of those investors up to a total of $15 million of the capital stock of ITC Holding Company held by those investors to enable them to have sufficient funds to purchase the common stock, Series A preferred stock and warrants in the private offering, which was completed in connection with the Company’s plan of reorganization. On October 29, 2002, under this agreement, ITC Holding Company purchased its capital stock from such investors for a total price of approximately $13.2 million. Donald W. Burton, Campbell B. Lanier, III, William H. Scott and Douglas A. Shumate were among the investors in the private offering.

Series B Preferred Stock Investment. Under an investment agreement dated as of February 27, 2001 between the Company and ITC Holding Company, ITC Holding Company committed, subject to specified closing conditions, to purchase up to $150 million in Series B preferred stock and related warrants to purchase the Company’s old common stock in multiple closings to occur before June 20, 2002. Under an amendment to the investment agreement dated as of May 29, 2001, ITC Holding Company reduced its purchase commitment to $100 million by assigning $25 million of its $150 million purchase commitment to each of SCANA Corporation and HBK Master Fund L.P. During 2001, ITC Holding Company, SCANA and HBK Master Fund purchased shares of the Series B-1 preferred stock and Series B-2 preferred stock under the investment agreement. The Company also issued to these investors during 2001 additional shares of Series B-1 preferred stock and Series B-2 preferred stock as payment-in-kind dividends on the outstanding Series B preferred stock. Solely for purposes of calculating the dividend amount, each share of Series B preferred stock issued as a payment-in-kind dividend was valued at its liquidation preference of $1,000.

On January 15, 2002, the Company issued to ITC Holding Company 410.842 shares of Series B-1 preferred stock as payment-in-kind dividends on the Series B-1 preferred stock for the quarterly dividend period ended on December 31, 2001 and 687.343 shares of Series B-2 preferred stock as payment-in-kind dividends on the Series B-2 preferred stock for the dividend period from September 5, 2001 through December 31, 2001. On April 15, 2002, the Company issued to ITC Holding Company 410.263 shares of Series B-1 preferred stock as payment-in-kind dividends on the Series B-1 preferred stock for the quarterly dividend period ended on March 31, 2002 and 537.521 shares of Series B-2 preferred stock as payment-in-kind dividends on the Series B-2 preferred stock for the quarterly dividend ended March 31, 2002.

In April 2002, the Company notified ITC Holding Company and the other investors under the investment agreement that the Company had exercised its right to require these investors to purchase additional securities under the investment agreement. The Company received a response from the investors asserting that the investors were not obligated to purchase additional securities at a third closing because the Company allegedly had failed to satisfy specified closing conditions under the investment agreement. Under its plan of reorganization, the Company was deemed to have released, waived and discharged any claims that could have been asserted by it against ITC Holding Company or its officers, directors, employees and affiliates, including any claims or causes of action arising under or in connection with the investment agreement. On October 29, 2002, ITC Holding Company provided a substantially identical release for the benefit of the Company and its officers, directors, employees and affiliates.

All of the Series B preferred stock was canceled on October 29, 2002 under the plan of reorganization.

Telecommunications Services Transactions. The Company has sold capacity on its fiber optic network to several entities that are or, at various times during which ITC Holding Company was an affiliate of the Company, were subsidiaries or affiliates of ITC Holding Company. These entities include KNOLOGY Broadband, Inc. and Interstate Telephone Company. The Company also has provided long distance and carrier switched long distance service to several subsidiaries and affiliates of ITC Holding Company, including KNOLOGY, InterCall, Inc., Interstate Telephone Company, Valley Telephone Company and In View. The Company also earns commissions by serving as agent for some interexchange carriers doing business with InterCall. Under these agreements, the Company contracts with the interexchange carrier and re-bills the appropriate access charges plus a margin to InterCall. The Company provides directory assistance and operator service to Interstate Telephone, Valley Telephone, Globe Telecommunications, Inc. and KNOLOGY. Revenues recorded by the Company for all of these services were approximately $4.6 million for 2002 and $231,000 for the six months ended June 30, 2003.

The Company purchased feature group access and other services from Interstate Telephone, Valley Telephone, Globe Telecommunications and KNOLOGY totaling approximately $703,000 for 2002 and approximately $321,000 for the six months ended June 30, 2003.

InterCall provides conference calling services to the Company. The Company paid approximately $107,000 for such services for 2002 and approximately $168,000 for the six months ended June 30, 2003.

ITC Service Company, a subsidiary of ITC Holding Company, provides the Company and its subsidiaries with air travel services. The Company paid approximately $433,000 for such services for 2002 and $168,000 for the six months ended June 30, 2003.

Transactions With SCANA Corporation and Affiliates

The Company entered into the transactions with SCANA Corporation and its subsidiaries described below. William B. Timmerman, a director of the Company, is also Chairman, Chief Executive Officer and President of SCANA. Before the plan of reorganization, SCANA was the beneficial owner of more than 5% of the old common stock, the old Series A preferred sock, the Series B-1 preferred stock and the Series B-2 preferred stock. On October 29, 2002, in exchange for the cancellation of these securities under the Company’s plan of reorganization, and as a result of its investment in the currently outstanding Series A preferred stock described below, SCANA became the beneficial owner of more than 5% of the common stock and the Series A preferred stock. See “Security Ownership” for information concerning SCANA’s beneficial ownership of the Company’s securities as of November 3, 2003.

Series A Preferred Stock Investment. On October 29, 2002, under a purchase agreement dated as of August 22, 2002, as amended, SCANA, through a wholly-owned subsidiary, acquired 149,077 shares of the Series A preferred stock, warrants to purchase 506,861.8 shares of the common stock and 500,000 shares of the common stock in a private offering for a total purchase price of approximately $14.9 million. The purchase price of $100 per share of Series A preferred stock was equal to the stated liquidation value of $100 per share. The Company issued SCANA the 500,000 shares of common stock as consideration for its commitment to participate in the Series A preferred stock investment, which was an important term of the plan of reorganization. On January 1,

2003, the Company issued to SCANA 2,091.1628 shares of Series A preferred stock as payment-in-kind dividends on the Series A preferred stock for the initial dividend period ended on December 31, 2002.

Under the purchase agreement with SCANA, the Company agreed to pay up to $75,000 of the reasonable fees and expenses incurred by SCANA in connection with its investment. The Company paid approximately $56,000 under this provision in October 2002. The purchase agreement with SCANA was substantially identical to the purchase agreement among the Company, ITC Holding Company and the remaining private Series A preferred stock investors (other than SCANA), pursuant to which the Company issued such other investors the same total amount of common stock, Series A preferred stock and warrants in connection with the plan of reorganization. As part of the transaction, the Company also granted shelf, demand and piggyback registration rights to SCANA and the other private Series A preferred stock investors with respect to their investment securities.

Series B Preferred Stock Investment. On May 29, 2001, ITC Holding Company assigned $25 million of its $150 million purchase commitment under the Series B preferred stock investment agreement described above to SCANA Corporation. During 2001, SCANA, ITC Holding Company and HBK Master Fund purchased shares of the Series B-1 preferred stock and Series B-2 preferred stock under the investment agreement. The Company also issued to these investors during 2001 additional shares of Series B-1 preferred stock and Series B-2 preferred stock as payment-in-kind dividends on the outstanding Series B preferred stock.

On January 15, 2002, the Company issued to SCANA 102.710 shares of Series B-1 preferred stock as payment-in-kind dividends on the Series B-1 preferred stock for the quarterly dividend period ended on December 31, 2001 and 171.849 shares of Series B-2 preferred stock as payment-in-kind dividends on the Series B-2 preferred stock for the dividend period from September 5, 2001 through December 31, 2001. On April 15, 2002, the Company issued to SCANA 102.566 shares of Series B-1 preferred stock as payment-in-kind dividends on the Series B-1 preferred stock for the quarterly dividend period ended on March 31, 2002 and 134.391 shares of Series B-2 preferred stock as payment-in-kind dividends on the Series B-2 preferred stock for the quarterly dividend ended March 31, 2002.

In April 2002, the Company notified SCANA and the other investors under the investment agreement that the Company had exercised its right to require these investors to purchase additional securities under the investment agreement. The Company received a response from the investors asserting that the investors were not obligated to purchase additional securities at a third closing because the Company allegedly had failed to satisfy specified closing conditions under the investment agreement. Under its plan of reorganization, the Company was deemed to have released, waived and discharged any claims that could have been asserted by it against SCANA or its officers, directors, employees and affiliates, including any claims or causes of action arising under or in connection with the investment agreement.

Retail Services. The Company provides retail services, including local and long distance telephone services, data services and Internet access, to SCANA and some of SCANA’s subsidiaries. The Company billed those entities for such services a total of approximately $1.5 million for 2002 and $1.4 million for the nine months ended September 30, 2003.

Access Services. The Company purchased long-haul services from SCANA totaling approximately $1.4 million for 2002 and $2,000 for the nine months ended September 30, 2003.

Leases. The Company leases office space and space for telecommunications switching equipment at various locations in Columbia, South Carolina from a subsidiary of SCANA. Under the lease agreements, the Company paid approximately $263,000 for 2002 and $130,000 for the nine months ended September 30, 2003.

Transactions With the Welsh, Carson, Anderson & Stowe Group

Since October 29, 2002, the members from time to time of the Welsh, Carson, Anderson & Stowe Group have collectively constituted the largest common stockholder of the Company. The current members of the Welsh, Carson, Anderson & Stowe Group are Welsh, Carson, Anderson & Stowe VIII, L.P. , WCAS VIII

Associates, L.L.C., WCAS Capital Partners III, L.P., WCAS Information Partners, L.P., Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Thomas E. McInerney, Robert A. Minicucci, Anthony J. de Nicola, Paul B. Queally, Jonathan M. Rather, D. Scott Mackesy, John D. Clark, James R. Matthews and Sanjay Swani. Welsh, Carson, Anderson & Stowe is a private equity investment firm. The members of the Welsh, Carson, Anderson & Stowe Group, together with certain former affiliates and former and current employees of Welsh, Carson, Anderson & Stowe, constitute the WCAS securityholders that are parties to the Governance Agreement described elsewhere in this proxy statement. The Welsh, Carson, Anderson & Stowe Group initially became a stockholder of the Company in October 2002 when it acquired 49.3% of the then-outstanding shares of the common stock pursuant to the Company’s plan of reorganization. It acquired these shares of common stock in exchange for the cancellation of approximately $225.9 million principal amount of the Company’s senior notes it held on the plan’s effective date. The group has subsequently increased its ownership of the Company’s voting securities. See “Security Ownership” for information concerning the beneficial ownership of the Company’s capital stock by the Welsh, Carson, Anderson & Stowe Group as of November 3, 2003.

Merger Transactions. On July 2, 2003, the Company and its wholly-owned subsidiary entered into an agreement and plan of merger with BTI Telecom Corp., the members of the Welsh, Carson, Anderson & Stowe Group and the other WCAS securityholders. At the closing under the merger agreement held on October 6, 2003, the Company consummated its acquisition by merger of BTI. At the merger effective time, each issued and outstanding share of the common stock of BTI, other than any shares of BTI common stock owned by BTI, which were canceled, was converted into the right to receive approximately 0.00015 of a share of the Company’s common stock. At the merger effective time, each issued and outstanding share of the preferred stock of BTI, other than any shares of BTI preferred stock owned by BTI, which were canceled, was converted into the right to receive a number of shares of the Company’s common stock equal to the product of the number of shares of BTI common stock into which such share of BTI preferred stock was convertible as of the effective time multiplied by the foregoing exchange ratio. As of the merger effective time, pursuant to these provisions, the common stock and preferred stock of BTI held by the Welsh, Carson, Anderson & Stowe Group was convertible into the right to receive 34,698 shares of the total of approximately 50,000 shares of the Company’s common stock issuable as merger consideration to the BTI stockholders.

On the merger closing date, pursuant to the merger agreement, the Company issued to the Welsh, Carson, Anderson & Stowe Group and the other WCAS securityholders 6,950,000 shares of common stock and warrants to purchase an additional 3,000,000 shares of common stock at a price of $8.50 per share in exchange for the surrender for cancellation of promissory notes representing $95 million principal amount of BTI indebtedness owing to the Welsh, Carson, Anderson & Stowe Group and the other WCAS securityholders. Of these shares of common stock and warrants, 6,913,000 shares of common stock and warrants to purchase an additional 2,984,027 shares of common stock were issued to members of the Welsh, Carson, Anderson & Stowe Group.

On the merger closing date, pursuant to the merger agreement, members of the Welsh, Carson, Anderson & Stowe Group purchased a total of 347,870 of the 350,000 shares of the Series B preferred stock that the Company sold to certain of the WCAS securityholders for a total purchase price of $35 million. Of the purchase price, approximately $27.5 million was paid in cash and approximately $7.5 million was paid by the surrender for cancellation of $7.5 million principal amount of promissory notes of BTI owing to such WCAS securityholders. As of October 6, 2003, the 347,870 shares of Series B preferred stock purchased by members of the Welsh, Carson, Anderson & Stowe Group were convertible into a total of approximately 11,595,665 shares of common stock at a conversion price of $3.00 per share of common stock.

As part of the transaction, the Company also granted shelf, demand and piggyback registration rights to the Welsh, Carson, Anderson & Stowe Group and the other WCAS securityholders with respect to all of the capital stock and warrants of the Company held by them from time to time.

Telecommunications Services Transactions. The Welsh, Carson, Anderson & Stowe Group and some of their affiliates, including BTI before the merger and other portfolio companies, sell telecommunications services to, and purchase telecommunications and related services from, the Company in the ordinary course of business on arm’s-length terms. The amount of the purchases by the Welsh, Carson, Anderson & Stowe Group and their affiliates of telecommunications and related services from the Company totaled approximately $573,000 for 2002 and $545,000 for the nine months ended September 30, 2003. The amount of sales by the Welsh, Carson, Anderson & Stowe Group and their affiliates of telecommunications services to the Company totaled approximately $1.5 million for 2002 and $1.1 million for the nine months ended September 30, 2003.

Transactions With Directors, Executive Officers and Other Affiliates

Transactions With Affiliates of HBK Investments. The Company entered into the Series B preferred stock investment transaction with HBK Master Fund L.P., an affiliate of HBK Investments L.P., and the beneficial owner during part of 2002 of more than 5% of the old common stock, Series B-1 preferred stock and Series B-2 preferred stock. Following consummation of the Company’s plan of reorganization on October 29, 2002, HBK Investments ceased to own at least 5% of any class of the Company’s voting securities.

During 2001, HBK Master Fund, SCANA Corporation and ITC Holding Company purchased shares of the Series B-1 preferred stock and Series B-2 preferred stock under the investment agreement. The Company also issued to these investors during 2001 additional shares of Series B-1 preferred stock and Series B-2 preferred stock as payment-in-kind dividends on the outstanding Series B preferred stock.

On January 15, 2002, the Company issued to HBK Master Fund 102.710 shares of Series B-1 preferred stock as payment-in-kind dividends on the Series B-1 preferred stock for the quarterly dividend period ended on December 31, 2001 and 171.849 shares of Series B-2 preferred stock as payment-in-kind dividends on the Series B-2 preferred stock for the dividend period from September 5, 2001 through December 31, 2001. On April 15, 2002, the Company issued to HBK Master Fund 102.566 shares of Series B-1 preferred stock as payment-in-kind dividends on the Series B-1 preferred stock for the quarterly dividend period ended on March 31, 2002 and 134.391 shares of Series B-2 preferred stock as payment-in-kind dividends on the Series B-2 preferred stock for the quarterly dividend ended March 31, 2002.

In April 2002, the Company notified HBK Master Fund and the other investors under the investment agreement that the Company had exercised its right to require these investors to purchase additional securities under the investment agreement. The Company received a written response from the investors asserting that the investors were not obligated to purchase additional securities at a third closing in accordance with the notice because the Company allegedly had failed to satisfy specified closing conditions under the investment agreement.

Series A Preferred Stock Investment. On October 29, 2002, under a purchase agreement dated as of August 22, 2002, as amended, among the Company, ITC Holding Company, three of the Company’s current or former directors during 2002 (Donald W. Burton, Campbell B. Lanier, III and William H. Scott, III), one of the Company’s current executive officers (Douglas A. Shumate), and some of their affiliates acquired the following securities from the Company in a private offering in connection with the Company’s plan of reorganization:

Name	Shares of Series A Preferred Stock	Warrants	Shares of Common Stock	Aggregate Purchase Price ($)
Donald W. Burton	19,877	67,582	66,667	1,987,693.33
Campbell B. Lanier, III	35,793	121,697	120,048	3,579,308.95
William H. Scott, III	4,969	16,895	16,667	496,923.33
Douglas A. Shumate	1,988	6,758	6,667	198,769.33

The purchase price of $100 per share of Series A preferred stock was equal to the stated liquidation value of $100 per share. The Company issued the shares of common stock as consideration for the commitment of these investors to participate in the Series A preferred stock investment, which was an important term of the plan of reorganization. The other investors also received a proportionate number of these commitment shares.

Under the purchase agreement, which was substantially identical to the purchase agreement with SCANA described above, the Company agreed to pay up to $150,000 of the reasonable fees and expenses incurred by these investors in connection with their investment. The Company paid $150,000 under this provision in October 2002. As part of the transaction, the Company also granted shelf, demand and piggyback registration rights to these investors and the other private Series A preferred stock investors with respect to their investment securities.

Transactions With J. Smith Lanier, II and Affiliates. The Company entered into the transactions with J. Smith Lanier, II described below. Before consummation of the Company’s plan reorganization, Mr. Lanier was the beneficial owner of more than 5% of the old common stock. Mr. Lanier also is the beneficial owner of more than 5% of the Series A preferred stock, and the Chairman and a principal stockholder of J. Smith Lanier & Co. William T. Parr, who was a director of the Company before the reorganization, serves as Vice Chairman of J. Smith Lanier & Co.

Series A Preferred Stock Investment. In connection with the plan of reorganization, Mr. Lanier acquired, for a total purchase price of approximately $1.6 million, 15,653.0850 shares of Series A preferred stock, 53,220.489 warrants and 52,500 shares of common stock, Mr. Lanier’s spouse acquired, for a total purchase price of $409,961.75, 4,099.6175 shares of Series A preferred stock, 13,938.6995 warrants and 13,750 shares of new common stock, and J. Smith Lanier & Co. acquired, for a total purchase price of $198,769.33, 1,987.6933 shares of Series A preferred stock, 6,758.1572 warrants and 6,667 shares of new common stock. The Company issued these securities in a private offering on the terms described above under the purchase agreement dated as of August 22, 2002, as amended, among the Company, ITC Holding Company and the investors other than SCANA referred to above. As part of the transaction, the Company also granted shelf, demand and piggyback registration rights to Mr. Lanier and the other private Series A preferred stock investors with respect to their investment securities.

Insurance Brokerage Services. J. Smith Lanier & Co., an insurance placement company, has provided the Company with insurance brokerage services, including the negotiation and acquisition on behalf of the Company of various insurance policies with third-party insurers. J. Smith Lanier & Co. generally receives a commission on the gross premium of these insurance policies ranging from 5% to 7%. This gross premium totaled $1.5 million for 2002 and $3.5 million for the 2003 fiscal year, all of which was paid in the nine months ended September 30, 2003. J. Smith Lanier & Co. also has performed risk management services for the Company for no additional consideration.

Retail Services. The Company provides retail services, including local and long distance telephone services and data and Internet services, to J. Smith Lanier & Co. Revenue attributable to J. Smith Lanier & Co. for the provision of these services totaled approximately $500,000 for 2002 and $495,000 for the nine months ended September 30, 2003.

Dividends on Series A Preferred Stock. On January 1, 2003, April 1, 2003 and July 1, 2003, in accordance with the certificate of designation of the Series A preferred stock, the Company issued additional shares of Series A preferred stock as payment-in-kind dividends on the then-outstanding shares of Series A preferred stock pursuant to which the following holders acquired beneficial ownership of the following additional shares of Series A preferred stock:

Name	January 1, 2003	April 1, 2003	July 1, 2003
Donald W. Burton	279	403	411
Campbell B. Lanier, III	502	726	740
J. Smith Lanier, II	305	441	450
Douglas A. Shumate	28	40	41
SCANA Corporation	2,091	3,023	3,084

Solely for purposes of calculating the dividend amount, each share of Series A preferred stock issued as a payment-in-kind dividend is valued at its liquidation preference of $100.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The reporting persons are required by rules of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Steven D. Moses, an executive officer, did not file one report, with respect to a disposition of common stock pursuant to a trading plan under Rule 10b5-1 of the Securities Exchange Act, on a timely basis. Based solely upon a review of Section 16(a) reports furnished to the Company for fiscal 2002 or written representations that no other reports were required, the Company believes that the Company’s Section 16(a) reporting persons otherwise complied with all filing requirements for fiscal 2002.

CHARTER AMENDMENT PROPOSAL

(Proposal 2)

The stockholders are asked to consider and vote upon a proposal to approve the Company’s restated certificate of incorporation in the form attached to this proxy statement as Appendix B. The board of directors approved the proposed form of restated certificate of incorporation at a meeting on July 2, 2003 at which it also approved the BTI merger agreement and the transactions contemplated by that agreement. The Company agreed in the BTI merger agreement to submit the new form of restated certificate of incorporation in its entirety to its stockholders for approval at this meeting.

The proposed form of restated certificate of incorporation contains a number of interrelated amendments to the Company’s current restated certificate of incorporation, which became effective on October 29, 2002 pursuant to the Company’s plan of reorganization under Chapter 11 of the United States bankruptcy code. All of these amendments were agreed upon by the Company and the WCAS securityholders in connection with their negotiation of the BTI merger agreement, the Governance Agreement and the other agreements related to the BTI merger. These amendments, which are described below, would:

•	increase the Company’s authorized capital stock;

•	change a provision relating to the Company’s authority to issue preferred stock;

•	change provisions relating to the composition and size of the Company’s board of directors; and

•	add a new provision concerning future amendments to the restated certificate of incorporation.

By approving the proposed form of restated certificate of incorporation, stockholders will approve each of the foregoing amendments.

In accordance with the BTI merger agreement, if the charter amendment proposal is approved by stockholders, the Company will file the new form of restated certificate of incorporation with the Delaware Secretary of State promptly after the annual meeting. The restated certificate of incorporation will be effective upon filing.

The following summarizes the amendments to the Company’s current restated certificate of incorporation that are contained in the new form submitted for stockholder approval. The summary is qualified in its entirety by the complete text of the proposed restated certificate of incorporation in the form attached to this proxy statement as Appendix B.

Increase in Authorized Capital Stock

The Company’s restated certificate of incorporation currently authorizes the issuance of a total of 250,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, for a total authorized capital stock of 255,000,000 shares. The new form of restated certificate of incorporation would increase the number of authorized shares of capital stock from 255,000,000 shares to 360,000,000 shares, increase the number of authorized shares of common stock from 250,000,000 shares to 350,000,000 shares, and increase the number of authorized shares of preferred stock from 5,000,000 shares to 10,000,000 shares.

Since its initial public offering in October 1997, the Company has twice amended its restated certificate of incorporation to increase its authorized capital stock. Following approval by stockholders at the annual meeting held in May 2000, the Company amended its restated certificate of incorporation to increase the number of authorized shares of capital stock from 95,000,000 shares to 205,000,000 shares and to increase the number of authorized shares of common stock from 90,000,000 shares to 200,000,000 shares. In connection with the effectiveness of the current restated certificate of incorporation on October 29, 2002 pursuant to the Company’s plan of reorganization, the authorized shares were increased to the present levels of 255,000,000 shares of capital stock and 250,000,000 shares of common stock, respectively. The number of authorized shares of preferred stock has remained at 5,000,000 shares since 1997.

As of November 3, 2003, the Company had 51,827,620 shares of common stock outstanding. A total of approximately 26,036,000 additional shares of common stock, which are referred to below as “reserved shares,” were reserved for issuance as of November 3, 2003 under the Company’s stock incentive plan and upon conversion or exercise of the Company’s outstanding convertible securities. The Company’s outstanding convertible securities currently consist of the Series A preferred stock, the Series B preferred stock, 1,020,000 common stock purchase warrants issued in October 2002 in connection with the issuance of the Series A preferred stock, and 3,000,000 common stock purchase warrants issued in October 2003 in connection with the issuance of the Series B preferred stock.

As of November 3, 2003, the Company had designated 665,000 shares of its preferred stock as Series A preferred stock and 1,200,000 shares of its preferred stock as Series B preferred stock. As of the same date, the Company had outstanding 322,828 shares of Series A preferred stock and 350,000 shares of Series B preferred stock.

If the charter amendment proposal is implemented, the Company would have available for future issuance as of November 3, 2003 approximately 272,205,000 shares of common stock (excluding the reserved shares) and approximately 8,135,000 shares of preferred stock (excluding the designated Series A and Series B preferred stock). If the charter amendment proposal is not implemented, the Company would have available for future issuance as of November 3, 2003 approximately 172,205,000 shares of common stock (excluding the reserved shares) and approximately 3,135,000 shares of preferred stock (excluding the designated Series A and Series B preferred stock).

The board of directors recommends an increase in the Company’s authorized capital to ensure that the Company has a sufficient number of (1) authorized shares of common stock available for issuance upon the exercise or conversion of the Company’s convertible securities which are outstanding from time to time and (2) authorized shares of common stock and preferred stock available for issuance for other corporate purposes determined by the board of directors to be advisable or in the best interests of the Company and its stockholders.

Issuances Pursuant to Convertible Securities. The Company will be required for the reasons described below to reserve an increasing number of shares of authorized common stock for issuance upon the exercise or conversion of its convertible securities.

The Company will have to reserve additional shares of common stock for issuance upon conversion of shares of Series A preferred stock and Series B preferred stock issued as payment-in-kind dividends on outstanding shares of the applicable series of preferred stock. Holders of outstanding shares of each series of preferred stock are entitled, when, as and if declared by the board of directors, to receive dividends at the annual rate of 8% on the $1,000 liquidation preference per share of preferred stock plus the amount of any accrued and unpaid dividends for past dividend periods. The Company has the option to pay dividends on the preferred stock either in cash or in additional shares of preferred stock valued at $100 per share solely for the purpose of computing the dividend amount. If the Company pays dividends in additional shares of preferred stock, such payment-in-kind dividend shares also will be entitled to dividends, including any dividends paid in additional shares of preferred stock, and will be convertible into common stock at the same conversion price as the preferred stock on which they were paid. The right of preferred stockholders to receive these dividends will not terminate or expire until the earlier of the date on which the shares of preferred stock are converted into common stock or the date on which such shares are redeemed by the Company. The Company is not legally required to redeem shares of the Series A or Series B preferred stock until October 29, 2012. Since the Company issued the Series A preferred stock in October 2002, the Company has paid all dividends on this series in additional shares of Series A preferred stock.

The Company has the right under the BTI merger agreement, if it satisfies specified conditions, to issue and sell for cash up to 150,000 additional shares of Series B preferred stock to certain of the WCAS securityholders and to issue up to 150,000 additional shares of Series B preferred stock to the WCAS securityholders to satisfy indemnification obligations under the agreement. If it issues additional shares of Series B preferred stock in accordance with the BTI merger agreement, the Company will have to reserve additional shares of common stock for issuance upon the conversion of those shares.

Under antidilution provisions of its convertible securities, but subject to specified exceptions, the conversion prices of the Series A preferred stock and Series B preferred stock and the exercise price of each outstanding warrant issue will be reduced on a weighted-average basis each time, if any, that the Company issues common stock, or options, warrants or other rights to acquire common stock, in capital-raising transactions, business combinations or other transactions at a price per share of common stock which is less than the conversion or exercise price then in effect. A reduction in the conversion and exercise prices will result in an increase in the number of shares of common stock issuable upon conversion of the preferred stock and upon exercise of the warrants. These antidilution rights will remain in effect for the Series A preferred stock and related warrants until October 29, 2004 and for the Series B preferred stock and related warrants until October 6, 2005.

Issuances for Other Corporate Purposes. The board of directors believes that the authorization of the additional shares of common and preferred stock also is advisable so that there will be sufficient shares available for issuance for other corporate purposes that the board of directors may hereafter determine to be in the best interests of the Company and its stockholders. Although the Company currently has no commitments to issue additional authorized shares of common or preferred stock for such purposes, the Company may seek additional funding for the Company’s business and operations. It may secure additional funding through the issuance and sale of additional shares of common or preferred stock, or of additional debt securities or other equity securities that are convertible into or exercisable for common stock. In addition, the Company may wish to issue additional shares in connection with acquisitions of businesses, the declaration of stock dividends and other general corporate purposes. In previous years, the Company has consummated acquisitions of several businesses, including, most recently, BTI, for which the consideration consisted entirely or partially of common stock. The Company also has completed offerings of common stock and of debt securities, preferred stock and warrants which are convertible into or exercisable for common stock.

In many situations, prompt action may be required that would not permit the Company to seek stockholder approval to authorize additional shares of common or preferred stock for a specific transaction on a timely basis. The board of directors believes it should have the flexibility to act promptly in the best interests of the Company and its stockholders. The terms of any future issuance of common or preferred stock will depend largely upon market and financial conditions, the terms of any negotiated transaction, and other factors existing at the time of issuance. The Company has no present intent to issue the additional shares of common stock or preferred stock that would be authorized under the new form of restated certificate of incorporation.

Effect of Increase in Authorized Shares. The proposed additional authorized shares of common or preferred stock would be available for the foregoing issuances or other issuances without further action by the Company’s stockholders, except as required by law or regulation, including requirements of Delaware law and rules of the NASDAQ Stock Market or a national securities exchange, if the common stock is hereafter listed on the NASDAQ Stock Market or such national securities exchange.

The current restated certificate of incorporation authorizes the board of directors from time to time and without further stockholder action to provide for the issuance of authorized shares of preferred stock in one or more series, and to fix the relative rights and preferences of the shares, including dividend rights, liquidation preferences, redemption rights, conversion privileges, voting rights and other terms. At such time, if any, as the Company issues and designates a new series of preferred stock, however, the rights and privileges of holders of the common stock may be adversely affected by the rights, privileges and preferences of such preferred stock. Among other things, by authorizing the issuance of shares of preferred stock with certain voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of the common stock.

The proposed increase in the authorized shares of common or preferred stock is designed to provide flexibility to the board of directors. If issued, however, these additional shares could be used to create impediments to, or otherwise discourage, persons attempting to gain control of the Company, and would have a dilutive effect on stockholders.

If the charter amendment proposal is approved and implemented, the additional authorized shares of common stock will be part of the existing class of common stock and will increase the number of shares of common stock available for issuance by the Company, but will have no effect upon the terms of the common stock or the rights of the holders of such shares. If and when issued, the proposed additional authorized shares of common stock will have the same rights and privileges as the shares of common stock currently outstanding. Holders of the proposed additional shares of common stock will not have preemptive rights to purchase additional shares of common stock.

The provision increasing the authorized capital stock is set forth in Article 4 of the new form of restated certificate of incorporation.

Authority to Issue Preferred Stock

The proposed amendments would add two identical statements to Article 6 of the restated certificate of incorporation, which governs the Company’s authority to issue preferred stock from time to time in one or more series, and with such powers, preferences and rights, as the board of directors shall determine. The new statements would provide that the Company’s authority in these respects is subject to the rights, if any (fixed in accordance with Article 6), of the holders of any then outstanding shares of preferred stock. This amendment would expressly restrict action by the board of directors to authorize a new series of preferred stock that would conflict with or otherwise limit the powers, preferences or rights of the Series A preferred stock or Series B preferred stock. These statements are set forth in, and would qualify, the first and second sentences of Section A of Article 6 of the new form of restated certificate of incorporation.

Composition and Size of Board of Directors

The proposed amendments would amend three provisions of Article 8 of the current restated certificate of incorporation, which governs matters relating to the Company’s board of directors, and would add a new Article 11 to define the term “Governance Agreement” as used in Article 8 as it is proposed to be amended. The proposed amendment to Article 8 would implement provisions of the Governance Agreement relating to the composition and size of the board of directors.

The amendment to the first provision of Article 8 would add a statement indicating that “certain stockholders” of the Company are entitled to designate directors for nomination for election to the board of directors pursuant to the Governance Agreement. This amendment would reflect the existence of the director designation rights of the WCAS securityholders under the Governance Agreement, which are summarized in the description of Proposal 1 under “Arrangements Relating to the Board of Directors.” The new statement would be set forth as the last sentence of Section B of Article 8 of the new form of restated certificate of incorporation.

The amendment to the second provision of Article 8 would state that, except as otherwise provided by law or in the Company’s bylaws and subject to the rights of the holders of any series of preferred stock to elect directors and fill vacancies, stockholders may fill any newly created directorship or vacancy on the board of directors resulting from death, resignation, disqualification, removal or other cause. Under the current restated certificate of incorporation, any such vacancy may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. The proposed amendment would reflect the right of the holders of the Series A and Series B preferred stock, as set forth in their respective certificates of designation, to fill vacancies in directorships formerly held by the Series A designees or Series B designees, and the right of the WCAS securityholders under the Governance Agreement to fill vacancies in directorships formally held by directors who were designated by the WCAS securityholders as WCAS designees. This right of the WCAS securityholders is summarized in the description of Proposal 1 above under “Arrangements Relating to the Board of Directors.” The reference to the rights of stockholders to fill vacancies in the board of directors is set forth in the first sentence of Section C of Article 8 of the proposed new form of restated certificate of incorporation.

The amendment to the third provision of Article 8 would amend the provision on the size of the board of directors to read as follows:

Except as otherwise provided for or fixed in the Corporation’s Bylaws or pursuant to Article 6 hereof relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be not less than four (4) nor, prior to October 6, 2006, more than fifteen (15), with the then-authorized number of directors being fixed from time to time by the Board and the initial authorized number of directors constituting the entire Board being fixed at eleven (11).

This amendment would conform the restated certificate of incorporation to the applicable provisions of the Governance Agreement, under which the board of directors will consist of:

•	11 directors until the expiration on January 6, 2005 of the 15-month initial governance period following the merger closing date;

•	up to 15 directors between the expiration of the initial governance period and the third anniversary of the merger closing date on October 6, 2006; and

•	from and after October 6, 2006, such number of directors which may be determined by resolution of the board of directors or by vote of the stockholders.

For additional information concerning provisions of the Governance Agreement relating to the size of the board of directors, see the “Arrangements Relating to the Board of Directors” in the description of Proposal 1 above. Under the current restated certificate of incorporation, the total number of directors constituting the entire board of directors may not be less than four nor more than 15 directors. The current limit on the total number of authorized directors could have the effect of delaying or deferring a change of control of the Company.

Article 8 of the restated certificate of incorporation as it is proposed to be amended refers to the Governance Agreement as defined elsewhere in the restated certificate of incorporation. The proposed amendments would add a new Article 11 to the restated certificate of incorporation, which would define the Governance Agreement for purposes of the restated certificate of incorporation and provide that each reference in the restated certificate of incorporation to the Governance Agreement will be null and void and have no further force and effect following the termination of the Governance Agreement in accordance with its terms.

Amendment of Restated Certificate of Incorporation

The proposed amendments would add a new Article 10 to the restated certificate of incorporation, which would provide that the Company reserves the right to amend its restated certificate of incorporation in any manner permitted by applicable law and that all rights and powers conferred on stockholders, directors and officers, if any, in the restated certificate of incorporation are subject to this reserved power. The provisions of this new Article would be consistent with, and reflect, provisions of the Delaware General Corporation Law currently applicable to the Company.

Other Amendments

The proposed amendments also would include changes to the numbering convention and other stylistic changes to the text of the current restated certificate of incorporation. These changes would not affect any legal rights or obligations of the Company or any other person.

Preferred Stock Certificates of Designation

The certificate of designation of the Series A preferred stock and the certificate of designation of the Series B preferred stock constitute part of the Company’s current restated certificate of incorporation and will constitute part of the new form of restated certificate of incorporation. The certificates of designation have been included as exhibits to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2003.

Approval of Proposal 2

Approval of the charter amendment proposal requires the affirmative vote of the holders of shares of common stock, Series A preferred stock and Series B preferred stock, voting as a single class, that represent a majority of the votes of all such shares outstanding as of the record date and entitled to vote on the proposal.

The board of directors unanimously recommends that the Company’s stockholders vote FOR the charter amendment proposal.

STOCK INCENTIVE PLAN PROPOSAL

(Proposal 3)

The stockholders of the Company are asked to consider and vote upon a proposal to approve the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan (the “stock incentive plan” or the “plan”). Stockholder approval of the stock incentive plan is being requested so that stock options granted under the plan may qualify as incentive stock options under Section 422 of the Internal Revenue Code and so that awards, including options, may qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Background

Before its reorganization in October 2002, the Company maintained several stock option plans for its employees and directors. Under the plan of reorganization, each of these plans was terminated as of October 29, 2002, which was the effective date of the plan of reorganization. The stock incentive plan is currently the Company’s only equity-based compensation plan. The stock incentive plan has not previously been submitted to stockholders for approval.

Plan Before Amendment and Restatement. In accordance with the plan of reorganization, the board of directors adopted the stock incentive plan as of October 29, 2002. Under the stock incentive plan, in accordance with the plan of reorganization, the Company was originally authorized to issue up to 4,500,000 shares of common stock, of which 1,000,000 shares were authorized for issuance pursuant to awards of restricted stock or stock units and 3,500,000 shares were authorized for issuance pursuant to the exercise of options. The board of directors amended the stock incentive plan in December 2002 to increase the total number of shares of common stock issuable under the plan to 4,700,000 shares and to authorize the issuance of up to 200,000 of these shares as awards of unrestricted stock.

The Company grants awards under the stock incentive plan across a wide base of its employees and considers the ability to grant equity-based awards to be an important part of its strategy for recruiting and retaining key employees and for aligning the interests of key employees with the interests of its stockholders. The following table illustrates the Company’s allocation of shares of common stock under the stock incentive plan from its adoption on October 29, 2002 through October 27, 2003, immediately prior to the amendment and restatement of the plan:

Shares reserved for issuance:	4,700,000
Shares granted to participants in 2002:	4,060,000
Shares granted to participants in 2003 through October 27, 2003:	460,840
Shares forfeited/returned by participants:	337,588
Remaining shares as of October 27, 2003:	516,748

Of the foregoing awards, awards for 3,000,000 shares were granted on the terms specified in the Company’s plan of reorganization.

Plan After Amendment and Restatement. On October 28, 2003, the board of directors approved further amendments to the stock incentive plan and approved a restatement of the amended plan in the form presented to the stockholders for approval at this meeting. The amendments to the plan adopted on that date:

•	increased from 4,700,000 shares to 7,300,000 shares the total number of shares of common stock issuable pursuant to awards;

•	removed restrictions on the allocation of authorized shares among different types of awards;

•	added a limit of 3,650,000 shares on the number of shares that may be issued upon the exercise of all incentive stock options granted under the plan and a limit of 1,000,000 shares of restricted stock on the number of shares of restricted stock that may be awarded to any participant in any fiscal year;

•	increased to 1,000,000 shares from 500,000 shares the number of shares that may be subject to options awarded to any participant in any fiscal year;

•	extended the term of the plan from October 29, 2012 (ten years after the date of the plan’s adoption) to October 28, 2013 (ten years after the date of the plan’s amendment and restatement);

•	authorized the grant of stock appreciation rights, performance awards and annual incentive awards in addition to the awards of stock options, restricted stock, stock units and unrestricted stock which were previously authorized, and added provisions setting forth the terms of such additional types of awards;

•	authorized the use of performance-based vesting in addition to, or instead of, time-based vesting for awards, and set forth the business criteria upon which the achievement of any performance objectives must be based;

•	added express authority for the board of directors and the compensation committee, with the consent of the affected grantees but without approval of the Company’s stockholders, to reprice outstanding awards and to exchange outstanding awards for new awards with different terms; and

•	added a provision excluding the WCAS securityholders and their affiliates from the class of persons whose beneficial ownership of securities representing more than 50% of the voting power of the Company’s securities may require adjustment or replacement of outstanding awards.

On October 28, 2003, following amendment and restatement of the stock incentive plan, the compensation committee awarded a total of 816,000 stock units to the plan participants shown in the following table:

Name and Position	Dollar Value ($)(2)	Number of Units
Larry F. Williams	$501,750	111,500
Andrew M. Walker	180,000	40,000
Douglas A. Shumate	90,000	20,000
Steven D. Moses	72,000	16,000
J. Thomas Mullis	72,000	16,000
Executive Group(1)	1,820,250	404,500
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	1,851,750	411,500

(1)	Consists of nine executive officers, including the named executive officers listed above.
(2)	The dollar value is calculated by multiplying the closing market price of the common stock on the date of grant by the number of shares subject to the stock units awarded. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the common stock subject to the stock units.

The granting of future awards under the stock incentive plan, as amended and restated on October 28, 2003, is within the discretion of the compensation committee. Up to 800,000 additional stock units may be awarded under the plan pursuant to the authorized exchange offer described below under “Summary of Material Provisions of the Stock Incentive Plan—Repricing and Exchange of Awards.” Otherwise, it is not possible at this time to determine the nature or amount of any such awards that may be subject to future grants to the Company’s executive officers, other employees, directors or other participants in the plan.

Effect of Stockholder Vote. The stock incentive plan provides that, if the Company’s stockholders fail to approve the plan as amended and restated on October 28, 2003 within one year thereafter:

•	the awards granted on or after October 28, 2003 for awards of a type not authorized, and for shares in excess of the number of shares available for grants, under the plan before its amendment and restatement will be null and void; and

•	the terms of the plan will be those terms that were in effect before the amendment and restatement.

The board of directors believes that the changes to the plan adopted on October 28, 2003 are necessary to maintain and improve the Company’s ability to attract and retain key personnel and to provide such personnel with an incentive to make extra efforts to contribute to the success of the Company’s operations.

Summary of Material Provisions of the Stock Incentive Plan

A copy of the stock incentive plan as currently amended and restated is included as Appendix C to this proxy statement. The following summary of the material provisions of the stock incentive plan as so amended and restated is qualified in its entirety by the complete text of the stock incentive plan.

Eligibility. Awards under the stock incentive plan may be granted to any employee of the Company or a subsidiary (including any such employee who is an officer or director of the Company), an outside director, a service provider or employee of a service provider who provides, or who has provided, services to the Company or any subsidiary, and any other individual whose participation in the plan is determined by the board of directors to be in the Company’s best interests, as the board of directors determines and designates from time to time. Only employees of the Company or any subsidiary are eligible to receive incentive stock options.

Effective Date and Term. The stock incentive plan became effective on October 29, 2002. The plan will terminate on October 28, 2013 unless it is earlier terminated by the board of directors.

Administration, Amendment and Termination. The stock incentive plan is administered by the compensation committee of the board of directors. The compensation committee has the authority to interpret the plan, determine the terms and conditions of awards and make all other determinations required for the administration of the plan. It is intended that the members of the compensation committee will be “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, except to the extent that the board of directors determines that satisfaction of these requirements is impracticable, unnecessary or inconsistent with the Company’s contractual obligations, including its obligations under the Governance Agreement.

The board of directors may amend, suspend or terminate the stock incentive plan at any time. Amendments will be subject to stockholder approval to the extent determined to be appropriate by the board of directors and to the extent required by applicable law or, if the common stock is hereafter listed on the NASDAQ Stock Market or a national securities exchange, the applicable listed company rules. Without the consent of the participant or except as otherwise provided in the plan or in any award agreement, no amendment, suspension or termination of the plan may alter or impair any rights or obligations under any outstanding award. No award may be granted after the stock incentive plan is terminated.

Awards. Awards under the stock incentive plan may be made in the form of:

•	stock options, which may be either incentive stock options or non-qualified stock options;

•	restricted stock;

•	stock units;

•	unrestricted stock;

•	stock appreciation rights;

•	performance awards;

•	annual incentive awards; and

•	any combination of the foregoing.

An “incentive stock option” is an option which meets the requirements of Section 422 of the Internal Revenue Code and a “non-qualified stock option” is an option which does not meet such requirements. “Restricted stock” is an award of common stock on which are imposed restricted periods and restrictions which subject the shares to a substantial risk of forfeiture, as defined in Section 83 of the Internal Revenue Code. “Stock units” are awards which represent a conditional right to receive shares of common stock in the future and which are subject to the same types of restrictions and risk of forfeiture as restricted stock. “Unrestricted stock” is an award of common stock that is free of restrictions other than those imposed pursuant to federal or state securities laws. A “stock appreciation right,” or “SAR,” is a right to receive, in the form of common stock, cash or a combination thereof, the spread or difference between the fair market value of common stock subject to the SAR and the SAR exercise price. Performance awards and annual incentive awards are awards based on performance which are paid in the form of cash, other awards under the plan or a combination of cash and other awards. Annual incentive awards measure performance over a period of no more than a year, while performance awards measure performance over a period of more than one year but no more than ten years.

Shares Subject to Stock Incentive Plan. Subject to adjustment as described below, 7,300,000 shares of common stock are reserved for issuance under the stock incentive plan. As of October 28, 2003, 2,300,748 shares remained available for issuance in connection with future awards.

The stock incentive plan contains several additional limits on grants. In particular, a maximum of 3,650,000 shares may be issued pursuant to incentive stock options. The maximum number of shares that may be subject to awards granted to any one participant in a single fiscal year is 1,000,000 shares in the case of option awards, 1,000,000 shares in the case of awards of restricted stock and stock units, and 500,000 shares in the case of SAR awards. The foregoing share limitations are subject to adjustment as described below.

Cash-based awards under the stock incentive plan are also subject to limits. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one participant is $3,000,000, while the maximum amount that may be earned as a performance award or other cash award in respect of a performance period of more than one year by any one participant is $5,000,000.

Terms and Conditions of Options. An option granted under the stock incentive plan is exercisable only to the extent that it is vested on the date of exercise. No option may be exercisable more than ten years from the option grant date, or more than five years from the option grant date in the case of an incentive stock option granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary (a “ten percent stockholder”).

The exercise price per share (the “option price”) under each option granted under the stock incentive plan may not be less than 100% on the option grant date. For ten percent stockholders, the exercise price of an incentive stock option may not be less than 110% of the fair market value of the common stock on the option grant date.

The fair market value of the common stock with respect to any grant date or other date of determination under the plan will be the closing price of a share of common stock reported on any stock market on the most recent trading date immediately preceding such grant date or other date of determination on which a closing price was reported. For these purposes, a stock market means the OTC Bulletin Board, the NASDAQ Stock Market and any established national or regional stock exchange on which the Company’s common stock is listed or admitted to trading. The common stock is currently traded on the OTC Bulletin Board. If the shares of common stock are listed or admitted to trading on more than one stock market, the fair market value of the shares will be the closing price of a share reported on the stock market that trades the largest volume of shares of common stock on the applicable trading date. If the common stock is not at the time listed or admitted to trading on a stock market, fair market value will be the mean between the lowest reported bid price and highest reported asked price of a share of common stock on the applicable trading date in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the board of directors and regularly reporting the market price of the common stock in such market. If the common stock is not listed or admitted to trading on any stock market or traded in the over-the-counter market, fair market value will be determined in good faith by the board of directors.

Each option will become vested and exercisable at such times and under such conditions as the compensation committee may approve. The compensation committee may accelerate the vesting of any option in its discretion.

In the case of incentive stock options, the aggregate fair market value of the common stock (determined on the option grant date) with respect to which such options are exercisable for the first time during any calendar year may not exceed $100,000.

Payment of the option price for shares purchased pursuant to the exercise of an option may be made:

•	in cash or in cash equivalents acceptable to the Company;

•	to the extent permitted by law and at the discretion of the compensation committee, through the tender to the Company of shares of common stock (which shares, if acquired from the Company, must have been held for at least six months and will be valued at their fair market value on the date of exercise); or

•	to the extent permitted by law and at the discretion of the compensation committee, by a combination of the foregoing methods.

The compensation committee may provide in an option agreement that if at the time of exercise the stock is publicly traded on the OTC Bulletin Board, the NASDAQ Stock Market, an established securities exchange or any other market, the optionee may exercise an option through the use of a cashless exercise/sale procedure through a licensed broker acceptable to the Company. The Company’s executive officers and directors are not permitted to use the cashless method of exercise without the express prior consent of the board of directors.

Incentive stock options are non-transferable during the optionee’s lifetime, but non-qualified stock options may be transferred without value to members of the optionee’s immediate family or to certain entities controlled by the optionee or the optionee’s immediate family, to the extent permitted by the compensation committee.

Unless otherwise provided by the compensation committee in the award agreement, the following provisions of the stock incentive plan will govern termination of options in the circumstances described below. Upon termination of a participant’s employment or other relationship with the Company, other than by reason of death, permanent and total disability or for cause, all unvested options held by such participant will terminate immediately and all vested options not exercised will terminate three months following the employment termination date. If a participant dies while employed or providing services to the Company or terminates his employment or other relationship with the Company by reason of permanent and total disability, all options held by such participant which have not previously terminated will fully vest and will be exercisable for one year thereafter. If a participant is terminated for cause, all vested and unvested options will immediately terminate.

Terms and Conditions of Restricted Stock and Stock Units. Subject to the provisions of the stock incentive plan, the compensation committee will determine the terms and conditions of each award of restricted stock and stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award, the purchase price, if any, for the common stock subject to the award, and, with respect to stock units, whether the participant will receive the dividends and other distributions paid with respect to the award as declared and paid to the holders of the common stock during the restricted period. Awards of restricted stock and stock units may be subject to time-based vesting. In addition, the stock incentive plan permits the compensation committee to make vesting of awards of restricted stock and stock units subject to the satisfaction of corporate or individual performance objectives. Such performance objectives may be stated either on an absolute or relative basis and may be based on one or more of the business criteria included in the plan. The restrictions and the restricted period may differ with respect to each participant. An award will be subject to forfeiture if certain events specified by the compensation committee occur before the restrictions lapse.

Unless otherwise provided by the compensation committee in the award agreement, the following provisions of the stock incentive plan will govern termination of restricted stock and stock unit awards in the circumstances described below. Any restricted stock or stock units held by a participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited upon the termination of such participant’s employment or other relationship with the Company other than by reason of the participant’s death or permanent and total disability. If a participant dies while employed or providing services to the Company or terminates his relationship with the Company by reason of permanent and total disability, all restricted stock and stock units held by such participant will fully vest. Awards of restricted stock and stock units are nontransferable.

Terms and Conditions of Unrestricted Stock. The compensation committee may award unrestricted stock (or authorize the Company to sell unrestricted stock at par value or such other higher purchase price determined by the compensation committee) free of restrictions other than those required under federal or state securities laws. Awards of unrestricted stock may be made in respect of past services or other valid consideration, or in lieu of any cash compensation due to eligible participants.

Terms and Conditions of Stock Appreciation Rights. SARs may be granted in conjunction with all or a part of any option granted under the stock incentive plan. The compensation committee will determine at the SAR grant date or thereafter the time or times at which and the circumstances under which an SAR may be exercised in whole or in part, the time or times at which and the circumstances under which an SAR will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, whether or not an SAR will be in tandem or in combination with any other grant, and any other terms and conditions of any SAR. Exercisability of SARs may be subject to achievement of one or more performance objectives. Upon exercise of an SAR, the participant will be entitled to the difference between the fair market value of one share of common stock and the SAR exercise price of one share specified in the SAR, multiplied by the number of shares of common stock in respect of which the SAR has been exercised. SARs are generally not transferable.

Section 162(m) of the Internal Revenue Code. The board of directors has amended the stock incentive plan, subject to stockholder approval, so that the plan contains provisions required for awards under the plan to qualify under the exception to Section 162(m) of the Internal Revenue Code for “qualified performance-based compensation” if the requirements of the exception are otherwise satisfied. Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. However, there is no limitation under the Internal Revenue Code on the deductibility of “qualified performance-based compensation.” To satisfy this definition:

•	the compensation must be paid solely on account of the attainment of one or more preestablished, objective performance goals;

•	the performance goal under which compensation is paid must be established by a compensation committee composed solely of two or more directors who qualify as “outside directors” for purposes of the exception;

•	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation in a separate vote before payment is made; and

•	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were satisfied.

In the case of compensation attributable to stock options, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if:

•	the grant or award is made by the compensation committee;

•	the plan under which the option is granted states the maximum number of shares with respect to which options may be granted to an employee during a specified period; and

•	under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant.

Under the Internal Revenue Code, a director is an “outside director” if the director is not a current employee of the corporation, is not a former employee who receives compensation for prior services (other than under a qualified retirement plan), has not been an officer of the corporation, and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a 5% ownership interest), remuneration from the corporation in any capacity other than as a director.

In the case of compensation attributable to other types of awards under the stock incentive plan, the performance goal requirement is deemed satisfied if vesting of such awards is subject to achievement of performance objectives based on objective business criteria. The business criteria specified in the stock incentive plan include one or more of the following:

•	total stockholder return;

•	such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•	earnings before interest expense, taxes, depreciation and amortization;

•	pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

•	revenue;

•	financial ratios as provided in the Company’s credit agreements;

•	minimum cash and cash equivalents, whether restricted or unrestricted; and

•	cost savings in connection with acquisitions of other businesses or companies.

The compensation committee is authorized to determine the specific performance goals that will apply and the manner in which such goals are calculated. The compensation committee may grant awards with vesting based upon criteria other than those specified above, but such awards would not qualify for the exclusion from the $1 million limitation of deductible compensation under Section 162(m).

Terms and Conditions of Performance Awards and Annual Incentive Awards. The stock incentive plan permits the compensation committee to grant performance awards and annual incentive awards. Payment of these awards is typically made subject to the attainment of the business criteria described above under “Section 162(m) of the Internal Revenue Code.” The effect of a termination of employment upon a performance award or annual incentive award will be specified in the award agreement at the time of grant.

Repricing and Exchange of Awards. The stock incentive plan expressly grants authority to the board of directors and the compensation committee, with the consent of the affected grantees but without stockholder approval, to cancel any option or other award and to substitute a new option or other award covering the same or a different number of shares of common stock and with the same or different vesting schedule and other terms. In the case of a substitute option, the new option may have the same, a higher or a lower exercise price. This provision authorizes both direct repricings of options, which would involve lowering the exercise price of an outstanding option, and indirect repricings, which would involve canceling an outstanding option and granting a replacement option with a lower exercise price.

On October 28, 2003, the board of directors authorized a stock option/stock unit program designed to provide some of the Company’s employees with the opportunity to receive stock units in exchange for the cancellation of their stock options granted on November 20, 2002 with an exercise price of $5.28 per share or more. Under the proposed terms of the exchange program, employees who collectively hold options exercisable for a total of 1,771,000 shares would be eligible at their election to receive up to 708,400 stock units at a ratio of 0.4 of a stock unit in exchange for each share subject to a canceled option. For example, if an employee elected to exchange an option exercisable for 100 shares for stock units, the employee would receive 40 stock units. The exchange program contemplates that the stock units would vest in two equal installments on the first and second anniversaries of the exchange date and that the shares subject to the stock units would be delivered on the third anniversary of the exchange date. All of the stock options eligible to be tendered in the exchange program will, if not exchanged, fully vest in November 2004. The following table shows the maximum number of stock units to which each of the named executive officers, all executive officers as a group, all non-employee directors as a group and all employees who are not executive officers as a group would be eligible to receive pursuant to the exchange program, assuming that such employees tendered all of their eligible options for exchange:

Name and Position	Dollar Value ($)(2)	Number of Units
Larry F. Williams	320,000	60,000
Andrew M. Walker	156,000	30,000
Douglas A. Shumate	104,000	20,000
Steven D. Moses	93,600	18,000
J. Thomas Mullis	93,600	18,000
Executive Group (1)	1,029,600	198,000
Non-Executive Director Group	–	–
Non-Executive Officer Employee Group	3,130,400	602,000

(1)	Consists of nine executive officers, including the named executive officers listed above.
(2)	The dollar value shown is assumed and has been calculated by multiplying the number of shares subject to the stock units shown by the closing market price of the common stock as of November 3, 2003. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the common stock subject to the stock units.

If the exchange program is offered, the program will be subject to the conditions set forth in an offer to exchange and a related letter of transmittal disclosed in a filing with the SEC and mailed to the eligible employees.

Adjustment of Shares. The stock incentive plan provides for certain adjustments upon the occurrence of a transaction that would involve a “capitalization change.” Such a transaction would include one in which the number of outstanding shares of the common stock is increased or decreased or changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares of capital stock, exchange of shares of capital stock, stock dividend or other distribution payable in shares of capital stock, or other increase or decrease in shares of capital stock, which is effectuated without receipt of consideration by the Company. Upon the occurrence of any such capitalization change, (1) a proportionate adjustment will be made in the number and kind of shares which may be delivered under the plan (including the individual limits on grants) and (2) such adjustment will be made in the number and kind of and price of shares subject to outstanding awards as may be determined to be appropriate and equitable by the board of directors, in its sole discretion, to prevent dilution or enlargement of existing rights. The board of directors will adjust the number of shares of stock subject to outstanding awards and will use its reasonable efforts otherwise to adjust such outstanding awards so that the proportionate interest of the holder of such awards immediately after a capitalization change will be substantially the same as immediately before such capitalization change. Any adjustment in outstanding awards will not change the aggregate exercise price, if any, payable with respect to shares subject to the unexercised portion of such awards, but will include a proportionate adjustment in the exercise price per share of such awards.

Effect of Merger and Other Transactions. Upon the occurrence of any “corporate transaction,” as defined in the stock incentive plan, the plan and all outstanding options and SARs will terminate, unless the Company or its successor agrees in writing in connection with the corporate transaction to continue the plan and/or to assume the options and SARs or to substitute new options and SARs covering the capital stock of a successor and to make appropriate equitable adjustments in the number and kind of shares covered by the options and SARs and the exercise prices of the options and SARs, in which event the plan, options and SARs will continue on such basis. If the options, SARs and the stock incentive plan are terminated as a result of a corporate transaction, (1) the vesting of all outstanding options and SARs will be accelerated as if each individual holding an outstanding option or SAR had been employed or provided services for an additional twelve months at the time of such termination, and (2) each individual holding an outstanding option or SAR will be entitled to exercise such option or SAR, to the extent such option or SAR is vested, for at least 30 days before the option or SAR terminates, except that the board of directors may impose reasonable limitations on a participant’s right to exercise an unvested option or SAR to the extent necessary to avoid the penalty tax that Section 4999 of the Internal Revenue Code imposes on excess “parachute” payments. If a participant is terminated in connection with a corporate transaction, the board of directors may provide for additional accelerated vesting in an award agreement or an applicable employment agreement between the participant and the Company or an affiliate. Unvested shares of restricted stock and unvested stock units will not become vested or forfeited in the case of a corporate transaction unless otherwise provided in the award agreement or in an applicable employment agreement between the participant and the Company. The treatment of performance awards and annual incentive awards in the case of a corporate transaction will be set forth in the applicable award agreement.

For purposes of the stock incentive plan, a “corporate transaction” means any of the following transactions:

•	the dissolution or liquidation of the Company;

•	a merger, consolidation or reorganization of the Company in which the Company is not the surviving corporation;

•	a sale of all or substantially all of the assets of the Company to another person; or

•	any other transaction (including a merger or reorganization in which the Company is the surviving corporation) that results in any person, other than the WCAS securityholders and their affiliates, beneficially owning (within the meaning of Rule 13d-3 under the Securities Exchange Act) more than 50% of the combined voting power of all classes of voting securities of the Company.

The compensation committee may provide in any agreement under the stock incentive plan for accelerated vesting or exercisability of an award upon the occurrence of specified events, including a change of control of the Company (as defined in any such agreement).

Forfeiture of Rights under the Stock Incentive Plan. A participant whose employment is terminated for cause will forfeit his award under the stock incentive plan. In addition, the Company may cause a forfeiture of a participant’s gains from awards under the plan over the twelve-month period preceding the participant’s termination if the participant’s of employment is for “cause,” as defined in the plan.

Resales of Shares by Participants. Shares of common stock issued pursuant to the stock incentive plan will be eligible for sale by the participants in the public market without restriction under the Securities Act of 1933, except that any shares purchased by an “affiliate” of the Company (as that term is defined in Rule 144 under the Securities Act) generally will be subject to the resale limitations of Rule 144.

A participant that is an affiliate of the Company may sell in the public market the shares issued to such participant only in accordance with the limitations and conditions of Rule 144 other than the holding period condition. In general, Rule 144 provides that any such person (or persons whose shares are aggregated) is entitled to sell within any three-month period the number of shares that does not exceed the greater of (1) 1% of the then-outstanding shares of common stock and (2) the reported average weekly trading volume of the then-outstanding shares of common stock during the four calendar weeks immediately preceding the date on which a notice of sale is filed with the SEC. Sales under Rule 144 by affiliates also are subject to certain provisions relating to the manner and notice of sale and the availability of current public information about the Company.

Federal Income Tax Consequences

Incentive Stock Options. An option holder will not realize taxable income upon the grant of an incentive stock option under the stock incentive plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount by which the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules applicable to non-qualified stock options.

If an option holder sells the shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made at least two years after the date the incentive stock option was granted and at least one year after the date the incentive stock option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date the option was exercised over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

If an option holder pays the exercise price of an incentive stock option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment would not apply if the option holder acquired the shares being transferred pursuant to the exercise of an incentive stock option and had not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that had expired with respect to the transferred shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be treated for tax purposes as if the option holder had paid the exercise price for the incentive stock option in cash.

Non-Qualified Stock Options. An option holder will not realize taxable income upon the grant of a non-qualified stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. The Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if the Company complies with applicable reporting requirements and Section 162(m) of the Internal Revenue Code.

An option holder who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the option is exercised by the family member. The option holder will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares will be the fair market value of the shares on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be eligible for inclusion in the option holder’s estate for estate tax purposes.

If an option holder tenders shares in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive stock option, and the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the transferred shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

Restricted Stock and Stock Units. A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the common stock is subject to restrictions (that is, such restricted stock is nontransferable and subject to a substantial risk of forfeiture). If a grantee is subject to Section 16(b) of the Securities Exchange Act (by reason of such grantee’s status as a director, officer or greater than 10% stockholder of the Company) on the date of the award, the shares generally will be deemed to be subject to restrictions (in addition to the restrictions imposed by the award) for at least six months following the date of the award. However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year the grantee is taxed on the income, subject to Section 162(m) of the Internal Revenue Code.

A distribution of common stock in payment of a stock unit award will be taxable as ordinary income when actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received. The Company is entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient, subject to Section 162(m) of the Internal Revenue Code.

Unrestricted Stock. A holder of unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. The Company is entitled to deduct the amount of such compensation, subject to Section 162(m) of the Internal Revenue Code.

Upon the holder’s disposition of unrestricted stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the holder as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the holder has held the shares for at least one year. Otherwise, the capital gain or loss will be short-term.

Stock Appreciation Rights. The grant of SARs will not result in taxable income to the participant or a deduction to the Company. Upon exercise of an SAR, the participant will recognize ordinary income, and the Company will have a corresponding deduction in an amount equal to the cash or the fair market value of the common stock received by the participant. If a participant allows an SAR to expire, other than as a result of exercise of the related option, the Internal Revenue Service may contend that the participant will have taxable income in the year of expiration equal to the amount of cash or the fair market value of the common stock which the participant would have received if such participant had exercised the SAR immediately before it expired. The Company would be entitled to a deduction equal to the amount of any compensation income taxable to the participant, subject to Section 162(m) of the Internal Revenue Code.

Performance Awards and Annual Incentive Awards. The award of a performance award or annual incentive award will have no federal income tax consequences for the Company or for the participant. The payment of the award is taxable to a participant as ordinary income. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Tax Withholding. Payment of the taxes imposed on awards may be made by withholding from payments otherwise due and owing to the holder.

Approval of Proposal 3

Approval of the stock incentive plan proposal requires the affirmative vote of holders of a majority of the total votes represented by the shares of common stock, Series A preferred stock and Series B preferred stock, voting as a single class, present in person or represented by proxy at the annual meeting and entitled to vote on the proposal.

The board of directors recommends that the Company’s stockholders vote FOR approval of the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan.

INDEPENDENT ACCOUNTANTS

BDO Seidman LLP has served as the Company’s independent accountants for fiscal 2003 and, beginning on September 6, 2002, for fiscal 2002. Representatives of BDO Seidman are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

Change of Independent Accountants

On August 5, 2002, the Company received a letter from the SEC advising it that Arthur Andersen LLP, the Company’s former independent accountants, had informed the SEC that it was unable to perform future audit services for the Company because of the publicly announced wind-down of Arthur Andersen’s business. The SEC advised the Company in its letter that, as a result of this notification, Arthur Andersen’s relationship with the Company had been effectively terminated. As of August 5, 2002, Arthur Andersen had not resigned or declined to stand for re-election as the Company’s independent accountants, nor had the board of directors or audit committee dismissed Arthur Andersen.

On September 6, 2002, after it filed for reorganization under Chapter 11 of the United States bankruptcy code, the Company engaged BDO Seidman to succeed Arthur Andersen as the Company’s independent accountants. The decision to engage BDO Seidman was approved by a duly constituted committee of the board of directors and by the bankruptcy court.

Arthur Andersen’s reports on the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2001, 2000 and 1999 were unqualified, but the report for the fiscal year ended December 31, 2001 stated that the Company’s ability to continue as a going concern was uncertain. Except to the extent described in the preceding sentence, none of these reports contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2001, 2000 and 1999, and during fiscal year 2002 prior to the termination of Arthur Andersen’s relationship with the Company, the Company had no disagreements with Arthur Andersen on matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the subject matter of such disagreements in connection with its report on the Company’s consolidated financial statements for such periods.

Fees

The fees paid by the Company to BDO Seidman and Arthur Andersen LLP for the portions of fiscal 2002 during which each such firm served as the Company’s independent accountants are as described below.

Audit Fees. The total fees for professional services rendered in connection with the audit of the Company’s annual financial statements for fiscal 2002 and the reviews of the financial statements included in the Company’s reports on Form 10-Q for fiscal 2002 were $149,000, with respect to BDO Seidman, and $7,500 with respect to Arthur Andersen. All of such fees have been billed as of the date of this proxy statement.

Financial Information Systems Design and Implementation Fees. The Company did not incur any charges or pay any fees to BDO Seidman or Arthur Andersen for financial information systems design and implementation services rendered for fiscal 2002.

All Other Fees. The total fees billed for fiscal 2002 for services rendered by BDO Seidman, other than the fees for the provision of services described above under “Audit Fees,” were $45,675.

The total fees billed for fiscal 2002 for services rendered by Arthur Andersen, other than the fees for the provision of services described above under “Audit Fees,” were $16,342.

The audit committee of the board of directors considered whether the provision by BDO Seidman and Arthur Andersen of services for the fees described above under “All Other Fees” was compatible with maintaining the independence of such independent accountants.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF

ITC^DELTACOM, INC.

The audit committee reviews the Company’s financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the committee has reviewed and discussed the audited financial statements contained in the Company’s Annual Report on SEC Form 10- K for the year ended December 31, 2002 with management and with the Company’s independent auditors. Management is responsible for the financial statements and the reporting process, including the Company’s system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors the inclusion of the audited financial statements in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee

Donald W. Burton
John J. DeLucca
R. Gerald McCarley

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

The Company has not selected a date for its next annual meeting of stockholders. After it has selected the date for the next annual meeting, the Company intends to report, in its first subsequently-filed quarterly report on Form 10-Q, the date by which it must receive any stockholder proposals intended for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the next annual meeting of stockholders any stockholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

Under the Company’s bylaws, a stockholder wishing to nominate candidates for election as directors or bring other business before the stockholders at any meeting of stockholders must comply with specific notice requirements. To be timely, the stockholder’s notice must be delivered to or mailed and received by the Company’s secretary not less than 60 days prior to the meeting, except that if less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. To be in proper form, a stockholder’s notice to the secretary must set forth the following information:

•	the name and address of the stockholder who intends to make the nomination or propose the business, and, as applicable, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

•	a representation that the stockholder is a holder of record of capital stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

•	if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•	such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the SEC proxy rules if the nominee had been nominated, or intended to be nominated, or if the matter had been proposed, or intended to be proposed, by the board of directors; and

•	if applicable, the consent of each nominee to serve as a director of the Company if so elected.

The Company may require any proposed nominee to furnish such other information as it may reasonably require in order to determine the eligibility of such proposed nominee to serve as a director of the Company. The foregoing requirements do not apply to any nomination of directors made in accordance with the Governance Agreement.

OTHER MATTERS

The board of directors does not intend to present to the annual meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors,

Larry F. Williams
Chairman and Chief Executive Officer

Dated:   November 21, 2003

Appendix A

AUDIT COMMITTEE CHARTER

OF ITC^DELTACOM, INC.

A. Organization

1. Appointment. The board of directors will appoint an audit committee, which will be composed of at least three directors. The board of directors also will appoint a chairman of the audit committee.

2. Qualifications. Each member of the audit committee must satisfy the requirements of the NASDAQ Stock Market and applicable law relating to independence, expertise and experience.

B. Statement of Purpose

1. Oversight Responsibility. The purpose of the audit committee is to assist the board of directors in fulfilling its oversight responsibility relating to (1) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls, (2) the performance of the internal audit function, (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the qualifications, independence and performance of the independent auditors, (4) the Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures, and (5) the fulfillment of the other responsibilities set forth in this charter. The audit committee also will prepare the report of the audit committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

2. Other Matters. It is not the role of the audit committee to plan or conduct audits, to guarantee the accuracy or quality of the Company’s financial statements or to determine that the financial statements are in accordance with generally accepted accounting principles and applicable laws and regulations. These are the responsibilities of management, the independent auditors and the internal auditors.

C. Operation

1. Open Communication. The audit committee will maintain regular and open communication among the directors, the independent auditors, the internal auditors and management.

2. Reports to the Board of Directors. The audit committee will report committee actions to the board of directors and may make appropriate recommendations for action by the board of directors.

3. Meetings. The audit committee will establish a schedule of meetings to be held each year and may schedule additional meetings as required. In planning the annual schedule of meetings, the audit committee will ensure that sufficient opportunities exist for its members to meet separately with the independent auditors and the head of internal audit (or internal audit service providers), without management present; to meet separately with management, without the independent auditors and the head of internal audit (or internal audit service providers) present; and to meet with only the audit committee members present.

4. Procedures. The audit committee may adopt such procedures relating to the conduct of its proceedings as it deems appropriate.

5. Access to Records, Advisors and Others. The audit committee will have full authority (1) to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, (2) to retain outside legal, accounting or other advisors to advise the audit committee and (3) to request any officer or employee of the Company, the Company’s external counsel, the internal auditors or the independent

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auditors to attend meetings of the audit committee or to meet with any members of, or advisors to, the audit committee. The audit committee may retain advisors without seeking approval of such retention by the board of directors. The Company will provide appropriate funding, as determined by the audit committee, for payment of the compensation of any advisors retained by the audit committee.

6. Delegation. The audit committee may delegate any of its responsibilities to a subcommittee composed of one or more members of the audit committee to the extent permitted by applicable law and listing standards.

7. Performance Evaluation. The audit committee will establish criteria for evaluating its performance and will conduct such an evaluation on an annual basis.

D. Responsibilities

The following will be the principal responsibilities of the audit committee:

1. Engagement of Independent Auditors. The audit committee will engage the independent auditors and oversee, evaluate and, where appropriate, replace the independent auditors. Any engagement of the independent auditors by the audit committee may be subject to shareholder approval or ratification, as determined by the board of directors.

2. Pre-Approval of Audit and Non-Audit Services. The audit committee will approve in advance (1) all audit, review and attest services and all non-audit services provided to the Company by the independent auditors and (2) all fees payable by the Company to the independent auditors for such services, all as required by applicable law or listing standards.

3. Independence of Independent Auditors. The audit committee will consider matters relating to the independence of the independent auditors. The audit committee will ensure that the independent auditors submit, on a periodic basis, to the audit committee formal written statements delineating all relationships between the independent auditors and the Company, as required by the Independence Standards Board (or any successor body), will discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors’ independence and will take appropriate action in response to the independent auditors’ statements to satisfy itself of the independent auditors’ independence.

4. Performance of Independent Auditors. The audit committee will review the performance of the independent auditors annually. In connection with this evaluation, the audit committee will consult with management and will obtain and review a report by the independent auditors describing their internal control procedures, issues raised by their most recent internal quality control review or peer review (if applicable) or by any inquiry or investigation by governmental or professional authorities for the preceding five years, and the response of the independent auditors to any such review, inquiry or investigation. The audit committee will consider whether it is appropriate to adopt a policy of rotating independent auditors on a periodic basis.

5. Performance of Internal Auditors. The audit committee will annually review the experience and qualifications of the senior members of the internal auditors and the quality control procedures of the internal auditors. If the internal audit services are outsourced, the audit committee will be responsible for the engagement, evaluation and termination of the internal audit service providers, and will approve fees paid to the internal audit service providers. As part of its responsibility to evaluate any internal audit service providers, the audit committee will review the quality control procedures applicable to the service providers. The audit committee also will obtain and review not less frequently than annually a report of the service providers addressing such service providers’ internal control procedures, issues raised by their most recent internal quality control review or by any inquiry or investigation by governmental or professional authorities for the preceding five years, and the response of such service providers to any such review, inquiry or investigation.

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6. Audits. The audit committee will discuss with the internal auditors or internal audit service providers and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the audit committee will discuss with management, the internal auditors or internal audit service providers and the independent auditors the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps management has taken to monitor and control such exposures and manage legal compliance programs, among other considerations that may be relevant to their respective audits. The audit committee will review with management and the independent auditors management’s annual internal control report, including any attestation of such internal control report by the independent auditors. The audit committee will obtain and review periodic reviews from management and the internal auditors or internal audit service providers regarding any significant deficiencies in the design or operation of the Company’s internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internals controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.

7. Review of Disclosure Controls and Procedures. The audit committee will review with the chief executive officer, the chief financial officer and general counsel the Company’s disclosure controls and procedures and will review periodically, but no less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

8. Consultation with Independent Auditors. The audit committee will review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise and any management letter provided by the auditors and the Company’s response to that letter. This review will address any difficulties encountered by the independent auditors in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, and any material adjustments to the financial statements recommended by the independent auditors, regardless of materiality.

9. Review of Regulatory and Accounting Initiatives. The audit committee will review with management and the independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company’s financial statements and other public disclosures.

10. Review of Annual SEC Filings. The audit committee will review and discuss with management and the independent auditors the audited financial statements and the other financial information to be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. The audit committee also will discuss the results of the annual audit and any other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. Based on such review and discussion, the audit committee will make a determination whether to recommend to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

11. Review of Quarterly SEC Filings and Other Communications. The audit committee will review and discuss with management and the independent auditors the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. In connection with this review, the audit committee will discuss the results of the independent auditors’ review of the Company’s quarterly financial information conducted in accordance with Statement on Auditing Standards No. 71. The audit committee also will discuss any other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The audit committee will review the Company’s earnings press releases to the extent required by applicable law or listing standards.

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12. Proxy Statement Report. The audit committee will prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

13. Related Party Transactions. The audit committee will review periodically, but no less frequently than annually, a summary of the Company’s transactions with directors and officers of the Company and with entities that employ directors, as well as any other material related-party transactions.

14. Hiring Guidelines. The audit committee will approve guidelines for the Company’s hiring of former employees of the independent auditors, which will meet the requirements of applicable law and listing standards.

15. Establishment of Whistleblowing Procedures. The audit committee will establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

16. Review of Legal and Regulatory Compliance. The audit committee will periodically review with management, including the general counsel, and the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s code of conduct and ethics. The Committee also will meet periodically and separately with the Company’s general counsel to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

17. Other Responsibilities. The audit committee also will carry out such other duties that may be delegated to it by the board of directors from time to time.

E. Charter

1. Annual Review. The audit committee will review and reassess the adequacy of this charter on an annual basis.

2. Inclusion in Proxy Statement. The audit committee will cause a copy of the charter to be included in the Company’s annual proxy statement filed with the Securities and Exchange Commission as required by applicable law or regulation.

March 19, 2003

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Appendix B

RESTATED

CERTIFICATE OF INCORPORATION

OF

ITC^DELTACOM, INC.

ITC^DeltaCom, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name under which the corporation was originally incorporated is ITC^DeltaCom, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 24, 1997.

2. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

3. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

4. The text of the Certificate of Incorporation of the corporation is hereby amended, restated and integrated to read in its entirety as follows:

ARTICLE 1

NAME

The name of the corporation is ITC^DeltaCom, Inc. (the “Corporation”).

ARTICLE 2

REGISTERED OFFICE AND REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805 in the county of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE 3

PURPOSE

The purpose or purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the “Delaware General Corporation Law”). The Corporation shall have all powers necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE 4

CAPITAL STOCK

The Corporation shall have the authority to issue a total of three hundred sixty million (360,000,000) shares of capital stock, each with a par value of $0.01, consisting of three hundred fifty million (350,000,000) shares of Common Stock (“Common Stock”) and ten million (10,000,000) shares of Preferred Stock (“Preferred Stock”). The Corporation shall not issue any class of non-voting capital stock. Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Preferred Stock and Common Stock may, without a class or series vote, be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority in voting power of the outstanding shares entitled to vote, voting together as a single class.

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ARTICLE 5

COMMON STOCK

Except as required by law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights, powers and privileges, subject to the same qualifications, limitations and restrictions. The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock set forth in this Restated Certificate of Incorporation (including any Certificate of Designation filed to establish any series of Preferred Stock).

ARTICLE 6

PREFERRED STOCK

Section A. Preferred Stock. The Corporation is expressly authorized, subject to the rights, if any (fixed in accordance with the provisions of Section A of this Article 6), of the holders of any then outstanding shares of Preferred Stock, to issue shares of Preferred Stock from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation (the “Board”), each of such series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority, subject to the rights, if any (fixed in accordance with the provisions of Section A of this Article 6), of the holders of any then outstanding shares of Preferred Stock, to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of each such series, including, but without limiting the generality of the foregoing, the following:

1. The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board in the resolution or resolutions establishing such series) may be increased (but not above the total number of shares of Preferred Stock) or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board.

2. The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative, and the dates at which any such dividends shall be payable.

3. The right, if any, of the holders of such series of Preferred Stock to convert such series into, or to exchange or redeem such series for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion, exchange or redemption price or prices or rate or rates, any adjustments thereof, the date or dates at which such series shall be convertible, exchangeable or redeemable and all other terms and conditions of such conversion, exchange or redemption.

4. Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed.

5. The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation.

6. The terms and amount of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of the Preferred Stock.

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7. The voting powers of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock.

8. Any other rights, powers and preferences of shares of such series of Preferred Stock as are permitted by law.

Section B. Rights of Preferred Stock.

1. After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of Section A of this Article 6), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of Section A of this Article 6), and subject further to any other conditions that may be fixed in accordance with the provisions of Section A of this Article 6, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends, as may be declared from time to time by the Board, out of any assets legally available for the payment of dividends thereon.

2. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Section A of this Article 6), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of Section A of this Article 6), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

3. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Section A of this Article 6 granting the holders of one or more series of Preferred Stock exclusive or special voting powers with respect to any matter, each holder of Common Stock shall have one vote in respect to each share of Common Stock held on all matters voted upon by the stockholders, provided, however, that except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either voting separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the Delaware General Corporation Law.

4. The powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s 8% Series A Convertible Redeemable Preferred Stock are set forth in Appendix A hereto and are incorporated herein by reference.

5. The powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s 8% Series B Convertible Redeemable Preferred Stock are set forth in Appendix B hereto and are incorporated herein by reference.

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ARTICLE 7

BYLAWS

The Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Any Bylaw adopted by the Board may be amended or repealed by the stockholders, and the stockholders may adopt new Bylaws.

ARTICLE 8

BOARD OF DIRECTORS

Section A. Management of Business and Affairs of the Corporation; Voting. The business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided in this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock), each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board.

Section B. Election. The directors of the Corporation shall not be required to be elected by written ballots unless the Bylaws of the Corporation so provide. Except as otherwise provided by statute, this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or the Bylaws of the Corporation, directors shall be elected by a plurality of the votes cast of the shares present in person or represented by proxy at the meeting held for such purposes and entitled to vote thereon. Certain stockholders of the Corporation are entitled to designate directors for nomination for election to the Board pursuant to the Governance Agreement (as defined below).

Section C. Vacancies. Except as otherwise provided by law or in the Corporation’s Bylaws or fixed pursuant to the provisions of Article 6 hereof relating to the rights of the holders of any series of Preferred Stock to elect directors and fill vacancies, any newly created directorship or vacancy on the Board resulting from death, resignation, disqualification, removal or other cause may be filled (i) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or (ii) by the stockholders. Any director elected in accordance with the preceding sentence shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is duly elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Section D. Directors Elected by Holders of Preferred Stock. Notwithstanding the foregoing, whenever, pursuant to the provisions of Article 6 hereof, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation and any Certificate of Designation applicable thereto.

Section E. Number of Directors Constituting the Board. Except as otherwise provided for or fixed in the Corporation’s Bylaws or pursuant to Article 6 hereof relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be not less than four (4) nor, prior to October 6, 2006, more than fifteen (15), with the then-authorized number of directors being fixed from time to time by the Board and the initial authorized number of directors constituting the entire Board being fixed at eleven (11).

ARTICLE 9

DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or

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which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No modification or repeal of the provisions of this Article 9 shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.

ARTICLE 10

AMENDMENTS

The Corporation reserves the right to amend this Restated Certificate of Incorporation in any manner permitted by applicable law, and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

ARTICLE 11

THE GOVERNANCE AGREEMENT

The Governance Agreement dated as of October 6, 2003 among the Corporation and the other parties thereto, as amended from time to time, is referred to herein as the “Governance Agreement.” Each reference in this Restated Certificate of Incorporation to the Governance Agreement shall be null and void and have no further force and effect following the termination of the Governance Agreement in accordance with its terms.

*    *    *

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by its                          this                 , 200  .

ITC^DELTACOM, INC.

By:

Name: Title:

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Appendix C

ITC^DELTACOM, INC.

AMENDED AND RESTATED STOCK INCENTIVE PLAN

ITC^DELTACOM, INC.

AMENDED AND RESTATED STOCK INCENTIVE PLAN

ITC`DELTACOM, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its Amended and Restated Stock Incentive Plan (the “Plan”) as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, key employees, outside directors and other persons, and to motivate such officers, key employees, outside directors and other persons to serve the Company and its Affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees, outside directors and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock, stock units, unrestricted stock, stock appreciation rights and cash-based performance awards in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and all Service Providers (as defined herein) shall in all cases be non-qualified stock options.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1.	“Affiliate” of, or Person “affiliated” with, a Person means any company or other Person that controls, is controlled by or is under common control with such first Person within the meaning of Rule 405 of Regulation C under the Securities Act.

2.2.	“Annual Incentive Award” means a Grant made subject to the attainment of performance goals (as described in Section 15 hereof) over a performance period of up to one year (which shall be the Company’s fiscal year, unless otherwise specified by the Committee).

2.3.	“Award Agreement” means the stock option agreement, restricted stock agreement, stock unit agreement, stock appreciation right agreement or other written agreement between the Company and a Grantee that evidences and sets forth the terms and conditions of a Grant.

2.4.	“Board” means the Board of Directors of the Company.

2.5.	“Capitalization Change” means a transaction in which the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares of capital stock, exchange of shares of capital stock, stock dividend or other distribution payable in shares of capital stock, or other increase or decrease in shares of capital stock effectuated without receipt of consideration by the Company, which occurs after the Effective Date.

2.6.	“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.7.	“Committee” means the Compensation Committee of the Board or other committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board. During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, at least two members of the Committee shall qualify in all respects as (i) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act or any successor rule or regulation, (ii) “outside directors” for purposes of Code section 162(m) and (iii) “independent directors” as required by rules, regulations or practices promulgated by The NASDAQ Stock Market, Inc. or any other stock exchange or market on which the Stock is traded (but only to the extent so required), unless in the case of each of clauses (i), (ii) and (iii) the Board determines that satisfaction of such requirements is impracticable, unnecessary or inconsistent with contractual obligations of the Company.

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2.8.	“Company” means ITC^DeltaCom, Inc., a Delaware corporation.

2.9.	“Corporate Transaction” means any of the following transactions: (i) the dissolution or liquidation of the Company; (ii) a merger, consolidation or reorganization of the Company in which the Company is not the surviving corporation; (iii) a sale of all or substantially all of the assets of the Company to another Person; or (iv) any other transaction (including a merger or reorganization in which the Company is the surviving corporation) that results in any Person, other than the Existing Stockholders, beneficially owning (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the combined voting power of all classes of voting securities of the Company.

2.10.	“Covered Employee” means a Grantee who is a Covered Employee within the meaning of Code section 162(m)(3).

2.11.	“Director” means a member of the Board.

2.12.	“Disability” means permanent and total disability as defined in Code section 22(e)(3).

2.13.	“Effective Date” means October 29, 2002.

2.14.	“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.15.	“Executive Officer” means “executive officer” of the Company within the meaning of Rule 3b-7 under the Exchange Act, and, solely for purposes of Section 10.8 hereof, to the extent inconsistent with Rule 3b-7 under the Exchange Act, each other individual who may be deemed to be an “executive officer” within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002.

2.16.	“Existing Stockholders” means the WCAS Securityholders and their Affiliates.

2.17.	“Fair Market Value,” with respect to any Grant Date or other date of determination, means the closing price of a share of Stock reported on the Stock Exchange on the most recent trading date immediately preceding such Grant Date or other date of determination on which a closing price was so reported. Notwithstanding the foregoing, in the event that the shares of Stock are listed or admitted to trading on more than one Stock Exchange, Fair Market Value means the closing price of a share of Stock reported on the Stock Exchange that trades the largest volume of shares of Stock on the applicable trading date. If the Stock is not at the time listed or admitted to trading on a Stock Exchange, Fair Market Value means the mean between the lowest reported bid price and highest reported asked price of a share of Stock on the applicable trading date in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Board and regularly reporting the market price of the Stock in such market. If the Stock is not listed or admitted to trading on any Stock Exchange or traded in the over-the-counter market, Fair Market Value shall be as determined in good faith by the Board.

2.18.	“Governance Agreement” means the Governance Agreement, dated as of July 2, 2003, as amended from time to time, among the Company, WCAS Capital Partners III, L.P., Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Information Partners, L.P. and certain individual investors and trusts listed on the signature pages thereto.

2.19.	“Grant” means an award of an Option, Restricted Stock, a Stock Unit, Unrestricted Stock, a Stock Appreciation Right, a Performance Award or an Annual Incentive Award under the Plan.

2.20.	“Grant Date” means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves a Grant or (ii) such other date as may be specified by the Board or such Committee.

2.21.	“Grantee” means a Person who receives or holds a Grant of an Option, Restricted Stock, a Stock Unit, a Stock Appreciation Right, Unrestricted Stock, a Performance Award or an Annual Incentive Award under the Plan.

2.22.	“Immediate Family Members” of a Grantee means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Grantee, including adoptive relationships, or any individual sharing the Grantee’s household (other than a tenant or employee).

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2.23.	“Incentive Stock Option” means an “incentive stock option” within the meaning of Code section 422.

2.24.	“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.25.	“Option Period” means the period during which Options may be exercised as set forth in Section 10 hereof.

2.26.	“Option Price” means the purchase price for each share of Stock subject to an Option.

2.27.	“Outside Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.28.	“Performance Award” means a Grant made subject to the attainment of performance goals (as described in Section 15 hereof) over a performance period of up to ten (10) years.

2.29.	“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock issuer, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

2.30.	“Plan” means this ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan, as amended from time to time.

2.31.	“Plan of Reorganization” means the Company’s plan of reorganization confirmed by order of the United States Bankruptcy Court for the District of Delaware entered on October 17, 2002 in In re ITC^DeltaCom, Inc. (Case No. 02-11848) (MFW)).

2.32.	“Reporting Person” means a Person who is required to file reports under Section 16(a) of the Exchange Act.

2.33.	“Restricted Period” means the period during which Restricted Stock or Stock Units are subject to restrictions or conditions pursuant to Section 12.2 hereof.

2.34.	“Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 12 hereof that are subject to restrictions and to a risk of forfeiture.

2.35.	“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.36.	“Service Provider” means a consultant or adviser to the Company or a Subsidiary, a manager of the properties or affairs of the Company or a Subsidiary, or other similar service provider or Affiliate of the Company or a Subsidiary, and employees of any of the foregoing, as such persons may be designated from time to time by the Board pursuant to Section 6 hereof.

2.37.	“Stock” means the common stock, par value $0.01 per share, of the Company.

2.38.	“Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 13 hereof.

2.39.	“Stock Exchange” means the OTC Bulletin Board, The NASDAQ Stock Market, Inc. and any established national or regional stock exchange on which the Stock is listed or admitted to trading.

2.40.	“Stock Unit” means a unit awarded to a Grantee pursuant to Section 12 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

2.41.	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code section 424(f).

2.42.	“Successor” means any corporation that is a successor corporation to the Company in a transaction described in Section 20.3 hereof, and any parent or subsidiary corporation thereof.

2.43.	“Unrestricted Stock” means an award of Stock granted to a Grantee pursuant to Section 14 hereof.

2.44.

“WCAS Securityholders” means, collectively, (i) WCAS Capital Partners III, L.P., (ii) Welsh, Carson, Anderson & Stowe VIII, L.P., (iii) WCAS Information Partners, L.P., (iv) each of the individual investors

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and trusts that executed the Governance Agreement as “WCAS Securityholders,” (v) the Affiliates of any of the persons referred to in clauses (i), (ii), (iii) and (iv) above, (vi) the related persons of any of the persons referred to in clauses (i), (ii), (iii) and (iv) above and (vii) the WCAS Securityholder Permitted Transferees.

2.45.	“WCAS Securityholder Permitted Transferees” means the individuals who are the heirs, executors, administrators, testamentary trustees, legatees, beneficiaries, spouses or lineal descendants of any of the WCAS Securityholders who are natural persons.

3. ADMINISTRATION OF THE PLAN

3.1. Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation, bylaws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation, bylaws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final, binding and conclusive. As permitted by law, the Board may delegate its authority under the Plan to a member of the Board or an Executive Officer; provided, however, that, unless otherwise provided by resolution of the Board, only the Board or the Committee may make a Grant to a Reporting Person of the Company and establish the number of shares of Stock that may be subject to Grants with respect to any fiscal period.

3.2. Committee.

The Board from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 hereof and in other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation, bylaws and applicable law. In the event of any such delegation to a Committee, and as the context requires, reference in this Plan to the Board shall be a reference to the Committee. In the event that the Plan, any Grant or any Award Agreement provides for any action to be taken or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section 3.2. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. As permitted by law, the Committee may delegate the authority delegated to it by the Board under the Plan to a member of the Board or an Executive Officer; provided, however, that, unless otherwise provided by the Board, only the Board or the Committee may make a Grant to a Reporting Person of the Company and establish the number of shares of Stock that may be subject to Grants during any fiscal period.

3.3. Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority (i) to designate Grantees, (ii) to determine the types of Grants to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant, including, without limitation, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof, including any lapse relating to a change in control of the Company) relating to the vesting, exercise, transfer or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or

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conditions that may be necessary to qualify Options as Incentive Stock Options, (v) to prescribe the form of each Award Agreement evidencing a Grant, (vi) to make Grants alone, in addition to, in tandem with, or in substitution or exchange for any other Grant or any other award granted under another plan of the Company or a Subsidiary and (vii) to amend, modify or supplement the terms of any outstanding Grant. Such authority shall specifically include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States of America to recognize differences in local law, tax policy or custom. As a condition to any subsequent Grant, the Board shall have the right, in its sole discretion, to require Grantees to return to the Company any Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the subsequent Grant is made. The Board’s authority pursuant to this Section 3.3 shall include the authority, with the consent of the affected Grantee, to cancel any Option or other Grant and to substitute a new Option or other Grant covering the same or a different number of shares of Stock and with the same or different vesting schedule and other terms. Without limiting the generality of the foregoing, in the case of a substitute Option, the new Option may have the same, a higher or a lower Option Price. The Board’s authority pursuant to this Section 3.3 shall include the authority to implement an exchange of Grants by means of an exchange offer.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of, or in conflict with, any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee.

The Board may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including the converting of such credits into deferred Stock equivalents.

3.4. No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4. STOCK SUBJECT TO THE PLAN

4.1. Aggregate Limitation.

Subject to adjustment as provided in Section 20 hereof, the aggregate number of shares of Stock available for issuance under the Plan pursuant to Options or other Grants shall be seven million three hundred thousand (7,300,000) shares, which may be authorized but unissued shares, treasury shares, or issued and outstanding shares that are purchased in the open market or otherwise. Any shares of Stock granted under the Plan which are forfeited to the Company because of the failure to meet an award contingency or condition shall again be available for issuance pursuant to new awards granted under the Plan. Any shares of Stock covered by an award (or portion of an award) granted under the Plan which is forfeited or canceled, expires or is settled in cash shall be deemed not to have been issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. If any Option is exercised by tendering shares of Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of an Option or a stock option under any prior plan of the Company as herein described, only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. Shares of Stock issued under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards resulting from the acquisition of another Person shall not reduce the maximum number of shares available for issuance under the Plan.

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4.2. Other Plan Limits.

Subject to adjustment as provided in Section 20 hereof, the maximum number of shares of Stock that may be delivered through Options intended to be Incentive Stock Options shall be three million six hundred fifty thousand (3,650,000) shares.

4.3. Payment Shares.

Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Board may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including the plan of any Person acquired by the Company, and such shares of Stock used as such payment shall not count against the limitation on the maximum number of shares specified in Section 4.2 hereof.

4.4. Application of Aggregate Limitation.

The Board may adopt reasonable counting procedures to ensure appropriate counting, to avoid double counting (as, for example, in the case of tandem or substitute awards) and to make adjustments if the number of shares of Stock actually delivered differs from the number of shares of Stock previously counted in connection with a Grant.

4.5. Per-Grantee Limitation.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i)	in any fiscal year, no Person eligible for a Grant under Section 6 hereof may be awarded Options for purposes of the Plan exercisable for greater than one million (1,000,000) shares of Stock (subject to adjustment as provided in Section 20 hereof);

(ii)	in any fiscal year, the maximum number of shares of Restricted Stock that may be awarded under the Plan (including for this purpose any shares of Stock represented by Stock Units) to any Person eligible for a Grant under Sections 12 and 14 hereof is one million (1,000,000) shares for purposes of the Plan (subject to adjustment as provided in Section 20 hereof);

(iii)	in any fiscal year, the maximum number of shares of Stock that may be the subject of SARs awarded to any Grantee under Section 13 hereof is five hundred thousand (500,000) shares for purposes of the Plan (subject to adjustment as provided in Section 20 hereof); and

(iv)	the maximum amount that may be earned as an Annual Incentive Award or other cash Grant in any fiscal year by any one Grantee shall be $3,000,000 and the maximum amount that may be earned as a Performance Award or other cash Grant in respect of a performance period by any one Grantee shall be $5,000,000.

4.6. Book Entry.

Notwithstanding any other provision of the Plan to the contrary, the Company may, in its sole discretion, use the book-entry method of recording Stock ownership in lieu of issuing certificates evidencing Stock ownership for any purpose under the Plan.

5. EFFECTIVE DATE AND TERM OF THE PLAN

5.1. Effective Date.

The Plan was effective as of the Effective Date. The Plan as herein amended and restated shall be effective as of October 28, 2003 (the “Amendment and Restatement Date”), subject to approval of the amended and

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restated Plan by the holders of a majority of the combined voting power of all classes of capital stock of the Company within one year after the Amendment and Restatement Date. Upon approval of the amended and restated Plan by the stockholders, all Grants made under the Plan on or after the Amendment and Restatement Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Amendment and Restatement Date. If the stockholders of the Company fail to approve the amended and restated Plan within the one-year period set forth in this Section 5.1, any Grants made hereunder of a type not authorized, or in excess of the number of shares available for Grants, under the Plan prior to its amendment and restatement shall be null and void and of no effect and the applicable terms of the Plan shall be the terms in effect immediately prior to the Amendment and Restatement Date.

5.2. Term.

The Plan shall terminate ten years after the Amendment and Restatement Date.

6. PERMISSIBLE GRANTEES

6.1. Employees and Service Providers.

Subject to the provisions of Section 7 hereof, Grants may be made under the Plan to (i) any employee of the Company or a Subsidiary, including any such employee who is an officer or director of the Company, (ii) an Outside Director, (iii) a Service Provider or employee of a Service Provider who provides, or who has provided, services to the Company or any Subsidiary, and (iv) any other individual whose participation in the Plan is determined by the Board to be in the best interests of the Company, as the Board shall determine and designate from time to time.

6.2. Multiple Grants.

An eligible Person may receive more than one Grant, subject to such restrictions as are provided in the Plan.

7. LIMITATIONS ON GRANTS OF INCENTIVE STOCK OPTIONS

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or a Subsidiary, (ii) to the extent specifically provided in the related Award Agreement and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which such Options were granted.

8. AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements issued from time to time or at the same time need not contain similar provisions, but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed to be non-qualified stock options.

9. OPTION PRICE

The Option Price of each Option shall be no less than the Fair Market Value of a share of Stock on the Grant Date and stated in the Award Agreement evidencing such Option; provided, however, that in the event that a

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Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code sections 422(b)(6) and 424(d) (relating to ownership of more than ten percent (10%) of the Company’s outstanding shares of Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock. Notwithstanding the foregoing, the Options for 2,000,000 shares of Stock granted by the Company pursuant to the Plan of Reorganization shall have the Option Prices set forth in the Plan of Reorganization and shall be non-qualified stock options.

10. VESTING, TERM AND EXERCISE OF OPTIONS

10.1. Vesting and Option Period.

Subject to Sections 10.2 and 20 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 10.1, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable shall constitute the “Option Period” with respect to such Option.

10.2. Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and thereafter stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code sections 422(b)(6) and 424(d) (relating to ownership of more than ten percent (10%) of the Company’s outstanding shares of Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its date of grant.

10.3. Acceleration.

Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised.

10.4. Termination of Employment or Other Relationship for a Reason Other than Death or Disability.

Unless otherwise provided in the applicable Award Agreement as approved by the Board, upon the termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries other than by reason of death or Disability, any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 10.1 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 10.1 hereof but has not been exercised shall, subject to Section 17 hereof, terminate at the close of business upon the expiration of three months following the Grantee’s termination of employment or other relationship (or, if such day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday). Upon such termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, whose determination shall be final, binding and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company, a Subsidiary or a Service Provider, or is engaged as a Service Provider or an

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Outside Director. Whether a termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries shall have occurred shall be determined by the Board, whose determination shall be final, binding and conclusive.

10.5. Rights in the Event of Death.

Unless otherwise provided in the applicable Award Agreement as approved by the Board, if a Grantee dies while employed by or providing services to the Company or a Subsidiary, all Options granted to such Grantee that have not previously terminated shall fully vest on the date of such Grantee’s death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within one year after the date of such Grantee’s death and prior to termination of any Option pursuant to Section 10.2 hereof, to exercise any Option held by such Grantee at the date of such Grantee’s death.

10.6. Rights in the Event of Disability.

Unless otherwise provided in the applicable Award Agreement as approved by the Board, if a Grantee’s employment or other relationship with the Company or a Subsidiary is terminated by reason of the Disability of such Grantee, such Grantee’s Options that have not previously terminated shall fully vest, and shall be exercisable for a period of one year after such termination of employment or other relationship, subject to earlier termination of such Options as provided in Section 10.2 hereof. Whether a termination of employment or other relationship is considered to be by reason of Disability for purposes of the Plan shall be determined by the Board, whose determination shall be final, binding and conclusive.

10.7. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option granted pursuant to the amended and restated Plan be exercised, in whole or in part, prior to the date on which the amended and restated Plan is approved by the stockholders of the Company as provided in Section 5.1 hereof, or after ten years following the date upon which any Option is granted, or after the occurrence of an event referred to in Section 20 hereof which results in termination of the Option.

10.8. Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, addressed to the attention of the Board. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares of Stock available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (a) in cash or in cash equivalents acceptable to the Company; (b) to the extent permitted by law and at the Board’s discretion, through the actual or constructive tender to the Company of shares of Stock, which shares of Stock, if acquired from the Company, shall have been held for at least six months prior to such tender and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (c) to the extent permitted by law and at the Board’s discretion, by a combination of the methods described in clauses (a) and (b) above.

Except as otherwise provided in the applicable Award Agreement as approved by the Board, and subject to the limitation provided in the last sentence of this paragraph with regard to the Company’s Executive Officers and Directors, if at the time of exercise the Stock is publicly traded on the OTC Bulletin Board, The NASDAQ Stock Market, Inc., an established securities exchange or any other market, the Grantee may exercise an Option

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by delivering a written direction to the Company that such Option will be exercised pursuant to a “cashless” exercise/sale procedure (pursuant to which funds to pay for exercise of the option shall be delivered to the Company by a broker upon receipt of stock certificates from the Company) or a “cashless” exercise/loan procedure (pursuant to which the Grantee shall obtain a margin loan from a broker to fund the exercise). Such a procedure shall be effectuated through a licensed broker acceptable to the Company. The certificate or certificates for the shares of Stock for which the Option is exercised shall be delivered to such broker as the agent for the individual exercising such Option and the broker shall deliver to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of such Option, plus the amount (if any) of federal and other taxes that the Company may, in its judgment, be required to withhold with respect to the exercise of such Option. The Company’s Executive Officers and Directors shall not be permitted to use the “cashless” method of exercise described in this paragraph without the express prior consent of the Board.

Any attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

10.9. Rights as a Stockholder; Dividend Equivalents.

Unless otherwise provided in the applicable Award Agreement as approved by the Board, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 20 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance. However, the Board may, on such conditions as it deems appropriate, provide that a Grantee shall receive a benefit in lieu of cash dividends that would have been payable on any or all shares of Stock subject to the Grant if such shares of Stock had been outstanding. Without limiting the generality of the foregoing, the Board may provide for payment to the Grantee of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Grantee.

10.10. Delivery of Stock Certificates.

After the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a certificate or certificates evidencing such Grantee’s ownership of the shares of Stock subject to such Option.

11. TRANSFERABILITY OF OPTIONS

11.1. General Rule.

Except as provided in Section 11.2 hereof, during the lifetime of a Grantee, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 11.2 hereof, no Option shall be assignable or transferable by the Grantee to whom such Option is granted, other than by will or the laws of descent and distribution.

11.2. Family Transfers.

To the extent permitted by the Board and under such terms and conditions as may be imposed by the Board, a Grantee may transfer all or part of an Option that is not an Incentive Stock Option to (i) any Immediate Family Member, (ii) any trust in which Immediate Family Members have more than 50% of the beneficial interest, (iii) any foundation in which Immediate Family Members (or the Grantee) control the management of the assets or (iv) any other entity in which Immediate Family Members (or the Grantee) own more than 50% of the voting

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interests; provided that (a) there may be no consideration for any such transfer, and (b) subsequent transfers of transferred Options or transfers of an interest in a trust, foundation or other entity to which an Option has been transferred, except those transfers effectuated in accordance with this Section 11.2 or by will or the laws of descent and distribution, are prohibited. Following such transfer, any such Option shall continue to be subject to the same terms and conditions that were applicable to such Option immediately prior to such transfer, provided that, for purposes of this Section 11.2, the term “Grantee” shall be deemed to refer to the transferee of such Option. The events of termination of employment or other relationship referred to in Section 10.4 hereof shall continue to be applicable with respect to the original Grantee, following which events the applicable Option shall be exercisable by the transferee thereof only to the extent and for the periods specified in Section 10.4, 10.5 or 10.6 hereof.

12. RESTRICTED STOCK

12.1. Grant of Restricted Stock or Stock Units.

The Board from time to time may grant Restricted Stock or Stock Units to persons eligible to receive Grants under Section 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

12.2. Restrictions.

At the time a Grant of Restricted Stock or Stock Units is made, the Board shall establish a period of time (the “Restricted Period”) applicable to such Restricted Stock or Stock Units. Each Grant of Restricted Stock or Stock Units may be subject to a different Restricted Period. At the time a Grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units. Subject to Section 15 hereof, the Board also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or any portion of the Restricted Stock or Stock Units. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

12.3. Restricted Stock Certificates.

Promptly after the Grant Date, the Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, certificates representing the total number of shares of Restricted Stock granted to such Grantee. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends complying with the applicable securities laws and regulations and making appropriate reference to the restrictions imposed under the Plan and such Award Agreement.

12.4. Rights of Holders of Restricted Stock.

Unless otherwise provided in the applicable Award Agreement as approved by the Board, holders of shares of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions which are applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be subject to the restrictions applicable to the original Grant.

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12.5. Rights of Holders of Stock Units.

Unless otherwise provided in the applicable Award Agreement as approved by the Board, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a Grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the shares of Stock. Such Award Agreement may also provide that such cash payment shall be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share on the date that such dividend is paid.

12.6. Termination of Employment or Other Relationship for a Reason Other than Death or Disability.

Unless otherwise provided in the applicable Award Agreement as approved by the Board, upon the termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries, in either case other than, in the case of individuals, by reason of death or Disability, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Grant, including, without limitation, any right to vote such Restricted Stock or any right to receive dividends with respect to Restricted Stock or Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, whose determination shall be final, binding and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company, a Subsidiary or a Service Provider, or is engaged as a Service Provider or an Outside Director. Whether a termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries shall have occurred shall be determined by the Board, whose determination shall be final, binding and conclusive.

12.7. Rights in the Event of Death.

If a Grantee dies while employed by the Company, a Subsidiary or a Service Provider, or while serving as a Service Provider, all Restricted Stock or Stock Units granted to such Grantee shall fully vest on the date of death unless provided otherwise in the applicable Award Agreement relating to such Restricted Stock or Stock Units as approved by the Board. Upon such vesting, the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

12.8. Rights in the Event of Disability.

Unless otherwise provided in the applicable Award Agreement as approved by the Board, if a Grantee’s employment or other relationship with the Company, a Subsidiary or a Service Provider, or service as a Service Provider, is terminated by reason of the Disability of such Grantee, such Grantee’s then unvested Restricted Stock or Stock Units shall be fully vested.

12.9. Delivery of Shares and Payment Therefor.

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Restricted Stock or Stock Units shall lapse, and, unless otherwise provided in the applicable Award Agreement relating to such Restricted Stock or Stock Units as approved by the Board, upon payment by the Grantee to the Company, in cash or by check, of the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units or (ii) the purchase price, if any, specified in such Award Agreement, a certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

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13. STOCK APPRECIATION RIGHTS

13.1. Grant of Stock Appreciation Rights.

The Board may from time to time grant SARs to persons eligible to receive grants under Section 6 hereof, subject to the provisions of this Section 13 and to such restrictions, conditions and other terms as the Board may determine.

13.2. Nature of a Stock Appreciation Right.

An SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one share of Stock on the date of exercise over (y) the grant price of the SAR, as determined by the Board. Unless the Board provides otherwise in the Award Agreement, the grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the Grant Date.

13.3. Terms and Conditions Governing SARs.

The Board shall determine at the Grant Date or thereafter (i) the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including exercise based on achievement of performance objectives or future service requirements), (ii) the time or times at which and the circumstances under which an SAR shall cease to be exercisable, (iii) the method of exercise, (iv) the method of settlement, (v) the form of consideration payable in settlement, (vi) whether or not an SAR shall be in tandem or in combination with any other Grant, and (vii) any other terms and conditions of any SAR.

14. UNRESTRICTED STOCK

The Board may, in its sole discretion, grant Stock (or authorize the Company to sell Stock at par value or such other higher purchase price determined by the Board) free of restrictions other than those required under federal or state securities laws (“Unrestricted Stock”) to persons eligible to receive grants under Section 6 hereof. Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to the Grantee thereof.

15. PERFORMANCE AND ANNUAL INCENTIVE AWARDS

15.1. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of a Grant, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 15.2 hereof in the case of a Performance Award or an Annual Incentive Award intended to qualify under Code section 162(m). If and to the extent required under Code section 162(m), any power or authority relating to a Performance Award or an Annual Incentive Award intended to qualify under Code section 162(m) shall be exercised by the Committee and not the Board.

15.2. Performance or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance Award or an Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code section 162(m), the grant, exercise and/or settlement of such Performance Award or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 15.2. The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this

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Section 15.2. Performance goals shall be objective and shall otherwise meet the requirements of Code section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee shall result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries, business units or business lines of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) earnings before interest expense, taxes, depreciation and amortization; (vi) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (vii) operating margin; (viii) earnings per share; (ix) return on equity; (x) return on capital; (xi) return on investment; (xii) operating earnings; (xiii) working capital; (xiv) revenue; (xv) financial ratios as provided in the Company’s credit agreements; (xvi) minimum cash and cash equivalents, whether restricted or unrestricted; and (xvii) cost savings in connection with acquisitions of other businesses or companies.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code section 162(m). The Committee may establish a Performance Award or an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards. Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

15.3. Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code section 162(m). To the extent required to comply with Code section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

15.4. Status of Section 15.2 Awards Under Code Section 162(m).

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 15.2 hereof which are granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code section 162(m) and regulations thereunder. Accordingly, the terms of Section 15.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code section 162(m) and

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regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a Person designated by the Committee, at the time of grant of a Performance Award or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Award or Annual Incentive Award does not comply or is inconsistent with the requirements of Code section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements or regulations.

16. PARACHUTE LIMITATIONS

If the Grantee is a “disqualified individual” (as defined in Code section 280G(c)), any Grant and any other right to receive any payment or benefit under the Plan shall not vest or become exercisable (i) to the extent that the right to vest or any other right to any payment or benefit, taking into account all other rights, payments or benefits to or for the Grantee, would cause any payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code section 280G(b)(2) as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under any Award Agreements, the Plan and all other rights, payments or benefits to or for the Grantee would be less than the maximum after-tax amount that could be received by the Grantee without causing the payment or benefit to be considered a Parachute Payment. In the event that, but for the provisions of this Section 16, the Grantee would be considered to have received a Parachute Payment under any Award Agreements that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate any rights, payments or benefits under any Award Agreements, the Plan, any other agreements and any benefit arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under any Award Agreements be deemed to be a Parachute Payment.

17. TERMINATION FOR CAUSE

If a Grantee’s employment with the Company or an Affiliate is terminated for Cause (as defined in this Section 17), all vested and unvested Options and SARs held by the Grantee shall terminate immediately. In addition, upon a termination for Cause, the Grantee shall forfeit to the Company an amount equal to the aggregate gain the Grantee recognized pursuant to the vesting or exercise of Grants during the twelve (12) month period preceding the Grantee’s termination of employment (the “Look-back Period”). For this purpose, the aggregate gain recognized by the Grantee shall be equal to the sum of the following: (i) the aggregate spread value of all Options and SARs exercised by the Grantee (including Options and SARs exercised by a family member or family trust) during the Look-back Period, in which the spread value is the difference between the Fair Market Value of the Stock on the date of the Option or SAR exercise and the Option Price or SAR exercise price; (ii) the aggregate value of all shares of Restricted Stock owned by the Grantee that vested during the Look-back Period, minus the purchase price, if any, of such shares of Restricted Stock; and (iii) the aggregate value of all shares of Stock or cash delivered to the Grantee pursuant to Grants of Stock Units or Unrestricted Stock during the Look-back Period. “Cause” means, as determined by the Board and unless otherwise provided in an applicable employment agreement between the Grantee and the Company or an Affiliate (whether or not such employment agreement is effective before the Effective Date), (a) the Grantee’s gross negligence or willful misconduct in connection with the performance of the Grantee’s duties, (b) the Grantee’s conviction of a criminal offense (other than minor traffic offenses) or (c) the Grantee’s material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement between the Grantee and the Company or an Affiliate. Any amount required to be paid by the Grantee to the Company pursuant to this Section 17 shall be reduced by any amount repaid by the Grantee to the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002.

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18. REQUIREMENTS OF LAW

18.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other Person exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification of any shares of Stock subject to a Grant on The NASDAQ Stock Market, Inc. or any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Grantee or any other Person exercising a right emanating from such Grant unless such listing, registration, qualification, consent or approval shall have been effectuated or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any Restricted Stock or shares of Stock underlying Stock Units, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares of Stock unless the Board has received evidence satisfactory to it that the Grantee or any other Person exercising a right emanating from such Grant may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any such determination by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or an SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

18.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options and SARs granted hereunder shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, such provision or action shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement. Those provisions of the Plan that make express reference to Rule 16b-3 under the Exchange Act shall apply only to Reporting Persons of the Company.

19. AMENDMENT AND TERMINATION OF THE PLAN

The Board may amend, suspend or terminate the Plan as to any shares of Stock as to which Grants have not been awarded. Except as permitted under Section 20 hereof, no amendment, suspension or termination of the Plan shall alter or impair any rights or obligations under any Grant previously awarded under the Plan. However, with the consent of the Grantee, the Board may amend any outstanding Award Agreement in a manner not inconsistent with the Plan. Amendments to the Plan not requiring stockholder approval shall become effective when the Board adopts such amendments. Unless otherwise determined by the Board, amendments requiring stockholder approval shall become effective when the Board adopts such amendments, but no Incentive Stock Option issued after the date of any such amendment may be exercised (unless the Option could have been

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exercised without regard to the amendment) unless and until such amendment shall have been approved by the Company’s stockholders. If such stockholder approval is not obtained within one year after the Board’s adoption of such amendment, any Incentive Stock Option granted on or after the date of such amendment shall be canceled to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option.

20. EFFECT OF CHANGES IN CAPITALIZATION

20.1. Capitalization Change.

Subject to Section 20.2 hereof, if there is a Capitalization Change, (i) a proportionate adjustment shall be made in the number and kind of shares which may be delivered under Section 4 hereof and in the Grant limits under Section 4 hereof and (ii) such adjustment shall be made in the number and kind of and price of shares subject to outstanding Grants as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of existing rights. Without limiting the generality of the foregoing, the Company shall adjust the number of shares of Stock subject to outstanding Grants and shall use its reasonable efforts otherwise to adjust such outstanding Grants so that the proportionate interest of the holder of such Grants immediately after a Capitalization Change shall be substantially the same as immediately before such Capitalization Change. Any adjustment in outstanding Grants shall not change the aggregate exercise price, if any, payable with respect to shares subject to the unexercised portion of such Grants, but shall include a proportionate adjustment in the exercise price per share of such Grants. In making adjustments under this Section 20.1, the Company shall follow the rules of Code section 424(a) and the regulations under that section (whether or not any Option is an Incentive Stock Option).

20.2. Reorganizations in Which the Company is the Surviving Corporation not Involving a Change of Ownership.

If the Company is the surviving corporation in any reorganization, merger or consolidation that is not a Corporate Transaction, any Option or SAR granted under the Plan shall apply to the securities that a holder of the number of shares of Stock subject to such Option or SAR would have been entitled to receive immediately following the transaction if the Grantee had exercised such Option or SAR in full immediately before the transaction, with an adjustment of the Option Price of such Option or exercise price per share of such SAR so that the aggregate exercise price of such Option or SAR shall not change. In making adjustments under this Section 20, the Company shall follow the rules of Code section 424(a) and the regulations under that section (whether or not the Option is an Incentive Stock Option). In the event of a transaction described in this Section 20.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

20.3. Reorganization in Which the Company is not the Surviving Corporation or Involving a Change of Ownership; Sale of Assets or Stock.

Upon the occurrence of any Corporate Transaction, the Plan and all outstanding Options and SARs shall terminate, unless the Company or its Successor agrees in writing in connection with the Corporate Transaction to continue the Plan and/or to assume the Options and SARs or to substitute new Options and SARs covering the capital stock of a Successor and to make appropriate equitable adjustments in the number and kind of shares covered by the Options and SARs and the exercise prices of the Options and SARs, in which event the Plan, Options and SARs shall continue on such basis. If the Options, SARs and the Plan are terminated under this Section 20: (i) the vesting of all outstanding Options and SARs shall be accelerated as if each individual holding an outstanding Option or SAR had been employed or provided services for an additional twelve (12) months at the time of such termination; and (ii) each individual holding an outstanding Option or SAR shall be entitled to exercise such Option or SAR, to the extent such Option or SAR is vested, for at least 30 days before the Option or SAR terminates, except that the Board may impose reasonable limitations on a Grantee’s right to exercise an unvested Option or SAR to the extent necessary to avoid the penalty tax that Code section 4999 imposes on

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excess parachute payments. The Board may provide for additional accelerated vesting in the event of a termination under this Section 20 in an Award Agreement or an applicable employment agreement between the Grantee and the Company or an Affiliate (whether or not such employment agreement is effective before the Effective Date). The Board shall send written notice of a Corporate Transaction that will result in such a termination to all individuals who hold Options or SARs not later than the time when the Company mails notice of the proposed transaction to its stockholders. Unvested shares of Restricted Stock and unvested Stock Units shall not become vested or forfeited in the case of a Corporate Transaction unless otherwise provided in the Award Agreement with respect to such shares of Restricted Stock or Stock Units or in an applicable employment agreement between the Grantee and the Company or an Affiliate (whether or not such employment agreement is effective before the Effective Date). The treatment of Performance and Annual Incentive Awards in the case of a Corporate Transaction shall be set forth in the applicable Award Agreement.

20.4. Adjustments.

The Board shall make the adjustments to the Stock or securities under this Section 20, and the Board’s reasonable determination in that respect shall be final, binding and conclusive. Neither the Company nor any Successor shall be required to issue any fractional shares of Stock or units of other securities, and any fractions resulting from any adjustment shall be eliminated in each case by rounding upward to the nearest whole share or unit (except that such rounding shall be downward in the case of an Incentive Stock Option).

20.5. No Limitations on Company.

The awarding of Grants pursuant to the Plan shall not affect or limit in any way the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of the Company’s capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of the Company’s business or assets, without the consent of any Grantee.

21. DISCLAIMER OF RIGHTS

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate thereof, or to interfere in any way with any contractual or other right or authority of the Company, a Subsidiary or a Service Provider either to increase or decrease the compensation or other payments to any Grantee at any time, or to terminate any employment or other relationship between any Grantee and the Company or any Affiliate thereof. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement or employment agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or a Subsidiary. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option or SAR except to the extent such shares of Stock shall have been issued upon the exercise of such Option or SAR.

22. NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of Stock options otherwise than under the Plan.

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23. WITHHOLDING TAXES

The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Stock Units or upon the exercise of an Option or SAR or the grant of Unrestricted Stock. At the time of such vesting, lapse or exercise, the Grantee shall pay to the Company or such Subsidiary, as the case may be, any amount that the Company or such Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or such Subsidiary, which may be withheld by the Company or such Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or such Subsidiary to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or such Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 23 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirement.

24. CAPTIONS

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

25. OTHER PROVISIONS

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

26. NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form and, the masculine gender shall include the feminine gender, as the context requires.

27. SEVERABILITY

If any provision of the Plan or any Award Agreement shall be finally determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

28. GOVERNING LAW

The validity and construction of the Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware (without giving effect to the choice of law provisions thereof).

*    *    *    *

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The Plan was duly adopted and approved by the Board of Directors of the Company as of October 29, 2002. The Plan was amended and restated effective October 28, 2003.

The Plan, as amended and restated effective October 28, 2003, was duly approved by the stockholders of the Company effective             , 2003.

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Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.			THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
1. ELECTION OF DIRECTORS			2. To approve an amended form of restated certificate of incorporation of ITC/\DeltaCom, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.
NOMINEES: 01 John Almeida, Jr. 02 Donald W. Burton 03 John J. DeLucca 04 R. Gerald McCarley 05 Thomas E. McInerney 06 Robert C. Taylor 07 Larry F. Williams	FOR all nominees listed except as indicated ☐	WITHHOLD AUTHORITY to vote for all nominees ☐	3. To approve the ITC/\DeltaCom, Inc. Amended and Restated Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)			Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.			☐

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

Signature	Signature	Date
The signature on this Proxy should correspond exactly with stockholder’s name as printed above. In the case of joint tenants, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executors, Administrator, Trustee or Guardian should give their full title.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11PM Eastern Time on Wednesday, December 17, 2003.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/itcd Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

YOUR VOTE IS IMPORTANT

ITC`DELTACOM, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 18, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned HOLDER OF COMMON STOCK OF ITC`DELTACOM, INC. (the “Company”) hereby appoints Douglas A. Shumate and J. Thomas Mullis, or either of them, with full power of substitution, as proxies to cast all votes, as designated on the reverse side of this proxy card, which the undersigned is entitled to cast as a holder of Common Stock at the 2003 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on December 18, 2003, at 11:00 a.m., local time, at the New Horizon Community Theatre, 411 West 8th Street, West Point, Georgia, and at any adjournment or postponement thereof, upon the following matters and any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

(Continued and to be signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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